EXHIBIT 10(aa)

                              CEL-SCI CORPORATION

                      Schedule Required by Instruction 2 to
                           Item 601 of Regulation S-K


                                                                        Shares of Series A
Name of Claimant                    Address of Claimant                 Preferred Stock (1)       Amount of Note (1)
---------------                     -------------------                 -------------------       ------------------

Iroquois Master Fund Ltd.             641 Lexington Ave., 26th FL.                1,142          $1,395.917.18
                                      New York, New York  10022
                                      Attn: Mitchell R. Kulick

Smithfield Fiduciary LLC              c/o Highbridge Capital Management, LLC        372            $454,542.68
                                      40 West 57th Street
                                      New York, NY 10019

American Capital Management, LLC      112 West 18th Street -- Suite 3A              411            $502,583.99
  as successor-in-interest to         New York, NY 10011
  Castlerigg  Master Investments,     Attn: Philip Mirabelli
  Ltd.


Portside Growth and Opportunities     c/o Ramius LLC                                336            $410,900.24
  Fund                                599 Lexington Avenue - 19th Floor
                                      New York, NY 10022
                                      Attn: Greg Sandukas, Esq.


Bristol Investment Fund, Ltd.         c/o Bristol Capital Advisors, LLC             284            $347,116.37
                                      6353 W. Sunset Blvd., Suite 4006
                                      Hollywood, CA 90028
                                      Attn: Amy Wang, Esq.
                                      Paul Kessler


Cranshire Capital, L.P.               3100 Dundee Road, Suite 703                   293            $358,247.35
                                      Northbrook, Illinois 60062
                                      Attn:  Mitchell P. Kopin


Rockmore Investment Master Fund, Ltd. c/o Rockmore Capital, LLC                     303            $369,788.89
                                      150 East 58th Street - 28th Floor
                                      New York, NY 10155
                                      Attn: Michael DiLernia, Esq.


Longview Fund, LP                     c/o Viking Asset Management, LLC              182            $222,098.82
                                      66 Bovet Road
                                      San Mateo, CA 94402
                                      Attn: S. Michael Rudolph


American Capital Management, LLC       112 West 18th Street -- Suite 3A             191            $233,573.14
   as successor-in-interest to         New York, NY 10011
   Crescent International, Ltd.        Attn: Philip Mirabelli


Option Opportunities Company          716 Oak Street                                310            $378,866.71
                                      Winnetka, IL 60093
                                      Attn: Daniel Warsh


Hudson Bay Overseas Fund, Ltd.        120 Broadway, 40th Floor                       53             $65,022.58
                                      New York, New York 10271
                                      Attention: Yoav Roth


Hudson Bay Fund, LP                   120 Broadway, 40th Floor                       30             $36,575.32
                                      New York, New York 10271
                                      Attention: Yoav Roth


Otago Partners, LLC                   c/o Roth Capital Partners                      83            $101,597.82
                                      730 5th Avenue - 25th Floor
                                      New York, NY 10019
                                      Attn: Michael Chill


Paragon Capital, LP                   110 East 59th Street - 22nd Floor              60             $73,168.91
                                      New York, NY 10022
                                      Attn: Alan P. Donenfeld
      Totals:                                                                     4,050          $4,950,000.00
                                                                                  =====          =============

(1)  Issuance  of shares  and  notes is  contingent  upon  closing  of  Exchange
     Agreement.

                               EXCHANGE AGREEMENT

      This EXCHANGE AGREEMENT (the "Agreement"), dated May 16, 2011, is by and among CEL-SCI Corporation, a Colorado corporation (the "Company"), Iroquois Master Fund Ltd., Smithfield Fiduciary LLC, Portside Growth and Opportunity Fund, Cranshire Capital LP, Rockmore Investment Master Fund Ltd., American Capital Management, LLC, Longview Fund, LP, Option Opportunities Corp., Hudson Bay Fund LP, Hudson Bay Overseas Fund Ltd., Otago Partners, LLC, Paragon Capital LP and Bristol Investment Fund, Ltd. (collectively, the "Claimants" and each individually, a "Claimant").

                                    RECITALS

      A. Iroquois Master Fund Ltd., Smithfield Fiduciary LLC, Castlerigg Master Investments Ltd., Portside Growth and Opportunity Fund, Bristol Investment
Fund, Ltd., Cranshire Capital LP, Rockmore Investment Master Fund Ltd., Longview Fund, LP, Nite Capital, LP, Crescent International Ltd., Truk Opportunity Fund, LLC, Truk International Fund, LP, Otago Partners, LLC, and Paragon Capital LP (collectively, the "Original Purchasers") entered into a Securities Purchase Agreement, dated as of August 4, 2006 (the "Securities Purchase Agreement"), with the Company. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

      B. Pursuant to the Securities Purchase Agreement, the Company issued to the Original Purchasers (i) Senior Secured Convertible Notes due August 4, 2011, in the aggregate original principal amount of $8,300,000, which were convertible into shares of Common Stock (as defined below) pursuant to the terms thereof and
(ii) warrants to initially purchase up to 4,825,581 shares of Common Stock in the aggregate.

      C. The Claimants (or one of their predecessor(s) in interest) brought an action in the United States District Court for the Southern District of New York (the "Court"), docket number 09 Civ. 8912 (HB) (THK) (the "Action"), alleging that the Company breached various terms of the Securities Purchase Agreement and various other provisions of the Transaction Documents (as defined in the Securities Purchase Agreement).

      D. The Company denies the allegations asserted in the Action and asserts affirmative defenses.

      E. The Company and each of the Claimants desire to settle all disputes between them in accordance with the terms of this Agreement so as to avoid the risk, expense and inconvenience of litigation and not as an admission of liability or merit with respect to any claims or defenses asserted by any of them.

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

      F. In exchange for the Claimant Claims (as defined below), the Company has authorized (i) the payment of $3,000,000 in the aggregate to the Claimants, (ii) the issuance of a series of preferred stock entitled the "Series A Convertible Preferred Stock" (the "Preferred Stock"), which Preferred Stock shall be convertible into shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), (as converted, collectively, the "Preferred Conversion Shares") in accordance with the terms of the Preferred Stock (the aggregate stated value of all shares of Preferred Stock shall be $4,050,000) and (iii) the issuance of senior secured convertible notes in the aggregate original principal amount of $4,950,000, in the form attached hereto as Exhibit A (each a "Note" and collectively, the "Notes"), which Notes shall be convertible into shares of Common Stock (as converted, collectively, the "Note Conversion Shares"), in accordance with the terms of the Notes.

      G. The rights, preferences and other terms and provisions of the Preferred Stock are set forth in the Certificate of Designations of Series A Convertible Preferred Stock in the form attached hereto as Exhibit B (the "Certificate of Designations"). The Preferred Conversion Shares and the Note Conversion Shares are collectively referred to herein as the "Conversion Shares." The Preferred Stock, the Preferred Conversion Shares, the Notes and the Note Conversion Shares are collectively referred to herein as the "Securities."

      H. Except as expressly contemplated by the Security Documents (as defined below), the Notes will be secured by a first priority perfected security interest in all of the assets of the Company and its Subsidiary (as defined below) as evidenced by a security agreement, in substantially the form attached hereto as Exhibit C (the "Security Agreement" and together with the other security documents and agreements entered into in connection with this Agreement and each of such other documents and agreements, as each may be amended or modified from time to time, collectively, the "Security Documents"), and the Company's Subsidiary will execute a guaranty, in the form attached hereto as Exhibit D (each a "Guaranty" and collectively, the "Guaranties"), in favor of each Claimant pursuant to which each of them guarantees the obligations of the Company under certain of the Transaction Documents (as defined below).

      I. The exchange of the Claimant Claims for the $3,000,000 in the aggregate, the Preferred Stock, the Notes and the Guaranties will be made in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the "1933 Act").

                                   AGREEMENTS

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Claimant and the Company hereby agree as follows:

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

       1. Court Order; Filing of Additional Listing Application; Closing.

     (a) Court Order and Additional Listing Application. Upon the execution and delivery of this Agreement, the parties will cause their respective counsel to file a joint application with the Court seeking the Court's approval of the terms of this Agreement and the transactions contemplated hereunder and under the other Transaction Documents (such order is referred to herein as the "Court Order" which will be filed with the Court under seal to the extent necessary to preserve the confidentiality of the bank account information on Schedule 1 hereto). On or before the third (3rd) Business Day immediately following the entry of the Court Order on the docket of the Court, the Company shall file an Additional Listing Application with the Principal Market covering all of the Conversion Shares (the "Listing Application").

     (b) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company's counsel, Wilk Auslander LLP, at 675 Third Avenue, New York, New York 10017, commencing at 10:00 a.m. local time on the third (3rd) Business Day immediately following the Company's receipt of written approval of the Listing Application by the Principal Market for all of the Conversion Shares (such approval of the Listing Application for all of the Conversion Shares is referred to herein as the "Listing Approval"), or such other date and time as the Claimants and the Company may mutually determine (the "Closing Date"). The deliveries actually delivered under Section 1(c) and Section 1(d) at the Closing shall be deemed delivered simultaneously.

     (c) Company's Deliveries at the Closing. Subject to each Claimant's compliance with Section 1(d), at the Closing the Company shall:

          (i) pay an aggregate of $3,000,000 by wire transfer of immediately available funds, to the account set forth on Schedule 1 attached hereto;

          (ii) deliver to each Claimant a stock certificate representing the number of shares of Preferred Stock as is set forth opposite such Claimant's name in column (3) on the Schedule of Claimants attached hereto, duly executed on behalf of the Company and registered in the name of such Claimant or its designee;

          (iii) deliver to each Claimant a Note in the original principal amount as is set forth opposite such Claimant's name in column (4) on the Schedule of Claimants attached hereto, duly executed on behalf of the Company and registered in the name of such Claimant or its designee;

          (iv) deliver its signature page to the Escrow Agreement (as defined below) to Kobre & Kim LLP;

          (v) deliver the Subordination and Intercreditor Agreement, in the form attached hereto as Exhibit E (the "Subordination Agreement"), executed by Maximilian de Clara and the Company; and

(vi)  deliver the other documents, instruments and certificates set forth in
      Section 7(a).

(d) Claimant's Deliveries at the Closing. Subject to the Company's compliance with Section 1(c), at the Closing each Claimant shall deliver to the
      Company:

(i) a Stipulation of Dismissal, in the form attached hereto as Exhibit F (the "Stipulation"), executed by Kobre & Kim LLP, pursuant to which the Claimants voluntarily dismiss the Action with prejudice in accordance with Federal Rules of Civil Procedure 41(a);

(ii) an escrow agreement executed by Kobre & Kim LLP as counsel to the Claimants, and such Claimant regarding the Confessions of Judgment (as defined below) in the form attached hereto as Exhibit G (the "Escrow Agreement"); and

(iii) the documents set forth in Section 7(b).

     2. No Legends; Stop Transfer Instructions. Except for the legend expressly required by Section 4(c)(vi) of the Certificate of Designations, neither the shares of Preferred Stock, nor the Notes nor any certificates evidencing any Conversion Shares shall bear any restrictive or other legends. Except for the restrictions on transfer of the Notes and shares of Preferred Stock expressly set forth in Section 15 of the Notes and Section 20 of the Certificate of Designations, respectively, the Company shall not, and the Company shall not cause any other Persons (as defined in the Notes) to, issue any stop-transfer order, instruction or other restriction with respect to any of the shares of Preferred Stock, any of the Notes or any of the Conversion Shares.

     3. Company Release. The Company, on its own behalf and on behalf of its Subsidiaries and its and their respective officers and directors (the Company and all of the foregoing Persons are referred to herein as ("Company Releasors"), hereby irrevocably, fully and unconditionally releases and forever discharges each Claimant and each of such Claimant's present and former directors, officers, shareholders, members, partners, managers, employees, investment managers, investment advisers, Affiliates (as defined below) (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls each Claimant within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and each of the present and former directors, officers, shareholders, members, partners, employees, and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each Claimant and all such other Persons referred to above in this paragraph are referred to herein collectively as the "Claimant Releasees") from all claims, actions, obligations, causes of action, suits, losses, omissions, damages, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys' fees and costs of defense and investigation), expenses and liabilities, of every name and nature, whether known or unknown, absolute or contingent, suspected or unsuspected, matured or unmatured, both at law and in equity, (collectively, "Claims") which any Company Releasor may now own, hold, have or claim to have against any of the Claimant Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company and its Subsidiaries (collectively, the "Company Claims"), including, without limitation, all the Company Claims in any way based upon, arising out of, or in connection with the Action. The Company, on behalf of itself and its successors, assigns and other legal representatives and all of the other Company Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to any of the Company Releasors or the matters released by the Company Releasors in this Agreement not to) sue any of the Claimant Releasees on the basis of or related to or in connection with any Company Claim herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall (i) release or relieve any obligations of any Claimant under this Agreement or under any other Transaction Document to which it is a party or (ii) prohibit the applicable Company Releasor from asserting any affirmative defense or counterclaim that arose prior to the date and time of this Agreement against the applicable Claimant Releasee who is not a Claimant Releasor in any action brought by such Claimant Releasee against such Company Releasor for a Claim arising prior to the date and time of this Agreement (it being understood and agreed for clarification purposes that Claimant Releasors are not permitted to bring any action for any Claimant Claims). "Affiliate," with respect to a Person, has the meaning set forth in Rule 405 promulgated by the SEC under the 1933 Act.

     4. Claimant Release. Each Claimant, on its own behalf and on behalf of its officers and directors (or managers (as applicable)) (such Claimant and all of the foregoing Persons are referred to herein as ("Claimant Releasors"), hereby irrevocably, fully and unconditionally releases and forever discharges the Company and its present and former officers, directors, employees, Subsidiaries and Affiliates (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, and each of the present and former directors, officers, shareholders, members, partners, employees, and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (the Company and all such other Persons referred to above in this paragraph are referred to herein collectively as the "Company Releasees") from all Claims which such Claimant Releasors may now own, hold, have or claim to have against any of the Company Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company and its Subsidiaries (collectively, the "Claimant Claims"), including, without limitation, all such Claimant's Claimant Claims in any way based upon, arising out of, or in connection with the Action. Each Claimant on behalf of itself and its successors, assigns and other legal representatives and its other Claimant Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to such Claimant's Claimant Releasors or the matters released by such Claimant's Claimant Releasors in this Agreement not to) sue any of the Company Releasees on the basis of or related to or in connection with any of such Claimant's Claimant Claims herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall (i) release or relieve any obligations of the Company or any Subsidiary under this Agreement or any of the other Transaction Documents, (ii) release or relieve any obligations of the Company under any warrants to purchase Common Stock held by any Claimant (provided that it is expressly understood and agreed that Claimant Claims that are being released include, without limitation, all claims arising out of the Company's transaction with Byron Biopharma in March 2009 and all claims related to anti-dilution adjustments under the Warrants and the notes issued pursuant to the Securities Purchase Agreement) or (iii) prohibit the applicable Claimant Releasor from asserting any affirmative defense or counterclaim that arose prior to the date and time of this Agreement against the applicable Company Releasee who is not a Company Releasor in any action brought by such Company Releasee against such Claimant Releasor for a Claim arising prior to the date and time of this Agreement (it being understood and agreed for clarification purposes that Company Releasors are not permitted to bring any action for any Company Claims).

     5. Company Representations and Warranties. The Company represents and warrants to each of the Claimants that:

     (a) Organization. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company has no Subsidiaries other than Viral Technologies, Inc. "Subsidiaries" means any Person in which the Company, directly or indirectly, (I) owns all or substantially all of the outstanding capital stock or holds all or substantially all equity or similar interest of such Person or (II) controls or operates all or substantially all of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a "Subsidiary."

     (b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents (as defined below) and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the shares of Preferred Stock and the reservation for issuance and issuance of the Preferred Conversion Shares issuable upon conversion of the shares of Preferred Stock and the issuance of the Notes and the reservation for issuance and issuance of the Note Conversion Shares issuable upon conversion of the Notes) have been duly authorized by the Company's board of directors and each of its Subsidiaries' board of directors or other governing body, as applicable, and except for the filing of the Certificate of Designations, no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents will be prior to the consummation of the transactions contemplated hereby, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Prior to the consummation of the transactions contemplated hereby, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. "Transaction Documents" means, collectively, this Agreement, the Notes, the Certificate of Designations, the Security Documents, the Guaranties, the Escrow Agreement, the Subordination Agreement, the Confessions of Judgment, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto or any of the Subsidiaries in connection with the transactions contemplated hereby and thereby, as they may be amended from time to time.

     (c) Issuance of Securities. The issuance of the shares of Preferred Stock and the Notes has been duly authorized, and upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the date hereof, the Company shall have reserved from its duly authorized capital stock not less than 100% of the sum of (i) the maximum number of Preferred Conversion Shares issuable upon conversion of the shares of Preferred Stock (assuming for purposes hereof that the shares of Preferred Stock are convertible at the initial Conversion Price (as defined in the Certificate of Designations) and without taking into account any limitations on the conversion of the shares of Preferred Stock set forth in the Certificate of Designations) and (ii) the maximum number of Note Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that the Notes are convertible at the initial Conversion Price (as defined in the Notes) and without taking into account any limitations on the conversion of the Notes as set forth in the Notes). Upon conversion in accordance with the Certificate of Designations or the Notes (as the case may be), the Preferred Conversion Shares and the Note Conversion Shares, respectively, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the shares of Preferred Stock, the Notes and the Guaranties is exempt from registration pursuant to Section 3(a)(10) under the 1933 Act. The issuance by the Company of the Preferred Conversion Shares and the Note Conversion Shares will be exempt from registration pursuant to Section 3(a)(9) under the 1933 Act. The offer and issuance by the Company of the Securities and the Guaranties is exempt from the Trust Indenture Act of 1939, as amended. Except for the restrictions on transfer expressly set forth in
Section 15 of the Notes and Section 4(c)(iv) of the Certificate of Designations, all of the Securities are freely transferable and freely tradable by each of the Claimants without restriction.

     (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the shares of Preferred Stock, the Preferred Conversion Shares, the Notes and the Note Conversion Shares and the reservation for issuance of the Preferred Conversion Shares and Note Conversion Shares) will not (i) result in a violation of the Articles of Incorporation (as defined in the Certificate of Designations) (including, without limitation, any certificate of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the NYSE Amex (the "Principal Market")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations could not reasonably be expected to have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) of the Company or any Subsidiary, either individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or
(iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

     (e) Consents. Except for the filing of the Certificate of Designations, the approval of the Listing Application by the Principal Market and the Court Order, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. Except for the filing of the Certificate of Designations, the filing of the Listing Application with the Principal Market, and the approval thereof, and the Court Order, all consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain at or prior to the consummation of the transactions contemplated by this Agreement have been obtained or effected on or prior to the consummation of the transactions contemplated by this Agreement, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any Subsidiary from obtaining or effecting any of the registration, application or filings contemplated by the

Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

     (f) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and each Claimant's ownership of the Securities, together with all other securities now or hereafter owned or acquired by such Claimant. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

     (g) Transfer Taxes. On the date hereof, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the offer, issuance and transfer of the Securities to be issued to each Claimant hereunder and under the other Transaction Documents will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

     (h) Equity Capitalization(i) . As of the date hereof, the authorized capital stock of the Company consists of (i) 450,000,000 shares of Common Stock, of which, 207,940,300 are issued and outstanding and 84,931,547 shares are reserved for issuance pursuant to Convertible Securities (as defined in the Notes) and Options (as defined in the Notes) and (ii) 200,000 shares of preferred stock, of which, none are issued and outstanding. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable.

     (i) Ranking of Notes. Subject to the terms of the Subordination Agreement (as defined in the Notes), no Indebtedness (as defined in the Notes) of the Company will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

     (j) Investment Company Status. The Company is not, and upon the consummation of the transactions contemplated by this Agreement will not be, an "investment company," an affiliate of an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     (k) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Claimants or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the settlement of the Action, the existence of the transactions contemplated by this Agreement and the other Transaction Documents and the terms thereunder. The Company understands and confirms that each of the Claimants will rely on the foregoing representations in effecting transactions in securities of the Company.

     (l) Assignment of Claims. There has been no actual assignment or transfer or purported assignment or other transfer by any Company Releasor of all or any portion of any Company Claim or other matter or any interest which has been released by any Company Releasor by any provision of this Agreement. The Company is the sole owner and real party-in-interest regarding all Company Claims and other matters released by the Company Releasors pursuant to this Agreement.

     (m) Evaluation. The Company has read this Agreement, has had sufficient opportunity to investigate and ask questions of its counsel, and to inform itself of whatever information and facts that the Company desires to receive and know in order to knowingly enter into this Agreement and the transactions contemplated by this Agreement.

     (n) Compliance. During the period commencing on April 4, 2011, and ending immediately prior to the execution of this Agreement by the Company, the Company has not, directly or indirectly, (i) engaged in any conduct designed to manipulate the price of the Common Stock or (ii) violated in any material respect any provision of the 1933 Act or the 1934 Act (including the rules and regulations promulgated thereunder) applicable to the Company.

     6. Claimant Representations and Warranties. Each Claimant, severally and not jointly, represents and warrants to the Company with respect to only itself that:

     (a) Organization. Such Claimant is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out its obligations hereunder.

     (b) Validity; Enforcement. Each of this Agreement, and the other Transaction Documents to which such Claimant is a party, has been duly and validly authorized, executed and delivered on behalf of such Claimant and constitutes the legal, valid and binding obligations of such Claimant enforceable against such Claimant in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

     (c) No Conflicts. The execution, delivery and performance by such Claimant of this Agreement and the other Transaction Documents to which it is a party and the consummation by such Claimant of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Claimant, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Claimant is a party, or
(iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Claimant, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Claimant to perform its obligations hereunder and thereunder.

     (d) Advice of Counsel. Such Claimant has read this Agreement, has had sufficient opportunity to investigate and ask questions of its counsel, and of the Company (including the review of the Company's documents filed with the SEC (as defined below)) and to inform itself of whatever information and facts that such Claimant desires to receive and know in order to knowingly enter into this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents.

     (e) Certain Trading Activities Prior to Execution. Such Claimant has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Claimant during the period commencing on April 4, 2011, and ending immediately prior to the execution of this Agreement by such
Claimant:  (i)  engaged in any  transactions  in the  securities  of the Company
(including, without limitation, any Short Sales (as defined in the Notes) involving the Company's securities), (ii) engaged in any conduct designed to manipulate the price of the Common Stock or (iii) violated in any material respect any provision of the 1933 Act or the 1934 Act (including the rules and regulations promulgated thereunder) applicable to such Claimant solely with respect to transactions in securities of the Company.

     (f) Assignment of Claims. There has been no actual assignment or transfer or purported assignment or other transfer by such Claimant of all or any portion of any of such Claimant's Claimant Claim or other matter or any interest which has been released by such Claimant by any provision of this Agreement. Such Claimant is the sole owner and real party-in-interest regarding such Claimant's Claimant Claims and other matters released by such Claimant pursuant to this Agreement.

     7. Additional Deliveries.

     (a) The Company shall deliver to each Claimant (other than as expressly set forth in Section 7(a)(xii) at the Closing:

          (i) Duly executed versions of the other Transaction Documents to which the Company is a party.

          (ii) Duly executed versions of the Transaction Documents to which the Subsidiary is a party.

          (iii) The opinion of Hart & Trinen, LLP, the Company's counsel, in the form previously approved by the Claimants.

          (iv) A copy of the Irrevocable Transfer Agent Instructions that have been delivered to and acknowledged in writing by the Transfer Agent.

          (v) A certificate evidencing the formation and good standing of the Company and the Subsidiary in each such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within twenty (20) days prior to the date of the Court Order.

          (vi) A certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within twenty (20) days prior to the date of the Court Order.

          (vii) A certified copy of the Articles of Incorporation, and all amendments thereto, as of a date within twenty (20) days prior to the date of the Court Order as certified by the Colorado Secretary of State.

          (viii) A certified copy of the Certificate of Designations as certified by the Colorado Secretary of State.

          (ix) A certified copy of the Subsidiary's certificate of incorporation or formation as certified by the Secretary of State (or comparable office) of the Subsidiary's jurisdiction of incorporation or formation within ten
     (10) days prior to the date of the Court Order.

          (x) A certificate, in the form previously provided to the Company, executed by the Secretary of the Company and the Subsidiary dated as of the date of the Court Order, certifying as to (i) the resolutions consistent with Section 5(b) as adopted by the Company's and the Subsidiary's board of directors, (ii) the Articles of Incorporation and the organizational documents of the Subsidiary then in effect and (iii) the bylaws of the Company and the Subsidiary then in effect.

          (xi) In accordance with the terms of the Security Documents, appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of any Claimant, desirable to perfect the security interests purported to be created by each Security Document.

          (xii) Deliver to Kobre & Kim LLP, as counsel to the Claimants, Affidavits of Confession of Judgment, in the forms of Exhibit H attached hereto (the "Confessions of Judgment"), executed by the Company.

     (b) Each Claimant shall deliver to the Company at the Closing duly executed signature pages by such Claimant to the Transaction Documents to which such Claimant is a party, including the signature page to such Claimant's Note.

     8. Transfer Agent Instructions. On or before the Closing, the Company shall issue irrevocable instructions to Computershare Trust Company, Inc. (together with any subsequent transfer agent, the "Transfer Agent") in the form previously provided to the Company (the "Irrevocable Transfer Agent Instructions") to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company ("DTC") through DTC's Fast Automated Securities
Transfer Program, registered in the name of each Claimant or its respective nominee(s), for the Preferred Conversion Shares and the Note Conversion Shares in such amounts as specified from time to time by each Claimant to the Company upon conversion of shares of Preferred Stock or Notes (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 8 will be given by the Company to its Transfer Agent with respect to the Securities, and that, except for the restrictions on transfer expressly set forth in Section 15 of the Notes and Section 20 of the Certificate of Designations, the Securities shall otherwise be freely transferable on the books and records of the Company. If a Claimant effects a sale, assignment or transfer of Conversion Shares, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Claimant to effect such sale, transfer or assignment.

     9. Listing. The Company shall use best efforts to maintain the listing or designation for quotation (as the case may be) of all Conversion Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system, as the Common Stock may be listed or designated for quotation (as the case may be). The Company shall use best efforts to maintain the Common Stock's listing or designation for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board, or in each case, any successor thereto. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 9.

     10. "Blue Sky" Compliance. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for issuance to each Claimant pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and upon written request, shall provide evidence of any such action so taken to each Claimant. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and issuance of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable "Blue Sky" laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of the Securities to each of the Claimants.

     11. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties solely as to the settlement and compromise of all Company Claims and Claimant Claims between the parties and supersedes and replaces all prior settlement negotiations and proposed agreements, written or oral; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (except as expressly contemplated by Section 4) (i) have any effect on any agreements any Claimant has entered into with, or any instruments any Claimant has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Claimant in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Claimant or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Claimant, or any instruments any Claimant received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Claimant makes any representation, warranty, covenant or undertaking with respect to the matters contained herein or therein. The parties hereto acknowledge that no other party, or agent, representative or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, not contained in this Agreement concerning the subject matter hereof, to induce this Agreement or otherwise, and the parties acknowledge that they have not executed this Agreement in reliance upon such promise, representation, or warranty not contained herein. No party hereto has granted any waiver or release except as, and to the extent, expressly set forth in this Agreement. For clarification purposes, the Recitals are part of this Agreement. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents.

     12. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Claimant from bringing suit or taking other legal action against the Company or any Subsidiary in any other jurisdiction to enforce a judgment or other court ruling in favor of such Claimant. EACH OF THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK COURT IN WHICH THE ACTION WAS PENDING ON THE DATE THE COURT ORDER WAS ENTERED, DOCKET NUMBER 09 CIV. 8912 (HB) (THK), SHALL BE THE COURT TO RETAIN JURISDICTION TO ENFORCE THE TERMS OF THIS AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     13. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified provided confirmation of delivery is kept on file by the sending party), in each case, properly addressed to the party to receive the same, provided that all such notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement to the Company must also be sent via electronic mail to each of the following email addresses: Mrs. Patricia B. Prichep at: pprichep@cel-sci.com, Mr. Gavin de Windt at: gdewindt@cel-sci.com and Mr. Geert R. Kersten at: grkersten@cel-sci.com. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

           CEL-SCI Corporation
           8229 Boone Boulevard, Suite 802
           Vienna, VA 22182
           Telephone: (703) 506-9460
           Facsimile: (703) 506-9471
           Attention:  Ms. Patricia B. Prichep, Senior VP of Operations

        With the mandatory emails to the three email addresses set forth above as contemplated above

        With a copy (for informational purposes only) to:

           William T. Hart, Esq.
           Hart & Trinen, LLP
           1624 Washington Street
           Denver, CO  80203
           Telephone: (303) 839-0061
           Facsimile:  (303) 839-5414
           Attention:  William T. Hart, Esq.

        If to a Claimant:

           To its address or facsimile number (as the case may be) set forth on the Schedule of Claimants attached hereto,

or to such other address and/or facsimile number and/or e-mail address (as the case may be) and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail transmission containing the time, date and recipient facsimile number or e-mail address or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal delivery, receipt by facsimile or receipt from a recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     14. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

     15. Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Agreement instead of just the provision in which they are found.

     16. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

     17. Disclosure of Transactions and Other Material Information. The Company shall, between 4:00 p.m. and 5:30 p.m., New York time, on any Business Day on or before the fourth (4th) Business Day following the earlier to occur of (i) the date of entry of the Court Order on the docket of the Court and (ii) the date of this Agreement, file a Current Report on Form 8-K or a Quarterly Report on Form 10-Q with the SEC (as defined below) describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement, the Certificate of Designations, the form of the Security Documents, the form of Guaranty, the form of Escrow Agreement, the form of Confessions of Judgment, the form of Subordination Agreement and the form of the Notes (but expressly excluding Schedule 1 attached hereto)) (including all attachments, the "SEC Filing"). From and after the filing of the SEC Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Claimants by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the settlement of the Action and the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, issue any announcement or press release, make any filing with the Securities and Exchange Commission (the "SEC") or otherwise make any public disclosure relating to the transactions contemplated by the Transaction Documents, prior to the filing of the SEC Filing with the SEC. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Claimant with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the SEC Filing without the express prior written consent of such Claimant. In the event of a breach of any of the foregoing covenants by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Claimant), in addition to any other remedy provided herein or in the Transaction Documents, such Claimant shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information with one (1) Business Day's prior notice to the Company. No Claimant shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure made in strict conformity with the terms of this Agreement. Without the prior written consent of the applicable Claimant, the Company shall not (and shall cause each of its Subsidiaries and affiliates not to) disclose the name of such Claimant in any written public statement or in any public presentations (other than in substantial conformity with the SEC Filing); provided, however, no prior written consent of any Claimant is required if such disclosure: (x) includes the names of all of the Claimants, or (y) is made in response to an unsolicited inquiry. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that after the disclosure of the transactions as contemplated by this Section 17 no Claimant shall have (unless expressly agreed to by a particular Claimant after the date hereof in a written definitive and binding agreement executed by the Company and such particular Claimant (it being understood and agreed that no Claimant may bind any other Claimant with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any information regarding the Company or any of its Subsidiaries.

     18. Successors and Assigns; No Third Party Beneficiaries; Amendments and Waivers. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, provided that a Claimant may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the other parties hereto, in which event such assignee shall be deemed to be a Claimant hereunder with respect to such assigned rights, provided further that such Claimant will provide the Company with a copy of such assignment (specifying which rights are assigned to the assignee, or retained by the Claimant) within five (5) Business Days after the date of such assignment. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Company Releasees and the Claimant Releasees. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

     19.  Further  Assurances.  Each party shall do and perform,  or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     20. No Pledge of Notes or Shares of Preferred Stock. The Notes and the shares of Preferred Stock may not be pledged by any Claimant or transferee or assignee thereof, including, but not limited to a pledge in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by a Note or shares of Preferred Stock, provided that security interests and liens granted by a Claimant to such Claimant's prime broker and other clearing brokers in such Claimant's Note and/or shares of Preferred Stock shall not be deemed to be a pledge hereunder.

     21. Expenses. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

     22. Indemnification.

     (a) In consideration of each Claimant's execution and delivery of the Transaction Documents to which it is a party and acquiring the Securities hereunder and in addition to all of the other obligations of the Company and its Subsidiaries under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Claimant Releasee from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Claimant Releasee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Claimant Indemnified Liabilities"), incurred by any Claimant Releasee as a result of, or arising out of, or relating to (a) any material misrepresentation or material breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, or
(b) any material breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents, in each case as finally determined by a court of competent jurisdiction. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claimant Indemnified Liabilities which is permissible under applicable law.

     (b) In consideration of the Company's execution and delivery of the Transaction Documents to which it is a party and issuance of the Securities, and cash payments hereunder, each Claimant shall severally, but not jointly, defend, protect, indemnify and hold harmless each Company Releasee from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Releasee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Company Indemnified Liabilities"), incurred by any Company Releasee as a result of, or arising out of, or relating to (a) any material misrepresentation or material breach of any representation or warranty made by such Claimant in any of the Transaction Documents, or (b) any material breach of any covenant, agreement or obligation of such Claimant contained in any of the Transaction Documents, in each case as finally determined by a court of competent jurisdiction. To the extent that the foregoing undertaking by a Claimant may be unenforceable for any reason, the Claimant shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

     23. Survival. The representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. Except as set forth in Section 29, all covenants shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, or the termination hereof or thereof. Each Claimant shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

     24. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

     25. Remedies. The Company, each Claimant and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such parties have been granted at any time under any other agreement or contract and all of the rights which such parties have under any law.

     26. Independent Nature of Claimants' Obligations and Rights. The obligations of each Claimant under the Transaction Documents are several and not joint with the obligations of any other Claimant, and no Claimant shall be responsible in any way for the performance of the obligations of any other Claimant under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Claimant pursuant hereto or thereto, shall be deemed to constitute the Claimants as, and the Company acknowledges that the Claimants do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Claimants are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Claimants are not acting in concert or as a group, and the Company shall not assert in any legal proceeding that the Claimants are acting in concert or as a group in connection with the transactions contemplated by the Transaction Documents. The decision of each Claimant to acquire Securities pursuant to the Transaction Documents has been made by such Claimant independently of any other Claimant. Each Claimant acknowledges that no other Claimant has acted as agent for such Claimant in connection with such Claimant making its acquisition hereunder and that no other Claimant will be acting as agent of such Claimant in connection with monitoring such Claimant's position in the Securities or enforcing its rights under the Transaction Documents. Each Claimant shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Claimant to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the issuance and acquisition of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Claimant, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Claimant. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Claimant, solely, and not between the Company, its Subsidiaries and the Claimants collectively and not between and among the Claimants.

     27. Certain Trading Activities After Execution. Each Claimant covenants and agrees solely with the Company that such Claimant shall not, directly or indirectly, nor will any person acting on behalf of or pursuant to any understanding with such Claimant, effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company's securities) during the period commencing at the time of such Claimant's execution of this Agreement and ending on the filing of the SEC Filing.

     28. Non-Disparagement. The Company shall not (and the Company shall cause its executive officers and directors not to, and shall use its reasonable best efforts to cause its other employees not to) disparage (or induce or encourage others to disparage) any of the following: (i) any Claimant, (ii) any Person who is known by the Company or any of its executive officers or directors to be a Claimant Releasor or (iii) any Person who is known by the Company or any of its executive officers or directors to be an employee, officer, director, member of a limited liability company (other than a passive equity holder thereof), manager, partner or principal of any Claimant or any general partner, investment manager or investment adviser of, or to, any Claimant. Each Claimant shall not (and each Claimant shall cause all of such Claimant's Claimant Releasors not to) disparage (or induce or encourage others to disparage) any of the following: (1) the Company or (2) any Person who is known by such Claimant or such Claimant's Claimant Releasors to be an employee, officer or director of the Company. The obligations of this Section 28 do not preclude any party from providing truthful testimony in response to a subpoena or in any other legal proceeding or when otherwise required by law.

     29. Termination. Notwithstanding anything contained in this Agreement to the contrary, (a) if (i) Listing Approval is not received from the Principal Market by the Company within ten (10) Business Days after the date the Court Order is entered on the docket of the Court, (ii) the Company has not complied with its obligations under Section 1(c) within three (3) Business Days after the Listing Approval is received from the Principal Market, (iii) the Company breaches any of its material obligations under this Agreement prior to the Closing or (iv) the Closing shall not have occurred (other than as a result of a breach by any Claimant of any of its obligations under this Agreement) within fifteen (15) Business Days after the date of this Agreement, then, at the election of the Required Holders (as defined in the Notes) (determined as if all Notes were issued pursuant to this Agreement and were then outstanding in the original principal amounts set forth in column (4) of the Schedule of Claimants attached hereto) delivered in writing to the Company within five (5) Business Days after the occurrence of the latest of the foregoing, this Agreement shall be terminated and be null and void ab initio (provided that in the case of the occurrence of only clause (i) above, if such election is not so delivered in writing to the Company in accordance with the foregoing and the Closing occurs notwithstanding the occurrence of clause (i), then each Claimant shall deliver to the Company at the Closing a written waiver that waives any breaches by the Company under this Agreement and the other Transaction Documents that arose solely as a result of the occurrence of clause (i)), (b) if (I) any Claimant has not complied with its obligations under Section 1(d) within three (3) Business Days after the Listing Approval is received from the Principal Market, (II) any Claimant breaches any of its material obligations under this Agreement prior to the Closing or (III) the Closing shall not have occurred (other than as a result of a breach by the Company of any of its obligations under this Agreement) within fifteen (15) Business Days after the date of this Agreement, then, at the election of the Company delivered in writing to the Claimants within five (5) Business Days after the occurrence of the latest of the foregoing, (x) in the case of an occurrence of clauses (I) or (II) above, this Agreement shall be terminated and be null and void ab initio with respect to the applicable Claimant or with respect to all Claimants (as indicated in such election) and
(y) in the case of an occurrence of clause (III) above, this Agreement shall be terminated and be null and void ab initio and (c) this Agreement is subject to the obtaining of the Court Order and entry of the Court Order on the docket of the Court, and if the Court Order is not obtained, or entered on the docket of the Court, within five (5) Business Days after the date hereof, then this Agreement shall automatically be terminated and be null and void ab initio. The provisions of Section 17 and Section 28 of this Agreement shall terminate on the first anniversary after the earlier of: (a) the indefeasible payment in full of all obligations under all the Notes and the Certificate of Designations and (b) the conversion of all of the Notes and shares of the Preferred Stock.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                                          CEL-SCI CORPORATION


                                          By:__________________________
                                          Its:__________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                                          [CLAIMANT]


                                          By:__________________________
                                          Its:__________________________

                              SCHEDULE OF CLAIMANTS


            (1)                     (2)                (3)            (4)
                                                    Number of
                               Address and      Preferred Shares  of Original
         Claimant            Facsimile Number        Stock       Amount of Note
         --------            ----------------   ---------------- --------------

 Iroquois Master Fund Ltd.  641 Lexington Ave.,
                            26th FL.New York,
                            New York
                            80022
                            Attn: Mitchell R.
                            Kulick
                            Facsimile: (212)          1,142     $1,395,917.18
                            207-3452

  Smithfield Fiduciary LLC  c/o Highbridge
                            Capital Management,
                            LLC
                            40 West 57th Street        372       $454,542.68
                            New York, NY 10019
                            Facsimile: (212)
                            287-4915

      American Capital
     Management, LLC as     112 West 18th Street
  successor-in-interest to  -- Suite 3A
     Castlerigg Master      New York, NY 10011         411       $502,583.99
     Investments, Ltd.      Attn: Philip Mirabelli
                            Facsimile: (212)
                            207-8277

    Portside Growth and     c/o Ramius LLC
      Opportunity Fund      599 Lexington Avenue
                            19th Floor
                            New York, NY 10022
                            Attn: Greg Sandukas,       336       $410,900.24
                            Esq.
                            Facsimile: (212)
                            201-4890

  Bristol Investment Fund,  c/o Bristol Capital
            Ltd.            Advisors, LLC
                            6353 W. Sunset Blvd.,
                            Suite 4006
                            Hollywood, CA 90028        284       $347,116.37
                            Attn: Amy Wang, Esq.
                            Paul Kessler
                            Facsimile: (323)
                            960-3805

  Cranshire Capital, L.P.   3100 Dundee Road,
                            Suite 703
                            Northbrook, Illinois
                            60062
                            Attn:  Mitchell P.         293       $358,247.35
                            Kopin
                            Facsimile: (847)
                            562-9031

 Rockmore Investment Master c/o Rockmore Capital,
         Fund, Ltd.         LLC
                            150 East 58th Street
                            - 28th Floor
                            New York, NY 10155         303       $369,788.89
                            Attn: Michael
                            DiLernia, Esq.
                            Facsimile: (212)
                            258-2815

     Longview Fund, LP      c/o Viking Asset
                            Management, LLC
                            66 Bovet Road
                            San Mateo, CA 94402
                            Attn: S. Michael           182       $222,098.82
                            Rudolph
                            Facsimile: (650)
                            638-0551

      American Capital      112 West 18th Street
     Management, LLC as     -- Suite 3A
  successor-in-interest to  New York, NY 10011
Crescent International, Ltd.Attn: Philip Mirabelli     191       $233,573.14
                            Facsimile: (212)
                            207-8277

 Option Opportunities Corp. 716 Oak Street
                            Winnetka, IL 60093
                            Attn: Daniel Warsh         310       $378,866.71
                            Facsimile: (847)
                            559-5807

 Hudson Bay Overseas Fund,  120 Broadway, 40th
     Ltd.                   Floor
                            New York, New York
                            10271                      53         $65,022.58
                            Attention: Yoav Roth
                            Facsimile:  (646)
                            214-7946

    Hudson Bay Fund, LP     120 Broadway, 40th
                            Floor
                            New York, New York
                            10271                      30         $36,575.32
                            Attention: Yoav Roth
                            Facsimile:  (646)
                            214-7946

    Otago Partners, LLC     c/o Roth Capital
                            Partners
                            730 5th Avenue - 25th
                            Floor
                            New York, NY 10019         83        $101,597.82
                            Attn: Michael Chill
                            Facsimile: (212)
                            315-0160

    Paragon Capital, LP     110 East 59th Street
                            - 22nd Floor
                            New York, NY 10022
                            Attn: Alan P.              60         $73,168.91
                            Donenfeld
                            Facsimile: (212)
                            202-5022

Totals:                                             4,050         $4,950,000

                                  Schedule I

                              Wire Instructions

                                Exhibit Index


     Exhibit A - Form of Note

     Exhibit B - Form of Certificate of Designations

     Exhibit C - Form of Security Agreement

     Exhibit D - Form of Guaranty

     Exhibit E - Form of Subordination Agreement

     Exhibit F - Form of Stipulation

     Exhibit G - Form of Escrow Agreement

     Exhibit H - Forms of Confessions of Judgment

                                   EXHIBIT A

                  [FORM OF SENIOR SECURED CONVERTIBLE NOTE]

                               CEL-SCI CORPORATION

                         SENIOR SECURED CONVERTIBLE NOTE


Issuance Date:  May [__], 2011          Original Principal Amount: U.S.
$[_________]

      FOR VALUE RECEIVED, CEL-SCI Corporation, a Colorado corporation (the "Company"), hereby promises to pay to the order of [_________________] or its registered assigns ("Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date (each as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon any Installment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Senior Secured Convertible Notes issued pursuant to the Exchange Agreement (as defined below) (collectively, the "Notes" and such other Senior Secured Convertible Notes, the "Other Notes"). Certain capitalized terms used herein are defined in
Section 26.

     1. PAYMENTS OF PRINCIPAL. On each Installment Date (which includes the Maturity Date), the Company shall pay to the Holder an amount in cash equal to the Installment Amount due on such Installment Date by wire transfer of immediately available funds to the account designated by the Holder in writing to the Company at any time after the Issuance Date but at least five (5) Business Days prior to the first Installment Date (and the Holder may designate a different account in writing, from time to time, after such initial designation with respect to any Installment Date by delivering a written notice to the Company at least five (5) Business Days prior to the applicable
Installment Date). Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest.

     2. INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date, shall accrue daily at the Interest Rate on the outstanding Principal amount from time to time, shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and shall be payable in arrears on each Installment Date (each, an "Interest Date") to the record holder of this Note in accordance with Section 1 as part of the applicable Installment Amount due on the applicable Interest Date. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to eighteen percent (18%). In the event that such

Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure, provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

     3. CONVERSION OF NOTES. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

          (a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

          (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

               (i) "Conversion Amount" means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus all accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest.

               (ii) "Conversion Price" means, as of any Conversion Date or other date of determination, $0.67, subject to adjustment as provided herein.

          (c) Mechanics of Conversion.

               (i) Conversion  Prior to Maturity Date. To convert any Conversion
          Amount into shares of Common Stock on any Trading Day (a "Conversion Date"), the Holder shall deliver in accordance with Section 22(a), for receipt on or prior to 5:00 p.m., New York time, on such date, a copy of a fully-completed notice of conversion, in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company that --------- is executed by the Holder. If required by Section 3(c)(iii), within three (3) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 16(b)). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile, e-mail or other electronic means an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Company's transfer agent
          (the "Transfer Agent"). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program (the "FAST Program") and provided further that the Holder's broker is participating the FAST Program and has initiated a request for the shares of Common Stock in the Deposit/Withdrawal at Custodian system ("DWAC System"), credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its DWAC System or (2) if the Transfer Agent is not participating in the FAST Program, on or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice, the Company shall issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 16(c)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all Colorado corporate law purposes as the holder or holders of such shares of Common Stock for record dates on the earlier to occur of (i) the date such shares are so credited or issued or (ii) the third (3rd) Trading Day after the Conversion Date. In the event of a partial conversion of this Note pursuant hereto, the Principal amount converted shall be deducted from the Installment Amount(s) relating to the Installment Date(s) as set forth in the applicable Conversion Notice.

               (ii) Company's Failure to Timely Convert. If the Company shall fail, for any reason or for no reason (other than a dispute subject to the last sentence of Section 3(c)(iv)), to issue to the Holder within three (3) Trading Days after the Company's receipt of a Conversion Notice, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's or its designee's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of any Conversion Amount (as the case may be) (a "Conversion Failure"), then, in addition to all other remedies available to the Holder, the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Note. In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of a Conversion Notice, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or credit the Holder's or its designee's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion hereunder (as the case may be), and if on or after such third (3rd) Trading Day and on or before the tenth (10th) Trading Day after the Company's receipt of such Conversion Notice the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price, including brokerage commissions and other out-of-pocket expenses, if any, (all as reasonably detailed in supporting documentation provided to the Company when such request is made), for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the "Buy-In Price"), at which point the Company's obligation to so issue and deliver such certificate or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate and the amount outstanding under this Note shall be decreased by the Conversion Amount specified in such Conversion Notice that was so submitted by the Holder for conversion hereunder, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of
          (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause
          (ii).

               (iii)  Registration;  Book-Entry.  The Company  shall  maintain a register (the "Register") for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the "Registered Notes"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. Subject to the transfer restrictions expressly set forth in Section 15, a Registered Note may be assigned, transferred or sold in whole, but not in part, only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 16, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within one (1) Business Day of such a request, then the Register shall be automatically updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice)
          requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

               (iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder's portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. Notwithstanding any provision of this Note to the contrary, in the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 21.

          (d) Limitations on Conversions.

               (i)  Beneficial  Ownership.   Notwithstanding   anything  to  the
          contrary contained in this Note, this Note shall not be convertible by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.9% (the "Maximum Percentage") of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-a-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations
          (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written request of the Holder, the Company shall within one
          (1) Business Day confirm in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock. Each delivery of a Conversion Notice by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Common Stock requested by the Holder in such Conversion Notice is permitted under this paragraph.

               (ii) Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes and the shares of Preferred Stock (as defined in the Exchange Agreement) without breaching the Company's obligations under the rules or regulations of the Principal Market or such other securities market or exchange on which the Common Stock is then listed or designated for quotation (as applicable) (the number of shares which may be issued without violating such rules and regulations, the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market or such other market or exchange for issuances of shares of Common Stock in excess of the Exchange Cap or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders (as defined below). Until such approval or such written opinion is obtained, no Claimant (as defined in the Exchange Agreement) shall be issued in the aggregate, upon conversion of any shares of Preferred Stock or any of the Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap multiplied by (ii) the quotient of (1) the aggregate original principal amount of all Notes initially issued to such Claimant pursuant to the Exchange Agreement divided by (2) the aggregate original principal amount of all Notes initially issued to all the Claimants pursuant to the Exchange Agreement (with respect to each Claimant, the "Exchange Cap Allocation"). Each Claimant's Exchange Cap Allocation shall be allocated by such Claimant among the Notes and shares of Preferred Stock held by such Claimant. Upon conversion in full of a Claimant's shares of Preferred Stock and Notes, the difference (if any) between such Claimant's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Claimant upon such Claimant's conversion in full of such shares of Preferred Stock and such Claimant's conversion in full of such Notes shall be allocated to the respective Exchange Cap Allocations of the remaining holders of shares of Preferred Stock and Notes on a pro rata basis in proportion to the shares of Common Stock underlying the shares of Preferred Stock and Notes then held by each such Claimant.

     4. RIGHTS UPON EVENT OF DEFAULT.

     (a) Event of Default. Each of the following events shall constitute an "Event of Default":

          (i) any of the shares of Common Stock issuable upon conversion of this Note have ceased to be freely tradable by the Holder under applicable securities laws for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period after the Company receives notice thereof (whether from the Holder or any other Person);

          (ii) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

          (iii) the Company's (A) failure to cure a Conversion Failure by either
     (x) delivering  the required  number of shares of Common Stock within seven
     (7) Trading Days after the applicable Conversion Date or (y) complying with the last sentence of Section 3(c)(ii), or (B) notice to any holder of the Notes, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

          (iv) at any time following the tenth (10th) consecutive day that the Holder's Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

          (v) the Company places, or instructs any Person to place, any restrictive or other legend on any shares of Common Stock issued to the Holder upon conversion of this Note or otherwise issues any stop transfer (or other restrictive instructions) with respect to any shares of Common Stock issued or issuable to the Holder upon conversion of this Note;

          (vi) the Company's or any Subsidiary's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company's or any Subsidiary's failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Exchange Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, if such failure remains uncured for a period of at least five (5) Business Days after written notice thereof from the Holder to the Company, except that no such notice or cure period shall apply to a failure to pay Principal when and as due under this Note (including, without limitation, any Installment Amount) or to pay to the Holder any Company Redemption Price (as defined in the Certificate of Designations (as defined in the Exchange Agreement)) when and as due pursuant to the terms of the Certificate of Designations;

          (vii) the occurrence of any redemption or acceleration prior to maturity (which has not been subsequently cancelled or cured within five
     (5) Business Days thereafter) of any Indebtedness (as defined below) of the Company or any of its Subsidiaries that is, individually or in the aggregate, in excess of $100,000, other than with respect to any Other Notes;

          (viii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

          (ix) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the commencement by any Person of a Uniform Commercial Code foreclosure sale of a material portion of the Company's or any Subsidiary's assets or any other similar action under federal, state or foreign law;

          (x) the entry by a court of competent jurisdiction of (i) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (ii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of forty-five (45) consecutive days;

          (xi) a final judgment or judgments for the payment of money aggregating in excess of $300,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $300,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment;

          (xii) the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $100,000 due to any third party (other than payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder;

          (xiii) other than as specifically  set forth in another clause of this
     Section 4(a), the Company breaches in any material respect any representation, warranty, covenant or other term or condition of the Exchange Agreement (other than Section 17 and Section 28 thereof), and such breach remains uncured for a period of ten (10) Business Days after written notice thereof from the Holder to the Company;

          (xiv) any material breach or failure by the Company or any Subsidiary to comply with any provision of Section 12 of this Note if such material breach or failure remains uncured for a period of ten (10) Business Days after written notice thereof from the Holder to the Company;

          (xv) any material provision of any Transaction Document (including, without limitation, the Security Documents and Guaranties) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto (provided that at least five (5) Business Days have elapsed after the Company receives written notice thereof from the Holder), or the validity or enforceability thereof shall be contested by, or on behalf of, the Company or any of its Subsidiaries, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, the Security Documents and Guaranties);

          (xvi) the Security Documents shall for any reason fail or cease to create a separate, valid and, except to the extent permitted by the terms hereof or thereof, perfected first priority Lien on the Collateral (as defined in the Security Agreement) in favor of each of the Secured Parties (as defined in the Security Agreement), and such condition remains uncured for a period of ten (10) Business Days after written notice thereof from the Holder to the Company; or

          (xvii) any Triggering Event (as defined in the Certificate of Designations) occurs;

          (xviii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

     (b) Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within two (2) Business Days thereafter deliver written notice thereof via facsimile (an "Event of Default Notice") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this
Section 4(b) shall be redeemed by the Company at a price equal to the greater of
(i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the arithmetic average of the VWAP of the Common Stock for the Trading Days during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the "Event of Default Redemption Price"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 10. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this
Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Event of Default Redemption Notice. In the event of the Company's redemption of any portion of this Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this
Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

     5. RIGHTS UPON FUNDAMENTAL TRANSACTION. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents (as defined in the Exchange Agreement) in accordance with the provisions of this Section 5 pursuant to written agreements, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes and (ii) the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall also deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 13, which shall continue to be receivable thereafter) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

     6. RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

     (a) Purchase Rights. In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or have beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

     (b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note (i) in addition to the shares of Common Stock or other securities receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

     7. ADJUSTMENT OF CONVERSION PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. Without limiting any provision of Section 5, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 5, if the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this
Section 7 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

     8.  NONCIRCUMVENTION.  The  Company  hereby  covenants  and agrees that the
Company will not, by amendment of its articles of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note, and
(iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

     9. RESERVATION OF AUTHORIZED SHARES.

     (a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 100% of the entire Conversion Rate with respect to the entire Conversion Amount of each such Note as of the Issuance Date (without regard to any limitations on conversion contained therein). So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Notes and each change in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held by each holder on and after the Issuance Date or change in the number of reserved shares (as the case may be) (the "Authorized Share Allocation"). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

     (b) Insufficient Authorized Shares. If, notwithstanding Section 9(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty
(60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

     10. HOLDER'S REDEMPTIONS.

     (a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within seven (7) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice. In the event of a redemption of less than all of the Conversion Amount of this Note, if requested by Holder the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 16(c)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice,
(x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 16(c)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price minus (2) the Principal portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of this Note or such new Notes (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) 75% of the arithmetic average of the VWAP of the Common Stock for the Trading Days during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (C) 75% of the arithmetic average of the VWAP of the Common Stock for the five (5) Trading Days immediately preceding the Conversion Date of the applicable conversion. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

     (b) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence described in Section 4(a) of the Other Notes (each, an "Other Redemption Notice"), the Company shall immediately, but no later than two
(2) Business Days of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the eleven (11) Business Day period beginning on and including the date which is five (5) Business Days prior to the Company's receipt of the Holder's applicable Redemption Notice and ending on and including the date which is five (5) Business Days after the Company's receipt of the Holder's applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such eleven (11) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such eleven (11) Business Day period.

     11. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Colorado Business Corporation Act) and as expressly provided in this Note.

     12. COVENANTS. Until this Note has been converted, redeemed or paid in full in accordance with its terms:

     (a) Rank. All payments due under this Note shall rank pari passu with all Other Notes and, subject to the terms of the Subordination Agreement (as defined below), be senior to all other Indebtedness of the Company and its Subsidiaries.

     (b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

     (c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens.

     (d) Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (except for Permitted Interest Payments and the Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

     (e) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock other than the Preferred Stock.

     (f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than
(i) sales, leases, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries that, in the aggregate, do not have a fair market value in excess of $300,000 in any twelve
(12) month period, (ii) drug sales and reimbursements relating to the Company's Multikine drug in the ordinary course of business and (iii) licenses of intellectual property of the Company and its Subsidiaries to and drug distribution agreements with unaffiliated third Persons, provided that no such license or agreement shall (1) sell, assign, transfer, convey or otherwise dispose of any ownership rights in any such intellectual property to any such third Person or (2) result in a license of all or substantially all of the assets of the Company or any of its Subsidiaries unless approved by the Company's stockholders.

     (g) Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date that is, individually or in the aggregate, in excess of $100,000. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, lend money to any Person if such loans from the Company and its Subsidiaries, in the aggregate, exceed $100,000 in any twelve (12) month period.

     (h) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

     (i) New Subsidiaries. Simultaneously with the acquisition or formation of each New Subsidiary, the Company shall immediately cause such New Subsidiary to execute, and deliver to each holder of Notes, all Security Documents and Guaranties as requested by the Holder.

     13. PARTICIPATION. In addition to any adjustments pursuant to Section 7, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

     14. AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Required Holders and the Company shall be required for any change or amendment to this Note. Any amendment effected in accordance with this Section 14 shall be binding upon the Holder and the Company, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of Notes, (2) imposes any obligation or liability on the Holder without the Holder's prior written consent (which may be granted or withheld in the Holder's sole discretion), (3) applies retroactively or (4) relates to Section (i). No consideration shall be offered or paid to the Holder to amend or consent to a waiver or modification of any provision of this Note unless the same consideration is also offered to all of the holders of the Other Notes.

     15.  TRANSFER.  This  Note and any  shares  of  Common  Stock  issued  upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, except that (i) this Note may be offered, sold, assigned or transferred only in whole (the entire then outstanding Principal amount), but not in part or in separate denominations,

(ii) no such transfer, sale or assignment (as the case may be) of this Note shall be effective unless the transferee or assignee (as the case may be) accepts and agrees to the terms of this Note by executing a new holder acknowledgment, in the form attached hereto as Exhibit III, and a counterpart thereof is delivered to the Company and such transferee or assignee (as the case may be) shall be substituted for, and become, the Holder under this Note and
(iii) this Note may not be pledged as collateral (provided that security interests and liens granted by the Holder to the Holder's prime broker and other clearing brokers in this Note shall not be deemed to be a pledge hereunder).

16.   REISSUANCE OF THIS NOTE.

     (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 16(c)), registered as the Holder may request, representing the entire then-outstanding Principal being transferred by the Holder. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

     (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 16(c)) representing the outstanding Principal.

     (c) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and
(v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

     17. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS AND BREACHES. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity, and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

Until this Note has been converted, redeemed or paid in full, the Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Note, provided that if the Company determines that such information and/or documentation so requested by the Holder constitutes material, non-public information regarding the Company and its Subsidiaries, then the Company shall promptly advise the Holder of such determination and the Company shall not provide such information and/or documentation so constituting material, non-public information unless the Holder executes a written confidentiality agreement with respect to such information and/or documentation (on terms acceptable to the Holder and the Company).

     18. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or
(b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys' fees and disbursements.

     19. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

     20. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

     21. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price, the VWAP or fair market value (as the case may be), the arithmetic calculation of the Conversion Rate or the applicable Redemption Price (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via e-mail or facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two
(2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or the Holder (as the case may
be), then the Company shall, within two (2) Business Days, submit via e-mail or facsimile (a) the disputed determination of the Conversion Price, the Closing

Bid Price, the Closing Sale Price, the VWAP or fair market value (as the case may be) to an independent, reputable investment bank selected by the Holder or
(b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price (as the case may be) to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be), and the non-prevailing party (as determined by such investment bank or such accountant (as the case may be)) shall be responsible for the fees and expenses of such investment bank or such accountant (as the case may be). Such investment bank's or accountant's determination, calculation shall be binding upon all parties absent demonstrable error.

     22. NOTICES; PAYMENTS.

     (a) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified provided confirmation of delivery is kept of file by the sending party), in each case, properly addressed to the party to receive the same, provided that all such notices, consents, waivers or other communications required or permitted to be given under the terms of this Note to the Company must also be sent via electronic mail to each of the following e-mail addresses: pprichep@cel-sci.com, gdewindt@cel-sci.com and grkersten@cel-sci.com. The addresses and facsimile numbers for such communications shall be:

                    If to the Company:

                         CEL-SCI Corporation
                         8229 Boone Boulevard, Suite 802
                         Vienna, VA 22182
                         Facsimile: (703) 506-9471
                         Attention:  Ms. Patricia B. Prichep, Senior VP of
                                      Operations;

                    With mandatory e-mails to the three e-mail addresses set forth above as contemplated above

                    If to the Holder:

                        To its address or facsimile number (as the case may be) set forth on its signature page to this Note,

      or to such other address and/or facsimile number and/or e-mail address (as the case may be) and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail transmission containing the time, date and recipient facsimile number or e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

      The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

     (b) Currency. All dollar amounts referred to in this Note are in United States Dollars ("U.S. Dollars"), and all amounts owing under this Note shall be paid in U.S. Dollars.

     (c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer to an account designated in writing at least three (3) Business Days in advance by such Person or by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of the Holder, shall initially be as set forth on the Schedule of Claimants attached to the Exchange Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts (except Interest on this Note) due to the Holder under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

     23. CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

     24. WAIVER OF NOTICE. To the extent permitted by law, and except as otherwise provided in the Transaction Documents, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Exchange Agreement.

     25. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

     26. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)   "Bloomberg" means Bloomberg, L.P.

     (b) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

     (c) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc.(formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 21. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

     (d) "Common Stock" means (i) the Company's shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

     (e) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

     (f) "Convertible Securities" means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

     (g) "Current Subsidiary" means any Person in which the Company on the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, "Current Subsidiaries."

     (h) "Eligible Market" means The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or the Principal Market.

     (i) "Exchange Agreement" means that certain Exchange Agreement, dated as of the Subscription Date, by and among the Company and the initial holders of Notes, as may be amended from time to time in accordance with the terms thereof.

     (j) "Fundamental Transaction" means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions,
(1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

     (k) "GAAP" means United States generally accepted accounting principles, consistently applied.

     (l) "Holder Pro Rata Amount" means a fraction (i) the numerator of which is the original Principal amount of this Note on the Issuance Date and (ii) the denominator of which is the aggregate original principal amount of all Notes issued to the initial purchasers pursuant to the Exchange Agreement on the Issuance Date.

     (m) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

     (n) "Installment Amount" means (i) with respect to any Installment Date other than the Maturity Date, the lesser of (A) the product of (I) $990,000, multiplied by (II) the Holder Pro Rata Amount and (B) the Principal amount then outstanding under this Note as of such Installment Date, and (ii) with respect to the Installment Date that is the Maturity Date, the Principal amount then outstanding under this Note as of such Installment Date, in each case, as any such Installment Amount may be reduced pursuant to the terms of this Note, whether upon conversion, redemption or otherwise, together with, in each case of clauses (i) and (ii), the sum of any accrued and unpaid Interest as of such Installment Date under this Note and accrued and unpaid Late Charges, if any, under this Note as of such Installment Date.

     (o) "Installment Date" means each of the following dates: (i) November 1, 2011; (ii) December 1, 2011; (iii) January 1, 2012; (iv) February 1, 2012; and
(v) the Maturity Date.

     (p) "Interest Rate" means eight percent (8%) per annum, as it may be adjusted from time to time in accordance with Section 2.

     (q) "Maturity Date" shall mean March 1, 2012; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

     (r) "New Subsidiary" means, as of any date of determination, as applicable,
(x) prior to the time that the Company has, directly or indirectly, paid, invested or otherwise transferred $500,000 or more, in the aggregate, after the Subscription Date for capital stock, equity and other similar interests (or rights thereto) in one or more Persons, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires a majority of the outstanding capital stock or holds a majority equity or similar interest (or rights thereto) of such Person or (ii) controls or operates all or more than half of the business, operations or administration of such Person, or (y) from and after the time that the Company has, directly or indirectly, paid, invested or otherwise transferred $500,000 or more, in the aggregate, after the Subscription Date for capital stock, equity and other similar interests (or rights thereto) in one or more Persons, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest (or rights thereto) of such Person or (ii) controls or operates any part of the business, operations or administration of such Person, and all of the foregoing, collectively, "New Subsidiaries."

     (s) "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

     (t) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

     (u) "Permitted Indebtedness" means (i) total Indebtedness of the Company and its Subsidiaries (other than as expressly specified in, and permitted by, clause (ii) below) not to exceed $500,000 in the aggregate outstanding at any time; provided, however, such Indebtedness shall be made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later; (ii) Indebtedness evidenced by this Note and the Other Notes; and (iii) the Indebtedness owed by the Company to Maximilian de Clara that is expressly described in that certain Intercreditor and Subordination Agreement, dated as of the May [ ], 2011, by and among the Company, Maximilian de Clara and each of the Secured Parties and which is subordinated to the rights of each of the Secured Parties as set forth therein (the "Subordination Agreement") (such Indebtedness described in this clause (iii) is referred to herein as the "de Clara Debt").

     (v) "Permitted Interest Payments" means the interest payments expressly permitted to be made to Maximilian de Clara pursuant to the terms of the Subordination Agreement.

     (w) "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent; (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings; (iv) Liens securing the Company's obligations under the Transaction Documents; (v) Liens securing each Subsidiary's obligations under the Transaction Documents (including, without limitation, under the Guaranties); and (vi) Liens securing the de Clara Debt, which are subordinated to the rights of the Secured Parties as set forth in the Subordination Agreement.

     (x) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

     (y) "Principal Market" means the NYSE Amex.

     (z) "Quarter" means each of: (i) the period beginning on and including January 1 and ending on and including March 31; (ii) the period beginning on and including April 1 and ending on and including June 30; (iii) the period beginning on and including July 1 and ending on and including September 30; and
(iv) the period beginning on and including October 1 and ending on and including December 31.

     (aa) "Redemption Notices" means, collectively, Event of Default Redemption Notices, and each of the foregoing, individually, a "Redemption Notice."

     (bb) "Redemption Premium" means (i) in the case of the Events of Default described in Section 4(a) (other than Sections 4(a)(viii) through 4(a)(x)), 110% or (ii) in the case of the Events of Default described in Sections 4(a)(viii) through 4(a)(x), 100%.

     (cc) "Redemption Prices" means, collectively, Event of Default Redemption Prices, and each of the foregoing, individually, a "Redemption Price."

     (dd) "Required Holders" means, as of the applicable date of determination, holders of Notes who then hold in the aggregate a majority of the aggregate principal amount of all Notes outstanding as of such date of determination.

     (ee) "SEC" means the United States Securities and Exchange Commission or the successor thereto.

     (ff) "Short Sale" means a "short sale" as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act.

     (gg) "Subscription Date" means May 16, 2011.

     (hh) "Subsidiaries" means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a "Subsidiary."

     (ii) "Successor Entity" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

     (jj) "Trading Day" means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which the Principal Market or such other securities market or exchange on which the Common Stock is listed or designated for quotation (as applicable) is open for trading of securities.

     (kk) "Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     (ll) "VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc.(formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 21. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

     27. MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

     28. SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement, the other Security Documents and the Guaranties).

     29. WITHDRAWAL RIGHT. Notwithstanding anything to the contrary contained in (and without limiting any other provision of) this Note, whenever the Holder exercises a right, election, demand or option under this Note and the Company does not timely perform its related obligations within the periods provided herein, then the Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

     30. SHORT SALES.

     (a) The Holder hereby agrees that the Holder and its Affiliates (as defined in the Certificate of Designations) will not, from and after the date on which the Holder acquires this Note until the earlier to occur of (i) the date on which this Note is no longer outstanding and (ii) the date on which neither the Holder nor any Affiliate of the Holder holds this Note (such period is referred to herein as the "Restricted Period"), directly or indirectly (including by or through any other Person acting on behalf of or pursuant to any understanding with the Holder or any Affiliate of the Holder), effect a Short Sale of the Common Stock if such contemplated Short Sale of the Common Stock would result in the Holder and its Affiliates (taken together) having, or result in an increase to, an Excess Short Position in the Common Stock (as determined pursuant to the immediately following sentence) immediately following such contemplated Short Sale. An "Excess Short Position in the Common Stock" shall occur only if the number of shares of Common Stock as to which the Holder and its Affiliates (taken together) have outstanding Short Sales of Common Stock that have not been closed out or covered, as of the applicable time of determination, exceeds the sum of (x) the number of shares of Common Stock issuable upon exercise of all warrants of the Company held by the Holder and its Affiliates (taken together) as of the applicable time of determination (disregarding any beneficial ownership limitations contained therein) plus (y) the number of shares of Common Stock held by the Holder and its Affiliates (taken together) as of the applicable time of determination (it being expressly agreed and understood that this clause (y) shall not include any shares of Common Stock issued or issuable upon conversion of this Note or upon conversion of any shares of Preferred Stock held by the Holder or any of its Affiliates).

     (b) Commencing on August 1, 2011, with respect to the period from the date the Holder acquires this Note until July 31, 2011, and every ninety (90) days thereafter during the remainder of the Restricted Period (each such period is referred to herein as a "Period"), the Company may request in writing, but in no event more than three (3) times in total, that the Holder deliver to KPMG LLP, c/o Steven Fishner in New York, New York (the "Accounting Firm") (who will be engaged jointly by the Company and the Holder, the fees and expenses will be borne as contemplated below in Section 30(d) and the engagement letter entered into with the Accounting Firm shall contain the applicable provisions of this

Section 30 (including, without limitation, all obligations of the Accounting Firm hereunder)) true and complete copies of the trading records of the Holder and its Affiliates in the Common Stock ("Trading Records") for the most recently completed Period and any Periods prior thereto for which the Accounting Firm has not previously been requested to make a determination hereunder (such applicable period is referred to herein as the "Review Period"), together with such other relevant information voluntarily provided orally or in writing by the Holder (including, without limitation, any information provided in any consultation with the Accounting Firm) (such other information is referred to herein as "Other Relevant Information") to enable the Accounting Firm to make the determination set forth in clauses (i) and (ii) below of this Section 30(b). The Holder shall deliver the applicable Trading Records to the Accounting Firm for review within ten (10) Business Days after the date on which the Holder receives such applicable request from the Company. If requested by the Accounting Firm to provide Other Relevant Information and the Holder decides to provide such information, the Holder may, within ten (10) Business Days after the date on which the Holder receives such request, deliver such Other Relevant Information in its sole discretion. If the Holder so decides not to provide such Other Relevant Information, the Holder shall inform the Accounting Firm of its election to not so deliver such Other Relevant Information to the Accounting Firm no later than the close of that same ten (10) Business Day period after the date on which the Holder receives such request. The Company shall request the Accounting Firm to review such Trading Records and Other Relevant Information and to deliver to the Company and the Holder, no later than ten (10) Business Days after the date the Accounting Firm receives the applicable Trading Records from the Holder, either, in the determination of the Accounting Firm, (i) a confirmation that no Excess Shorting Event (as defined below) occurred during the applicable Review Period (a "Confirmation") or (ii) a statement that the Accounting Firm is unable to confirm that no Excess Shorting Event occurred during the applicable Review Period (a "Statement") (it being understood and agreed that no Statement shall be a determination that an Excess Shorting Event occurred during the applicable Review Period), provided that if Other Relevant Information is timely delivered to the Accounting Firm by the Holder, then a Confirmation or Statement shall be delivered no later than (10) Business Days after the date the Accounting Firm receives the last of the applicable Other Relevant Information.

     (c) The Company acknowledges and agrees that all Trading Records and all Other Relevant Information so provided by the Holder to the Accounting Firm, and all work product of the Accounting Firm containing information derived from such records and information ("Work Product"), shall be confidential (all of the foregoing, other than the Accounting Firm's Confirmation or Statement delivered to the Company and the Holder, is referred to herein as "Confidential Information"), and such Confidential Information may not be reviewed by, or disclosed by the Accounting Firm or any other Person to, the Company or any other Person without the prior written consent of the Holder (provided, however, that the Company shall maintain its preexisting rights in discovery, if any, that may include obtaining the Trading Records and Other Relevant Information from the Holder in any legal action to enforce its rights under this Section
30). At the conclusion of the Accounting Firm's review for the applicable Review Period, the Accounting Firm shall destroy all Trading Records and Other Relevant Information provided by the Holder and all related Work Product, and the Holder agrees to preserve (and not destroy) all Trading Records in the Holder's possession and copies of all Other Relevant Information furnished in writing, electronically or in other non-verbal form or media to the Accounting Firm. Except for consultations with the Holder requested by the Accounting Firm solely for the purpose of asking clarifying questions about Confidential Information (it being understood and agreed for clarification purposes that such consultations constitute Other Relevant Information and the Holder may decline to participate in such consultations in its sole discretion), neither the Company nor the Holder (or their respective counsel) may have any ex parte communications with the Accounting Firm with respect to any review hereunder. If, at the request of the Company, representatives of the Company and the Holder (or their respective counsel) jointly meet or hold a joint conference call with the Accounting Firm, the Company shall reimburse the Holder within thirty (30) days for all of its reasonable fees and expenses of counsel incurred in connection with such meeting or call ("Specified Expenses"). An "Excess Shorting Event" shall occur only if an Excess Short Position in the Common Stock occurred or was increased as a result of a Short Sale of the Common Stock that was effected by the Holder or its Affiliates during the applicable Review Period.

     (d) The Company shall pay the fees and expenses of the Accounting Firm for each review conducted pursuant to this Section 30; provided, however, if the Accounting Firm delivers a Statement to the Company and the Holder with respect to the applicable Review Period, then, if a court of competent jurisdiction determines in a final, non-appealable order or ruling that that the Holder breached its obligations under Section 30(a) during the applicable Review Period, the Holder shall be responsible for (i) paying all of the fees and expenses, including reasonable fees and expenses of counsel, of (A) the Accounting Firm relating to this Section 30 with respect to such review and (B) the Company in connection with the enforcement of its rights hereunder in such court proceedings and the collection of any judgment awarded and (ii) reimbursing the Company for any related Specified Expenses paid to the Holder and the reasonable fees and expenses of the Company's counsel as it relates to any joint meeting or conference call with the Accounting Firm and the Holder described in Section 30(c). Notwithstanding the foregoing provisions relating to the Accounting Firm review process, the Holder acknowledges that the Company may seek to enforce its rights under Section 30(a) without requesting any Accounting Firm review with respect to an alleged breach by the Holder of this Section 30. The Holder will not take any action or employ any hedging strategy to avoid or seek to avoid the observance or performance of the provisions of Section 30(a) and will at all times in good faith carry out all of the provisions of Section 30(a).

     (e) The Holder and the Company agree that in the event KPMG is unable to act as the Accounting Firm as provided in this Section 30 due to a conflict of interest or otherwise, FTI shall be substituted as the Accounting Firm designated in this Section 30.

     31. Counterparts. This Note may be executed in two or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

                              [signature page follows]

<

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.


                                          CEL-SCI CORPORATION


                                          By:_________________________________
                                              Name:
                                              Title:

Accepted and agreed:

[HOLDER]


By:______________________
Its:______________________

Address and facsimile number for purposes of Section 22(a) of this Note:

---------------------

---------------------

Facsimile: (___) ___-____
Attention: ____________

                                    EXHIBIT I

                               CEL-SCI CORPORATION
                                CONVERSION NOTICE

      Reference is made to the Senior Secured Convertible Note dated May [___], 2011 (the "Note") issued to the undersigned by Cel-Sci Corporation (the "Company"). In accordance with and pursuant to the Note, the undersigned Holder hereby elects to convert the Conversion Amount (as defined in the Note) of the
Note indicated below into shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company, as of the date specified below.


      Conversion Date:
                          ----------------------------------------------------

      Aggregate   Conversion   Amount   to  be
      converted:
                                               -------------------------------

      Conversion Price:
                                                        ----------------------

      Number of shares of Common Stock to be issued:
                                                        ----------------------

      Remaining Principal amount following conversion:
                                                        ----------------------

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

      Issue to:
                 -------------------------------------------------------------

                 -------------------------------------------------------------

                 -------------------------------------------------------------

                 -------------------------------------------------------------

      Facsimile Number:
                          ----------------------------------------------------

      Holder:
                     ---------------------------------------------------------

            By:
                   -----------------------------------------------------------

                Title:
                       -------------------------------------------------------

Dated:   ______________________________

      Account Number:
                                           -----------------------------------
      (if electronic book entry transfer)

      Transaction Code Number:
                               -----------------------------------------------
        (if electronic book entry transfer)

Installment Amount(s) to be reduced _________________________________ (and corresponding Installment Date(s)) and amount of reduction:

                                   EXHIBIT II

                                 ACKNOWLEDGMENT

      The Company hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by

------------------------.


                                          CEL-SCI CORPORATION


                                          By:_________________________________
                                              Name:
                                              Title:

                                   EXHIBIT III

                            NEW HOLDER ACKNOWLEDGMENT

      The undersigned transferee or assignee of this Note hereby accepts and agrees to the terms of this Note and understands that it will become the Holder hereunder.

      ------                                    [---------------------]


      ______                                    By:_____________________
      ______                                    Its:_____________________

Address and facsimile number for purposes of Section 22(a) of this Note:

=====================
---------------------
Facsimile: (___) ___-____
Attention: ____________

                                   EXHIBIT B

                       CERTIFICATE OF DESIGNATIONS OF THE
                   SERIES A CONVERTIBLE PREFERRED STOCK OF
                               CEL-SCI CORPORATION

     I, Geert R. Kersten, hereby certify that I am the Chief Executive Officer of CEL-SCI Corporation (the "Company"), a corporation organized and existing under the Colorado Business Corporation Act (the "CBCA"), and further do hereby certify:

      That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the "Board") by the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), the Board on May [___], 2011 adopted the following resolutions creating a series of 4,050 shares of Preferred Stock designated as Series A Convertible Preferred Stock, none of which shares have been issued:

      RESOLVED, that the Board designates the Series A Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK

     1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The authorized number of shares of Series A Preferred stock shall be 4,050 shares. Each share of Series A Preferred Stock shall have a par value of $0.001.

     2. Ranking. Except to the extent that the holders of at least a majority of the outstanding shares of Series A Preferred Stock (the "Required Holders") expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 14, all shares of capital stock of the Company (including, without limitation, the Common Stock) shall be junior in rank to all shares of Series A Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as "Junior Stock"). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the shares of Series A Preferred Stock. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separate as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the shares of Series A Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the "Senior Preferred Stock"), (ii) of pari passu rank to the shares of Series A Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the "Parity Stock") or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the Maturity Date. In the event of the merger or consolidation of the Company with or into another corporation, the shares of Series A Preferred Stock shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

     3. Dividends. From and after the first date of issuance of any shares of Series A Preferred Stock (the "Initial Issuance Date"), each holder of a share of Series A Preferred Stock (each, a "Holder" and collectively, the "Holders") shall be entitled to receive dividends ("Dividends") per share equal to eight percent (8%) per annum (the "Dividend Rate") of the Stated Value (as defined below) in the manner provided below in this Section 3, including accrued and unpaid dividends, before any dividends shall be declared, set apart for or paid upon any Junior Stock or Parity Stock. Dividends on each share of Series A Preferred Stock shall accrue daily at the Dividend Rate, commence accruing on the Initial Issuance Date, be computed on the basis of a 360-day year consisting of twelve 30-day months and be payable to each Holder in cash in arrears on each Redemption Date (as defined below) if not included in such Holder's applicable Company Redemption Price (as defined below). Dividends on the Series A Preferred Stock shall be cumulative and shall continue to accrue whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series A Preferred Stock, unpaid dividends shall accumulate as against the holders of Junior Stock and holders of Parity Stock. "Stated Value" shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Series A Preferred Stock.

     4. Conversion. Each share of Series A Preferred Stock shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) on the terms and conditions set forth in this Section 4.

     (a) Holder's Conversion Right. Subject to the provisions of Section 4(e), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any whole number of shares of Series A Preferred Stock into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).

     (b) Conversion Rate. The number of validly issued, fully paid and non-assessable shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock pursuant to Section 4(a) shall be determined according to the following formula (the "Conversion Rate"):

                                Conversion Amount
                                -----------------
                                Conversion Price

     No fractional shares of Common Stock are to be issued upon the conversion of any shares of Series A Preferred Stock. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

     (c) Mechanics of Conversion. The conversion of each share of Series A Preferred Stock shall be conducted in the following manner:

          (i) Holder's Conversion. To convert a share of Series A Preferred Stock into validly issued, fully paid and non-assessable shares of Common Stock on any Trading Day (a "Conversion Date"), a Holder shall deliver, in accordance with Section 19 for receipt on or prior to 5:00 p.m., New York time, on such date, a copy of a fully-completed notice of conversion of the share(s) of Series A Preferred Stock subject to such conversion, in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company that is executed by such Holder. If required by Section 4(c)(vi), within three (3) Trading Days following a conversion of any such Series A Preferred Stock as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the share(s) of Series A Preferred Stock (the "Preferred Share Certificates") so converted as aforesaid.

          (ii) Company's Response. On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile, e-mail or other electronic means an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Company's transfer agent (the "Transfer Agent"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program (the "FAST Program") and provided further that such Holder's broker is participating the FAST Program and has initiated a request for the shares of Common Stock in the Deposit/Withdrawal at Custodian system ("DWAC System"), credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its DWAC System or (2) if the Transfer Agent is not participating in the FAST Program, on or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice, the Company shall issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of shares of Series A Preferred Stock represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(vi) is greater than the number of shares of Series A Preferred Stock being converted, then the Company shall if requested by such Holder, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of shares of Series A Preferred Stock not converted. In the event of a conversion of less than all of the shares of Series A Preferred Stock held by a Holder, the number of shares of Series A Preferred Stock converted shall be deducted from such Holder's Redemption Amount(s) relating to the Redemption Date(s) as set forth in the applicable Conversion Notice.

          (iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of shares of Series A Preferred Stock shall be treated for all Colorado corporate law purposes as the holder or holders of such shares of Common Stock for record dates on the earlier to occur of (i) the date such shares are so credited or issued or (ii) the third (3rd) Trading Day after the Conversion Date.

          (iv) Company's Failure to Timely Convert. If the Company shall fail, for any reason or for no reason (other than a dispute subject to the last sentence of Section 4(c)(v)), to issue to a Holder within three (3) Trading Days after the Company's receipt of a Conversion Notice, a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company's share register or to credit such Holder's or its designee's balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any shares of Series A Preferred Stock (as the case may be) (a "Conversion Failure"), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any shares of Series A Preferred Stock that have not been converted pursuant to such Holder's Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designations or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of a Conversion Notice, the Company shall fail to issue and deliver a certificate to such Holder and register such shares of Common Stock on the Company's share register or credit such Holder's or its designee's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be), and if on or after such third (3rd) Trading Day and on or before the tenth (10th) Trading Day after the Company's receipt of such Conversion Notice such Holder (or any other Person in respect, or on behalf, of such Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall, within three (3) Business Days after such Holder's request and in such Holder's discretion, either (i) pay cash to such Holder in an amount equal to such Holder's total purchase price, including brokerage commissions and other out-of-pocket expenses, if any, (all as reasonably detailed in supporting documentation provided to the Company when such request is made), for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the "Buy-In Price"), at which point the Company's obligation to so issue and deliver such certificate or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate and the shares of Series A Preferred Stock so submitted by such Holder for conversion shall be cancelled, or (ii) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

          (v) Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such shares of Series A Preferred Stock submitted for conversion, the Company shall convert from each Holder electing to have shares of Series A Preferred Stock converted on such date a pro rata amount of such Holder's shares of Series A Preferred Stock submitted for conversion on such date based on the number of shares of Series A Preferred Stock submitted for conversion on such date by such Holder relative to the aggregate number of shares of Series A Preferred Stock submitted for conversion on such date. Notwithstanding any provision of this Certificate of Designations to the contrary, in the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of shares of Series A Preferred Stock, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with
     Section 23.

          (vi) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 4, upon conversion of any shares of Series A Preferred Stock in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the shares of Series A Preferred Stock to the Company following conversion thereof unless (A) the full or remaining number of shares of Series A Preferred Stock represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(vi)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of shares of Series A Preferred Stock upon physical surrender of any shares of Series A Preferred Stock. Each Holder and the Company shall maintain records showing the number of shares of Series A Preferred Stock so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the shares of Series A Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of shares of Series A Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares of Series A Preferred Stock stated on the face thereof. Each certificate for shares of Series A Preferred Stock shall bear the following legend:

         ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY
        THIS CERTIFICATE, INCLUDING SECTION 4(c)(vi) THEREOF. THE NUMBER
            OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS
          CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A
          PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION
           4(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE
       SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

          (d) Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of shares of Series A Preferred Stock.

          (e) Limitations on Conversions.

          (i) Beneficial Ownership. Notwithstanding anything to the contrary contained in this Certificate of Designations, the shares of Series A Preferred Stock held by a Holder shall not be convertible by such Holder to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.9% (the "Maximum Percentage") of the Common Stock. To the extent the above limitation applies, the determination of whether the shares of Series A Preferred

     Stock held by such Holder shall be convertible (vis-a-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert shares of Series A Preferred Stock pursuant to this Section 4(e) shall have any effect on the applicability of the provisions of this Section 4(e) with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of this Section 4(e), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 4(e) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this Section 4(e) (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 4(e) shall apply to a successor holder of shares of Series A Preferred Stock. The holders of Common Stock shall be third party beneficiaries of this Section 4 and the Company may not waive this Section 4(e) without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written request of a Holder, the Company shall within one (1) Business Day confirm in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock. Each delivery of a Conversion Notice by a Holder will constitute a representation by such Holder that such Holder has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Common Stock requested by such Holder in such Conversion Notice is permitted under this paragraph.

          (ii) Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of any shares of Series A Preferred Stock if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes (as defined below) and the shares of Series A Preferred Stock without breaching the Company's obligations under the rules or regulations of the Principal Market or such other securities market or exchange on which the Common Stock is then listed or designated for quotation (as applicable) (the number of shares which may be issued without violating such rules and regulations, the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market or such other market or exchange for issuances of shares of Common Stock in excess of the Exchange Cap or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or such written opinion is obtained, no Claimant (as defined in the Exchange Agreement) shall be issued in the aggregate, upon conversion of any shares of Series A Preferred Stock or any of the Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap multiplied by (ii) the quotient of (1) the aggregate original principal amount of all Notes initially issued to such Claimant pursuant to the Exchange Agreement divided by (2) the aggregate original principal amount of all Notes initially issued to all the Claimants pursuant to the Exchange Agreement (with respect to each Claimant, the "Exchange Cap Allocation"). Each Claimant's Exchange Cap Allocation shall be allocated by such Claimant among the Notes and shares of Series A Preferred Stock held by such Claimant. Upon conversion in full of a Claimant's shares of Series A Preferred Stock and Notes, the difference (if any) between such Claimant's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Claimant upon such Claimant's conversion in full of such shares of Series A Preferred Stock and such Claimant's conversion in full of such Notes shall be allocated to the respective Exchange Cap Allocations of the remaining holders of shares of Series A Preferred Stock and Notes on a pro rata basis in proportion to the shares of Common Stock underlying the shares of Series A Preferred Stock and Notes then held by each such Claimant.

          5. Redemption at Option of Holders.

          (a) Triggering Event. A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

          (i) any of the shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock have ceased to be freely tradable by any Holder under applicable securities laws for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period after the Company receives notice thereof (whether from any Holder or any other Person);

          (ii) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

          (iii) the Company's (A) failure to cure any Conversion Failure by either (x) delivering the required number of shares of Common Stock within seven (7) Trading Days after the applicable Conversion Date or (y) complying with the last sentence of Section 4(c)(iv), or (B) notice to any Holder of shares of Series A Preferred Stock, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any shares of Series A Preferred Stock into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 4(e);

          (iv) at any time following the tenth (10th) consecutive day that any Holder's Authorized Share Allocation is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of all shares of Series A Preferred Stock held by such Holder (without regard to any limitations on conversion set forth in Section 4(e) or otherwise);

          (v) the Company places, or instructs any Person to place, any restrictive or other legend (other than the legend expressly required by Section 4(c)(vi)) on any certificate representing any shares of Series A Preferred Stock or any shares of Common Stock issued to any Holder upon conversion of any shares of Series A Preferred Stock or otherwise issues any stop transfer (or other restrictive instructions) with respect to any shares of Series A Preferred Stock or any shares of Common Stock issued or issuable to any Holder upon conversion of any shares of Series A Preferred Stock;

          (vi) the Company's failure to pay to any Holder any amount when and as due under this Certificate of Designations (including, without limitation, the Company's failure to pay any Dividends, redemption payments (including, without limitation, under Section 6) or other amounts hereunder), the Exchange Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, if such failure remains uncured for a period of at least five (5) Business Days after written notice thereof from any Holder to the Company, except that no such notice or cure period shall apply to a failure to pay Principal when and as due under any of the Notes (including, without limitation, any Installment Amount (as defined in the Notes)) or to pay to any Holder any Company Redemption Price when and as due pursuant to the terms of this Certificate of Designations;

          (vii) the occurrence of any redemption or acceleration prior to maturity (which has not been subsequently cancelled or cured within five
     (5) Business Days thereafter) of any Indebtedness (as defined below) of the Company or any of its Subsidiaries that is, individually or in the aggregate, in excess of $100,000, other than with respect to any of the Notes;

          (viii)   bankruptcy,  insolvency,   reorganization   or   liquidation
     proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

          (ix) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

          (x) the entry by a court of competent jurisdiction of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of forty-five (45) consecutive days;

          (xi) a final judgment or judgments for the payment of money aggregating in excess of $300,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $300,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Required Holders) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment;

          (xii) the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $100,000 due to any third party (other than payments contested by the Company and/or such

     Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder;

          (xiii) other than as specifically  set forth in another clause of this
     Section 5(a), the Company breaches in any material respect any representation, warranty, covenant or other term or condition of the Exchange Agreement (other than Section 17 and Section 28 thereof), and such breach remains uncured for a period of ten (10) Business Days after written notice thereof from any Holder to the Company; or

          (xiv) any Event of Default (as defined in the Notes) occurs under any of the Notes.

     (b) Notice of Triggering Event; Redemption Option Upon Triggering Event. Within two (2) Business Days after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile ("Notice of Triggering Event") to each Holder. At any time after the earlier of a Holder's receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, such Holder shall have the right, at such Holder's option, to require the Company to redeem up to all of such Holder's shares of Series A Preferred Stock by delivering written notice thereof ("Notice of Redemption at Option of Holder") to the Company, which Notice of Redemption at Option of Holder shall indicate the number of shares of Series A Preferred Stock that such Holder is electing to redeem. In addition to all other rights of such Holder contained herein, each share of Series A Preferred Stock subject to redemption by the Company pursuant to this Section 5(b) shall be redeemed by the Company at a price per share of Series A Preferred Stock equal to the greater of (i) the product of (A) the Conversion Amount thereof multiplied by (B) the Triggering Event Redemption Premium and (ii) the product of (X) the Conversion Rate then in effect with respect to the Conversion Amount thereof multiplied by (Y) the product of (1) the Triggering Event Redemption Premium multiplied by (2) the arithmetic average of the VWAP of the Common Stock for the Trading Days during the period commencing on the date immediately preceding such Triggering Event and ending on the date the Company makes the entire payment required to be made under this Section 5(b) (the "Triggering Event Redemption Price").

     (c) Payment of Redemption Price. Upon the Company's receipt of the first Notice of Redemption at Option of Holder from any Holder, the Company shall immediately, but no later than two (2) Business Days after its receipt thereof, notify each other Holder by facsimile of the Company's receipt of such notice. The Company shall deliver on the seventh (7th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder the applicable Triggering Event Redemption Price to all Holders that deliver a Notice of

Redemption at Option of Holder on or prior to the sixth (6th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder. The Company shall deliver on the second (2nd) Business Day after the Company's receipt of a Notice of Redemption at Option of Holder the applicable Triggering Event Redemption Price to a Holder who delivers a Notice of Redemption at Option of Holder at any time following the sixth (6th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder. To the extent redemptions required by this Section 5 are deemed or determined by a court of competent jurisdiction to be prepayments of the shares of Series A Preferred
Stock by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the shares of Series A Preferred Stock submitted for redemption, the Company shall (i) redeem a pro rata amount from each Holder based on the number of shares of Series A Preferred Stock submitted for redemption by such Holder relative to the total number of shares of Series A Preferred Stock submitted for redemption by all Holders and
(ii) in addition to any remedy any Holder may have under this Certificate of Designations and/or any of the other Transaction Documents, pay to each Holder interest at the rate of 0.83% per month (prorated for partial months) in respect of each unredeemed share of Series A Preferred Stock until paid in full. In the event of the Company's redemption of any shares of Series A Preferred Stock under this Section 5, a Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this
Section 5 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as a penalty.

     (d) Void Redemption. In the event that the Company does not pay to a Holder the applicable Triggering Event Redemption Price within the time period set forth in Section 5(c) for any reason (including, without limitation, as a result of (i) a failure of the Company to have surplus under the CBCA, (ii) the capital of the Company being impaired, (iii) such payment causing any impairment of capital of the Company, (iv) the inability of the Company to make such payment as a result of Section 7-106-401(3) of the CBCA or (v) a failure of the Company to have legally available funds to make such payment), at any time thereafter and until the Company pays such unpaid applicable Triggering Event Redemption Price in full, such Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the shares of Series A Preferred Stock that were submitted for redemption by such Holder under this Section 5 and for which the applicable Triggering Event Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company (whether via facsimile or otherwise) (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Holder's Void Optional Redemption Notice, (i) such Holder's Notice of Redemption at Option of Holder shall be null and void with respect to those shares of Series A Preferred Stock subject to such Void Optional Redemption Notice, (ii) the Company shall immediately return to such Holder any shares of Series A Preferred Stock subject to such Void Optional Redemption Notice and (iii) the Conversion Price with respect to each conversion effected thereafter by each Holder shall be equal to the lowest of (A) the Conversion Price in effect on the applicable Conversion Date, (B) the Conversion Price in effect on the date of the first Void Optional

Redemption Notice, (C) 75% of the arithmetic average of the VWAP of the Common Stock for the Trading Days during the period beginning on and including the Initial Issuance Date and ending on and including the date of the first Void Optional Redemption Notice and (D) 75% of the arithmetic average of the VWAP of the Common Stock for the five (5) Trading Days immediately preceding the Conversion Date of the applicable conversion.

     (e) Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of the Triggering Event Redemption Price, such dispute shall be resolved pursuant to Section 23 with the term "Triggering Event Redemption Price" being substituted for the term "Conversion Price." A Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 5 of less than all of the shares of Series A Preferred Stock represented by a particular Preferred Share Certificate, the Company shall promptly cause to be issued and delivered to such Holder of such shares of Series A Preferred Stock a Preferred Share Certificate representing the remaining shares of Series A Preferred Stock which have not been redeemed, if necessary.

     6. Company Redemption. On each applicable Redemption Date (which includes the Maturity Date), each Holder's Redemption Amount applicable to such Redemption Date shall be redeemed by the Company by paying to such Holder an amount in cash equal to the aggregate Conversion Amount of such Holder's Redemption Amount (the "Company Redemption Price") by wire transfer of immediately available funds to the account designated by such Holder in writing to the Company at any time after the Initial Issuance Date but at least five (5) Business Days prior to the first Redemption Date (and such Holder may designate a different account in writing, from time to time, after such initial designation with respect to any Redemption Date by delivering a written notice to the Company at least five (5) Business Days prior to the applicable Redemption Date). To the extent redemptions required by this Section 6 are deemed or determined by a court of competent jurisdiction to be prepayments of the shares of Series A Preferred Stock by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of the Company's redemption of any shares of Series A Preferred Stock under this Section 6, a Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. In the event that the Company does not redeem any Holder's Redemption Amount by payment of the applicable Company Redemption Price on such date for any reason (including, without limitation, as a result of (i) a failure of the Company to have surplus under the CBCA, (ii) the capital of the Company being impaired, (iii) such payment causing any impairment of capital of the Company, (iv) the inability of the Company to make such payment as a result of Section 7-106-401(3) of the CBCA or (v) a failure of the Company to have legally available funds to make such payment), then, in addition to all other rights and remedies available to such Holder (including, without limitation, under Section 5), until the Company pays such unpaid Company Redemption Price in full to such Holder, such Holder shall have the option to, in lieu of redemption, void such redemption with respect to any or all of such Holder's Redemption Amount by sending written notice thereof to the Company (whether via facsimile or otherwise) (the "Void Redemption Notice"). Upon the Company's receipt of such Holder's Void Redemption Notice,
(i) the Company's redemption of the portion of such Holder's Redemption Amount specified in such Void Redemption Notice shall be null and void and the Company shall no longer have any right to redeem such portion of such specified Redemption Amount pursuant to this Section 6 without the prior written consent of such Holder, (ii) the Company shall immediately return to such Holder any shares of Series A Preferred Stock subject to such Void Redemption Notice if any were submitted to the Company by such Holder, (iii) the Conversion Price with respect to each conversion effected thereafter by each Holder shall be equal to the lowest of (A) the Conversion Price in effect on the applicable Conversion Date, (B) the Conversion Price in effect on the date of the first Void Redemption Notice, (C) 75% of the arithmetic average of the VWAP of the Common Stock during the period beginning on and including the Initial Issuance Date and ending on and including the date of the first Void Redemption Notice and (D) 75% of the VWAP of the Common Stock for the five (5) Trading Day period immediately preceding the Conversion Date of the applicable conversion, and (iv) the Company shall pay to such Holder interest at the rate of 0.83% per month (prorated for partial months) in respect of the aggregate Conversion Amount of such Holder's Redemption Amount until converted or redeemed (as the case may be) in full.

     7. Rights Upon Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 7 pursuant to written agreements, including agreements to deliver to each holder of shares of Series A Preferred Stock in exchange for such shares of Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the shares of Series A Preferred Stock held by the Holders and having similar ranking to the shares of Series A Preferred Stock and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall also deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the shares of Series A Preferred Stock at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock or other securities, cash, assets or other property (except such items still issuable under Sections 8(a) and 13, which shall continue to be receivable thereafter) issuable upon the conversion or redemption of the shares of Series A Preferred Stock prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the shares of Series A Preferred Stock held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series A Preferred

Stock contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this
Section 7 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the shares of Series A Preferred Stock.

     8. Rights Upon Issuance of Purchase Rights and Other Corporate Events.

     (a) Purchase Rights. In addition to any adjustments pursuant to Section 9 below, if at any time the Company grants, issues or sells any Options,
Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the "Purchase Rights"), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the shares of Series A Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the shares of Series A Preferred Stock) held by such Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder's right to participate in any such Purchase Right would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (or have beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage).

     (b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the shares of Series A Preferred Stock held by such Holder (i) in addition to the shares of Common Stock or other securities receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series A Preferred Stock held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 8 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the shares of Series A Preferred Stock contained in this Certificate of Designations.

     9. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 7, if the Company at any time on or after the Execution Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 7, if the Company at any time on or after the Execution Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 9 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 9 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

     10. Authorized Shares.

     (a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to 100% of the Conversion Rate with respect to the Conversion Amount of each share of Series A Preferred Stock as of the Initial Issuance Date (without regard to any limitations on conversion contained in this Certificate of Designations). So long as any of the shares of Series A Preferred Stock are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the shares of Series A Preferred Stock then outstanding (the "Required Amount"). The initial number of shares of Common Stock reserved for conversions of the shares of Series A Preferred Stock and each change in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series A Preferred Stock held by each Holder on and after the Initial Issuance Date or change in the number of reserved shares (as the case may be) (the "Authorized Share Allocation"). In the event a Holder shall sell or otherwise transfer any of such Holder's shares of Series A Preferred Stock, each transferee shall be allocated a pro rata portion of such Holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any shares of Series A Preferred Stock shall be allocated to the remaining Holders of shares of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such Holders.

     (b) Insufficient Authorized Shares. If, notwithstanding Section 10 and not in limitation thereof, at any time while any of the shares of Series A Preferred Stock remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the shares of Series A Preferred Stock at least a number of shares of Common Stock equal to the Required Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the shares of Series A Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board to recommend to the stockholders that they approve such proposal.

     11. Voting Rights. Holders of shares of Series A Preferred Stock shall have no voting rights, except as required by law (including without limitation, the CBCA) and as expressly provided in this Certificate of Designations. To the extent that under the CBCA the vote of the holders of the Series A Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders, voting together in the aggregate and not in separate series unless required under the CBCA, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the CBCA), voting together in the aggregate and not in separate series unless required under the CBCA, shall constitute the approval of such action by both the class or the series, as applicable. Subject to Section 4(e), to the extent that under the CBCA holders of the Series A Preferred Stock are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in Section 4(e) hereof) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Series A Preferred Stock shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company's bylaws and the CBCA.

     12. Liquidation, Dissolution, Winding-Up. Without limiting any other provision of this Certificate of Designations, upon any Liquidation Event, each of the Holders shall be entitled to receive in cash out of the assets of the Company available for distribution to its stockholders, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), after and subject to the payment in full of all amounts required to be distributed to the holders of any Senior Preferred Stock upon such Liquidation Event, but before any payment shall be made to the holders of Junior Stock, an amount in cash with respect to each share of Series A Preferred Stock then held by such Holder equal to the greater of (x) the sum of (i) the Stated Value thereof plus (ii) all accrued and unpaid Dividends thereon and (y) the amount per share such Holder would receive if such Holder converted such share of Series A Preferred Stock into Common Stock immediately prior to such Liquidation Event. If upon any such Liquidation Event, the remaining assets of the Company available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay each Holders and each holder of shares of Parity Stock the full amount to which they shall be entitled, then the Holders and the holders of shares of Parity Stock, shall share ratably in any distribution of the remaining assets of the Company in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 12. All the preferential amounts to be paid to the Holders under this Section 12 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 12 applies.

     13. Participation. In addition to any adjustments pursuant to Section 9, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the Initial Issuance Date, then, in each such case, each Holder shall be entitled to participate in such Distribution to the same extent that such Holder would have participated therein if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the shares of Series A Preferred Stock then held by such Holder (without regard to any limitations on conversion herein, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that a Holder's right to participate in any such Distributions would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage).

     14. Vote to Change the Terms of or Issue Series A Preferred Stock. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Articles of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series A Preferred Stock, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Series A Preferred Stock; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Series A Preferred Stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of capital stock of the Company junior in rank to the Series A Preferred Stock (other than pursuant to equity incentive agreements (that have been approved by the Board in good faith) with employees giving the Company the right to repurchase shares upon the termination of services); (e) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any capital stock of the Company junior in rank to the Series A Preferred Stock; (f) issue any shares of Series A Preferred Stock other than pursuant to the Exchange Agreement; or
(g) without limiting any provision of Section 17, whether or not prohibited by the terms of the Series A Preferred Stock, circumvent a right of the Series A Preferred Stock.

     15. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing shares of Series A Preferred Stock (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor and date.

     16. Remedies, Characterizations, Other Obligations and Breaches. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity, and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit any Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). Until no shares of Series A Preferred Stock are outstanding, the Company shall provide all information and documentation to a Holder that is reasonably requested by such Holder to enable such Holder to confirm the Company's compliance with the terms and conditions of this Certificate of Designations, provided that if the Company determines that such information and/or documentation so requested by such Holder constitutes material, non-public information regarding the Company and its Subsidiaries, then the Company shall promptly advise such Holder of such determination and the Company shall not provide such information and/or documentation so constituting material, non-public information unless such Holder executes a written confidentiality agreement with respect to such information and/or documentation (on terms acceptable to such Holder and the Company).

     17. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any shares of Series A Preferred Stock above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of shares of Series A Preferred Stock and (iii) shall, so long as any shares of Series A Preferred Stock are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the shares of Series A Preferred Stock then outstanding (without regard to any limitations on conversion contained herein).

     18. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof.

     19.  Notices.  Any  notices,  consents,  waivers  or  other  communications required or permitted to be given under the terms of this Certificate of Designations must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one
(1) Business Day after deposit with an overnight courier service with next day delivery specified provided confirmation of delivery is kept of file by the sending party), in each case, properly addressed to the party to receive the same, provided that all such notices, consents, waivers or other communications required or permitted to be given under the terms of this Certificate of Designations to the Company must also be sent via electronic mail to each of the following e-mail addresses: pprichep@cel-sci.com, gdewindt@cel-sci.com and grkersten@cel-sci.com. The addresses and facsimile numbers for such communications shall be:

               If to the Company:

                  CEL-SCI Corporation
                  8229 Boone Boulevard, Suite 802
                  Vienna, VA 22182
                  Facsimile: (703) 506-9471
                  Attention:  Ms. Patricia B. Prichep, Senior VP of Operations;

               With mandatory e-mails to the three e-mail addresses set forth above as contemplated above

               If to a Holder:

                  To its address or facsimile number (as
                  the case may be) set forth on the
                  Schedule of Claimants attached to the
                  Exchange Agreement,

or to such other address and/or facsimile number and/or e-mail address (as the case may be) and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail transmission containing the time, date and recipient facsimile number or e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

The Company shall provide each Holder of Series A Preferred Stock with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) promptly following any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all holders of shares of Common Stock as a class or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided, in each case, that such information shall be made known to the public prior to, or simultaneously with, such notice being provided to any Holder.

     20. Transfer of Series A Preferred Stock. Shares of Series A Preferred Stock and any shares of Common Stock issued upon conversion of shares of Series A Preferred Stock may be offered, sold, assigned or transferred by any Holder without the consent of the Company, except that (i) if a Holder sells, assigns or transfers (as the case may be) shares of its Series A Preferred Stock to any Person (other than the Company), such Holder must sell, assign or transfer (as the case may be) all of its shares of Series A Preferred Stock to such Person and (ii) no shares of Series A Preferred Stock may be pledged by a Holder as collateral (provided that security interests and liens granted by a Holder to such Holder's prime broker and other clearing brokers in such shares of Series A Preferred Stock shall not be deemed to be a pledge hereunder).

     21. Series A Preferred Stock Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Series A Preferred Stock, in which the Company shall record the name, address and facsimile number of the Persons in whose name the shares of Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

     22. Stockholder Matters; Amendment.

     (a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the CBCA, the Articles of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Series A Preferred Stock may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the CBCA. This provision is intended to comply with the applicable sections of the CBCA permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

     (b) Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the CBCA, of the Required Holders, voting separately as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the CBCA and the Articles of Incorporation.

     23. Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price, the VWAP or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate, the applicable Triggering Event Redemption Price or the applicable Company Redemption Price (as the case may be), the Company or the applicable Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via e-mail or facsimile (i) within five (5) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or such Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may
be) being submitted to the Company or such Holder (as the case may be), then the Company shall, within two (2) Business Days, submit via e-mail or facsimile (a) the disputed determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price, the VWAP or fair market value (as the case may be) to an independent, reputable investment bank selected by such Holder or (b) the disputed arithmetic calculation of the Conversion Rate, the applicable Triggering Event Redemption Price or the applicable Company Redemption Price (as the case may be) to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and such Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be), and the non-prevailing party (as determined by such investment bank or such accountant (as the case may be)) shall be responsible for the fees and expenses of such investment bank or such accountant (as the case may be). Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error or fraud.

     24. Redemption; Maturity. Except as otherwise expressly contemplated by this Certificate of Designations (including, without limitation, Sections 5 and 6), the shares of Series A Preferred Stock shall not be redeemable either at the Company's option or at the option of any of the Holders at any time.

     25.   Certain   Defined  Terms.   For  purposes  of  this   Certificate  of
Designations, the following terms shall have the following meanings:

     (a) "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (b) "Affiliate" means, as of the applicable date of determination, with respect to a Person, (i) a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person (it being understood and agreed for clarification purposes that no third party investor (whether a limited partner, shareholder, member or the like) of any Person shall be deemed to be an Affiliate of such Person under this clause (i), provided that "feeder funds" shall not be deemed third party investors) and (ii) any investment fund or similar investment entity that (1) held or traded shares of Common Stock or had outstanding Short Sales of Common Stock that were not closed out or covered, in each case, as of such time of determination and (2) had the same investment manager or investment adviser as such Person as of such time of determination (provided that for purposes of this clause (ii) if any such common investment manager or common investment adviser does not have sole trading authority over all assets of such investment fund or similar investment entity, then only the assets as to which such common investment manager or investment adviser (as the case may be) has sole trading authority shall be deemed to be an Affiliate hereunder and such investment fund or similar investment entity itself shall not be deemed an Affiliate hereunder).

     (c) "Additional Amount" means, as of the applicable date of determination, with respect to each share of Series A Preferred Stock, all accrued and unpaid Dividends on such share of Series A Preferred Stock.

     (d) "Aggregate Redemption Amount" means (i) with respect to each Redemption Date (other than the Redemption Date that is the Maturity Date), the lesser of
(I) 1,012 shares of Series A Preferred Stock (as adjusted for stock splits, combinations and other similar transaction occurring after the Initial Issuance
Date) and (II) all shares of Series A Preferred Stock outstanding as of the applicable Redemption Date or (ii) with respect to the Redemption Date that is the Maturity Date, all shares of Series A Preferred Stock outstanding as of the Maturity Date (as applicable).

     (e) "Bloomberg" means Bloomberg, L.P.

     (f) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

     (g) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by

Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section
23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

     (h) "Common Stock" means (i) the Company's shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

     (i) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

     (j) "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     (k) "Conversion Amount" means, with respect to each share of Series A Preferred Stock, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon as of such date of determination.

     (l) "Conversion Price" means, with respect to each share of Series A Preferred Stock, as of any Conversion Date or other applicable date of determination, $[0.67], subject to adjustment as provided herein.

     (m) "Convertible Securities" means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

     (n) "Current Subsidiary" means any Person in which the Company on the Execution Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, "Current Subsidiaries."

     (o) "Eligible Market" means The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or the Principal Market.

     (p) "Exchange Agreement" means that certain exchange agreement by and among the Company and the initial holders of Series A Preferred Stock, dated as of the Execution Date, as may be amended from time in accordance with the terms thereof.

     (q) "Execution Date" means May 16, 2011.

     (r) "Fundamental Transaction" means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions,
(1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

     (s) "GAAP" means United States generally accepted accounting principles, consistently applied.

     (t) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

     (u) "Liquidation Event" means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

     (v) "Maturity Date" means September 1, 2011.

     (w) "New Subsidiary" means, as of any date of determination, as applicable,
(x) prior to the time that the Company has, directly or indirectly, paid, invested or otherwise transferred $500,000 or more, in the aggregate, after the Execution Date for capital stock, equity and other similar interests (or rights thereto) in one or more Persons, any Person in which the Company after the Execution Date, directly or indirectly, (i) owns or acquires a majority of the outstanding capital stock or holds a majority equity or similar interest (or rights thereto) of such Person or (ii) controls or operates all or more than half of the business, operations or administration of such Person, or (y) from and after the time that the Company has, directly or indirectly, paid, invested or otherwise transferred $500,000 or more, in the aggregate, after the Execution Date for capital stock, equity and other similar interests (or rights thereto) in one or more Persons, any Person in which the Company after the Execution Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest (or rights thereto) of such Person or (ii) controls or operates any part of the business, operations or administration of such Person, and all of the foregoing, collectively, "New Subsidiaries."

     (x) "Notes" means those certain Senior Secured Convertible Notes issued by the Company pursuant to the Exchange Agreement to each of the initial holders of Series A Preferred Stock.

     (y) "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

     (z) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

     (aa) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

     (bb) "Principal Market" means the NYSE Amex.

     (cc) "Pro Rata Amount" means, as of the applicable date of determination, with respect to a particular Holder, a fraction (i) the numerator of which is the aggregate number of shares of Series A Preferred Stock held by such Holder on the Initial Issuance Date and (ii) the denominator of which is the aggregate number of shares of Series A Preferred Stock outstanding on the Initial Issuance Date.

     (dd) "Redemption Amount" means, as of the applicable date of determination, with respect to a particular Holder, a number of shares of Series A Preferred Stock equal to the product of (1) the Aggregate Redemption Amount multiplied by
(2) such Holder's Pro Rata Amount.

     (ee) "Redemption Date" means each of the following dates: (i) June 1, 2011,
(ii) July 1, 2011, (iii) August 1, 2011, and (iv) the Maturity Date.

     (ff) "SEC" means the Securities and Exchange Commission or the successor thereto.

     (gg) "Short Sale" means a "short sale" as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act.

     (hh) "Subsidiaries" means, as of the applicable date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a "Subsidiary."

     (ii) "Successor Entity" means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

     (jj) "Trading Day" means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which the Principal Market or such other securities market or exchange on which the Common Stock is listed or designated for quotation (as applicable) is open for trading of securities.

     (kk) "Transaction Documents" means the Exchange Agreement, this Certificate of Designations, the Notes and each of the other agreements and instruments entered into or delivered by the Company, any of its Subsidiaries or any of the Holders in connection with the transactions contemplated by the Exchange Agreement, all as may be amended from time to time in accordance with the terms thereof.

     (ll) "Triggering Event Redemption Premium" means (i) in the case of the Triggering Events described in Section 5(a) (other than Sections 5(a)(viii) through 5(a)(x)), 110% or (ii) in the case of the Triggering Events described in Sections 5(a)(viii) through 5(a)(x), 100%.

     (mm) "Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (regardless of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     (nn) "VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

     26. Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any other provision of) this Certificate of Designations, whenever any Holder exercises a right, election, demand or option under this Certificate of Designations and the Company does not timely perform its related obligations within the periods provided herein, then such Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

     27. Short Sales.

     (a) No Holder or any of its Affiliates will, from and after the date on which the such Holder acquires shares of Series A Preferred Stock until the earlier to occur of (i) the date on which such Holder's shares of Series A Preferred Stock are no longer outstanding and (ii) the date on which neither such Holder nor any Affiliate of such Holder holds any shares of Series A Preferred Stock (such period is referred to herein as the "Restricted Period"), directly or indirectly (including by or through any other Person acting on behalf of or pursuant to any understanding with such Holder or any Affiliate of such Holder), effect a Short Sale of the Common Stock if such contemplated Short Sale of the Common Stock would result in such Holder and its Affiliates (taken together) having, or result in an increase to, an Excess Short Position in the Common Stock (as determined pursuant to the immediately following sentence) immediately following such contemplated Short Sale. An "Excess Short Position in the Common Stock" shall occur only if the number of shares of Common Stock as to which the applicable Holder and its Affiliates (taken together) have outstanding Short Sales of Common Stock that have not been closed out or covered, as of the applicable time of determination, exceeds the sum of (x) the number of shares of Common Stock issuable upon exercise of all warrants of the Company held by such Holder and its Affiliates (taken together) as of the applicable time of determination (disregarding any beneficial ownership limitations contained therein) plus (y) the number of shares of Common Stock held by such Holder and its Affiliates (taken together) as of the applicable time of determination (it being expressly understood that this clause (y) shall not include any shares of Common Stock issued or issuable upon conversion of any Notes or upon conversion of any shares of Series A Preferred Stock held by such Holder or any of its Affiliates).

     (b) Commencing on August 1, 2011, with respect to the period from the Initial Issuance Date until July 31, 2011, and every ninety (90) days thereafter during the remainder of the Restricted Period (each such period is referred to herein as a "Period"), the Company may request in writing, but in no event more than three (3) times in total, that the Holder deliver to KPMG LLP, c/o Steven Fishner in New York, New York (the "Accounting Firm") (who will be engaged jointly by the Company and the applicable Holder, the fees and expenses will be borne as contemplated below in Section 27(d) and the engagement letter entered into with the Accounting Firm shall contain the applicable provisions of this
Section 27 (including, without limitation, all obligations of the Accounting Firm hereunder)) true and complete copies of applicable Holder's and its Affiliates' trading records in the Common Stock ("Trading Records") for the most recently completed Period and any Periods prior thereto for which the Accounting Firm has not previously been requested to make a determination hereunder (such applicable period is referred to herein as the "Review Period"), together with such other relevant information voluntarily provided orally or in writing by such Holder (including, without limitation, any information provided in any consultation with the Accounting Firm) (such other information is referred to herein as "Other Relevant Information") to enable the Accounting Firm to make the determination set forth in clauses (i) and (ii) below of this Section 27(b). Such Holder shall deliver the applicable Trading Records to the Accounting Firm for review within ten (10) Business Days after the date on which such Holder receives such applicable request from the Company. If requested by the Accounting Firm to provide Other Relevant Information and such Holder decides to provide such information, such Holder may, within ten (10) Business Days after the date on which such Holder receives such request, deliver such Other Relevant Information in its sole discretion. If such Holder so decides not to provide such Other Relevant Information, such Holder shall inform the Accounting Firm of its election to not so deliver such Other Relevant Information to the Accounting Firm no later than the close of that same ten (10) Business Day period after the date on which such Holder receives such request. The Company shall request the Accounting Firm to review such Trading Records and Other Relevant Information and to deliver to the Company and such Holder, no later than ten (10) Business Days after the date the Accounting Firm receives the applicable Trading Records from such Holder, either, in the determination of the Accounting Firm, (i) a confirmation that no Excess Shorting Event (as defined below) occurred during the applicable Review Period (a "Confirmation") or (ii) a statement that the Accounting Firm is unable to confirm that no Excess Shorting Event occurred during the applicable Review Period (a "Statement") (it being understood and agreed that no Statement shall be a determination that an Excess Shorting Event occurred during the applicable Review Period), provided that if Other Relevant Information is timely delivered to the Accounting Firm by such Holder, then a Confirmation or Statement shall be delivered no later than (10) Business Days after the date the Accounting Firm receives the last of the applicable Other Relevant Information.

     (c) The Company acknowledges and agrees that all Trading Records and all Other Relevant Information so provided by each Holder to the Accounting Firm, and all work product of the Accounting Firm containing information derived from such records and information ("Work Product"), shall be confidential (all of the foregoing, other than the Accounting Firm's Confirmation or Statement delivered to the Company and the Holder, is referred to herein as "Confidential Information"), and such Confidential Information may not be reviewed by, or disclosed by the Accounting Firm or any other Person to, the Company or any other Person without the prior written consent of the applicable Holder (provided, however, that the Company shall maintain its preexisting rights in discovery, if any, that may include obtaining the Trading Records and Other

Relevant Information from the applicable Holder in any legal action to enforce its rights under this Section 27). At the conclusion of the Accounting Firm's review for the applicable Review Period, the Accounting Firm shall destroy all Trading Records and Other Relevant Information provided by the applicable Holder and all related Work Product, and the applicable Holder shall to preserve (and not destroy) all Trading Records in such Holder's possession and copies of all Other Relevant Information furnished in writing, electronically or in other non-verbal form or media to the Accounting Firm. Except for consultations with the applicable Holder requested by the Accounting Firm solely for the purpose of asking clarifying questions about Confidential Information (it being understood and agreed for clarification purposes that such consultations constitute Other Relevant Information and such Holder may decline to participate in such consultations in its sole discretion), neither the Company nor such Holder (or their respective counsel) may have any ex parte communications with the Accounting Firm with respect to any review hereunder. If, at the request of the Company, representatives of the Company and the applicable Holder (or their respective counsel) jointly meet or hold a joint conference call with the Accounting Firm, the Company shall reimburse such Holder within thirty (30) days for all of its reasonable fees and expenses of counsel incurred in connection with such meeting or call ("Specified Expenses"). An "Excess Shorting Event" shall occur only if an Excess Short Position in the Common Stock occurred or was increased as a result of a Short Sale of the Common Stock that was effected by the applicable Holder or its Affiliates during the applicable Review Period.

     (d) The Company shall pay the fees and expenses of the Accounting Firm for each review conducted pursuant to this Section 27; provided, however, if the Accounting Firm delivers a Statement to the Company and the applicable Holder with respect to the applicable Review Period, then, if a court of competent jurisdiction determines in a final, non-appealable order or ruling that that such Holder breached its obligations under Section 27(a) during the applicable Review Period, such Holder shall be responsible for (i) paying all of the fees and expenses, including reasonable fees and expenses of counsel, of (A) the Accounting Firm relating to this Section 27 with respect to such review and (B) the Company in connection with the enforcement of its rights hereunder in such court proceedings and the collection of any judgment awarded and (ii) reimbursing the Company for any related Specified Expenses paid to such Holder and the reasonable fees and expenses of the Company's counsel as it relates to any joint meeting or conference call with the Accounting Firm and such Holder described in Section 27(c). Notwithstanding the foregoing provisions relating to the Accounting Firm review process, the Company may seek to enforce its rights under Section 27(a) without requesting any Accounting Firm review with respect to an alleged breach by the applicable Holder of this Section 27. No Holder shall take any action or employ any hedging strategy to avoid or seek to avoid the observance or performance of the provisions of Section 27(a) and will at all times in good faith carry out all of the provisions of Section 27(a).

     (e) In the event KPMG is unable to act as the Accounting Firm as provided in this Section 27 due to a conflict of interest or otherwise, FTI shall be substituted as the Accounting Firm designated in this Section 27.

                                  * * * * *

                                                                       EXHIBIT I

                               CEL-SCI CORPORATION
                                CONVERSION NOTICE

     Reference  is made to the  Certificate  of  Designations  of the  Series  A
Convertible Preferred Stock of CEL-SCI Corporation (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned Holder hereby elects to convert the number of shares of Series A Convertible Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"), of CEL-SCI Corporation, a Colorado corporation (the "Company"), indicated below into shares of common stock, $0.01 value per share (the "Common Stock"), of the Company, as of the date specified below.

      Conversion Date:
                      --------------------------------------------------------

      Number of shares of Series A Preferred Stock to be converted:

      Share certificate no(s). of Series A Preferred Stock to be converted:

      Tax ID Number (If applicable):
                                     -----------------------------------------

      Conversion Price:
                       -------------------------------------------------------

      Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock into which the shares of Series A Preferred Stock are being converted in the following name and to the following address:

      Issue to:
               ---------------------------------------


      Address:
              ----------------------------------------

      Telephone Number:
                       ------------------------------

      Facsimile Number:
                       -------------------------------

      Holder:
             -----------------------------------------

      By:
         -----------------------------
      Title:
            --------------------------

      Dated:
            --------------------------

      Account Number (if electronic book entry transfer):

      Transaction Code Number (if electronic book entry transfer):

      Redemption Amount(s) to be
      reduced (and corresponding Redemption
      Date(s)) and amount of reduction:
                                       ---------------------------------------

                                                                      EXHIBIT II

                                 ACKNOWLEDGMENT

      The Company hereby acknowledges this Conversion Notice and hereby directs [ ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated __________, 2011 from the Company and acknowledged and agreed to by [ ].

                                    CEL-SCI CORPORATION


                                    By:
                                       ---------------------
                                    Name:
                                         -------------------
                                    Title:
                                          ------------------------

     The undersigned declares under penalty of perjury under the laws of the State of Colorado that the matters set forth in this certificate are true and correct of his own knowledge.

     The undersigned has executed this certificate on May [___], 2011.



                                       --------------------------
                                       Name:  Geert R. Kersten
                                       Title:    Chief Executive Officer

                                    EXHIBIT C

                               SECURITY AGREEMENT

     This SECURITY AGREEMENT (this "Agreement"), dated as of May [___], 2011, is made by and among the grantors listed on the signature pages hereof (collectively, jointly and severally, the "Grantors" and each, individually, a "Grantor"), and the secured parties listed on the signature pages hereof (collectively, the "Secured Parties" and each, individually, a "Secured Party").

                                    RECITALS

     WHEREAS, pursuant to that certain Exchange Agreement, dated as of May 16, 2011 (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the "Exchange Agreement"), by and among CEL-SCI Corporation, a Colorado corporation ("Parent"), and each of the Secured Parties (together with Secured Party, "Secured Parties"), Parent has agreed to issue, and Secured Parties have each agreed to acquire, severally and not jointly, certain Notes and shares of Preferred Stock (as defined in the Exchange Agreement); and

     WHEREAS, each Grantor other than Parent is a direct or indirect wholly-owned Subsidiary (as defined below) of Parent and will receive direct and substantial benefits from the Exchange Agreement and the issuance to the Secured Parties of the Notes and shares of Preferred Stock; and

     WHEREAS, in order to induce the Secured Parties to enter into the Exchange Agreement and to acquire, severally and not jointly, the Notes and shares of Preferred Stock as provided for in the Exchange Agreement, Grantors have agreed to grant a continuing security interest in and to the Collateral (as defined herein) in order to secure the prompt and complete payment, observance and performance of the Secured Obligations (as defined herein).

                                   AGREEMENTS

     NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Notes. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Notes; provided, however, if the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

     (a) "Account" means an account (as that term is defined in the Code).

     (b) "Account Debtor" means an account debtor (as that term is defined in the Code).

     (c) "Bankruptcy Code" means Title 11 of the United States Code, as in effect from time to time.

     (d) "Books" means books and records (including, without limitation, each Grantor's Records) indicating, summarizing, or evidencing each Grantor's assets (including the Collateral) or liabilities, each Grantor's Records relating to its business operations (including, without limitation, stock ledgers) or financial condition, and each Grantor's goods or General Intangibles related to such information.

     (e) "Chattel Paper" means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

     (f) "Code" means the Colorado Uniform Commercial Code, as in effect from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to any Secured Party's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Colorado, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

     (g) "Collateral" has the meaning specified therefor in Section 2.

     (h) "Commencement Notice" means a written notice, given by any Secured Party to the other Secured Parties in accordance with the notice provisions set forth in the Exchange Agreement, pursuant to which such Secured Party notifies the other Secured Parties of the existence of an Event of Default and of such Secured Party's intent to commence the exercise of one or more of the remedies provided for under this Agreement with respect to all or any portion of the Collateral as a consequence thereof, which notice shall incorporate a reasonably detailed description of the remedial action proposed to be taken.

     (i) "Commercial Tort Claims" means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on
Schedule 1 attached hereto.

     (j) "Control Agreement" means a control agreement, in form and substance satisfactory to Secured Parties, executed and delivered by a Grantor, one or more Secured Parties, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account), as may be amended, restated, supplemented, or otherwise modified from time to time.

     (k) "Copyrights" means all copyrights and copyright registrations, and also includes (i) the copyright registrations and recordings thereof and all applications in connection therewith listed on Schedule 2 attached hereto and made a part hereof, (ii) all reissues, continuations, extensions or renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor's business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor's rights corresponding thereto throughout the world.

     (l) "Copyright Security Agreement" means each Copyright Security Agreement among Grantors, or any of them, and Secured Parties, in substantially the form of Exhibit A attached hereto, pursuant to which Grantors have granted to each Secured Party a security interest in all their respective Copyrights, as may be amended, restated, supplemented, or otherwise modified from time to time.

     (m) "Deposit Account" means a deposit account (as that term is defined in the Code).

     (n) "Deposit Account Control Agreement" means a deposit account control agreement by and among Parent, the Secured Parties and [____________].

     (o) "Equipment" means all equipment (as that term is defined in the Code) in all of its forms of the applicable Grantor, wherever located, and including, without limitation, all machinery, apparatus, installation facilities and other tangible personal property, and all parts thereof and all accessions, additions, attachments, improvements, substitutions, replacements and proceeds thereto and therefor.

     (p) "Event of Default" means, with respect to a Secured Party, the failure of Parent to pay such Secured Party's Event of Default Redemption Price (as defined in the Notes) in full in accordance with Section 10(a) of such Secured Party's Note.

     (q) "General Intangibles" means general intangibles (as that term is defined in the Code) and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

     (r) "Governmental Authority" means any domestic or foreign federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     (s) "Guaranty" means each Guaranty, in the form attached hereto as Exhibit D, executed by each Guarantor in favor of any or all of the Secured Parties, together with any other guaranty or similar agreement now or hereafter executed by a Guarantor in favor of any or all of the Secured Parties in connection with the Notes or any of the other Transaction Documents, as may be amended, restated, supplemented, or otherwise modified from time to time, and all of the foregoing are collectively referred to herein as the "Guaranties."

     (t) "Guarantor" means each Grantor, other than Parent, and each other Person that now or hereafter executes a Guaranty.

     (u) "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law or any equivalent laws in any other jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     (v) "Intellectual Property" means Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists, and Intellectual Property Licenses.

     (w) "Intellectual Property Licenses" means rights under or interests in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the applicable Grantor is a licensee or licensor under any such license agreement, including the license agreements listed on Schedule 3 attached hereto and made a part hereof, as may be amended, restated, supplemented, or otherwise modified from time to time.

     (x) "Inventory" means all inventory (as that term is defined in the Code) in all of its forms of the applicable Grantor, wherever located, including, without limitation, (i) all goods in which the applicable Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the applicable Grantor has an interest or right as consignee), and (ii) all goods which are returned to or repossessed by the applicable Grantor, and all accessions thereto, products thereof and documents therefor.

     (y) "Investment Related Property" means (i) investment property (as that term is defined in the Code), and (ii) all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

     (z) "Lien" has the meaning specified therefor in the Notes.

     (aa) "Negotiable Collateral" means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents.

     (bb) "New Subsidiary" has the meaning specified therefor in the Notes.

     (cc) "Notes" has the meaning specified therefor in the Exchange Agreement.

     (dd) "Patents" means all patents and patent applications, and also includes
(i) the patents and patent applications listed on Schedule 4 attached hereto and made a part hereof, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, and (v) all of each Grantor's rights corresponding thereto throughout the world.

     (ee) "Patent Security Agreement" means each Patent Security Agreement among Grantors and Secured Parties in substantially the form of Exhibit B attached hereto, pursuant to which Grantors have granted to each Secured Party a security interest in all their respective Patents, as may be amended, restated, supplemented, or otherwise modified from time to time.

     (ff) "Permitted Liens" has the meaning specified therefor in the Notes.

     (gg) "Permitted Secured Party" means, with respect to the exercise of any remedy provided for under this Agreement, any Secured Party that has delivered a Commencement Notice with respect to the exercise of such remedy to the other Secured Parties and has not received a Veto Notice with respect thereto within the Veto Period (other than a Commencement Notice to which the Veto Period does not apply); provided, however, there shall only be a single Permitted Secured Party that may exercise any specific remedy at any one time (it being agreed that if a Commencement Notice is delivered by more than one Secured Party with respect to any remedy provided for under this Agreement, then the first Secured Party to deliver a Commencement Notice and not receive a Veto Notice within the Veto Period shall be the only Secured Party that may exercise such remedy).

     (hh) "Person" has the meaning specified therefor in the Exchange Agreement.

     (ii) "Pledged Companies" means, each Person listed on Schedule 5 hereto as a "Pledged Company," together with each other Person all or a portion of whose Stock is acquired or otherwise owned by a Grantor after the date hereof.

     (jj) "Pledged Interests" means all of each Grantor's right, title and interest in and to all of the Stock now or hereafter owned by such Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

     (kk) "Pledged Operating Agreements" means all of each Grantor's rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies, as may be amended, restated, supplemented, or otherwise modified from time to time.

     (ll) "Pledged Partnership Agreements" means all of each Grantor's rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships, as may be amended, restated, supplemented, or otherwise modified from time to time.

     (mm) "Proceeds" has the meaning specified therefor in Section 2.

     (nn) "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

     (oo) "Records" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

     (pp) "Secured Obligations" mean all of the present and future payment obligations of Grantors arising under this Agreement, the Notes, the Guaranties, and the other Transaction Documents, including, without duplication, reasonable attorneys' fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

     (qq) "Securities Account" means a securities account (as that term is defined in the Code).

     (rr) "Security Documents" means, collectively, this Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Control Agreement, and each other security agreement, pledge agreement, assignment, mortgage, security deed, deed of trust, and other agreement or document executed and delivered by a Grantor as security for any of the Secured Obligations, as may be amended, restated, supplemented, or otherwise modified from time to time.

     (ss) "Security Interest" and "Security Interests" have the meanings specified therefor in Section 2.

     (tt) "Significant Secured Party" means, on any date of determination, (as applicable) (x) any Secured Party holding twenty-five percent (25%) or more of the aggregate principal amount of Notes outstanding on such date or (y) if no Secured Party holds twenty-five percent (25%) or more of the aggregate principal amount of Notes outstanding on such date, the Secured Party holding the greatest aggregate principal amount of Notes outstanding on such date.

     (uu) "Stock" means all shares, options, warrants, interests (including, without limitation, membership and partnership interests), participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States Securities and Exchange Commission and any successor thereto under the Securities Exchange Act of 1934, as in effect from time to time).

     (vv) "Subsidiaries" and "Subsidiary" each have the meanings specified therefor in the Notes.

     (ww) "Supporting Obligations" means supporting obligations (as such term is defined in the Code).

     (xx) "Trademarks" means all trademarks, trade names, trademark applications, service marks, service mark applications, and also includes (i) the trade names, trademarks, trademark applications, service marks, and service mark applications listed on Schedule 6 attached hereto and made a part hereof, and (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor's business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor's rights corresponding thereto throughout the world.

     (yy) "Trademark Security Agreement" means each Trademark Security Agreement among Grantors and Secured Parties in substantially the form of Exhibit C attached hereto, pursuant to which Grantors have granted to each Secured Party a security interest in all their respective Trademarks.

     (zz) "Transaction Documents" has the meaning specified therefor in the Exchange Agreement.

     (aaa) "URL" means "uniform resource locator," an internet web address.

     (bbb) "Veto Notice" means, with respect to any Commencement Notice, a written notice given by any Significant Secured Party to the other Secured Parties in accordance with the notice provisions set forth in the Exchange Agreement pursuant to which such Significant Secured Party notifies the other Secured Parties of its objection to the commencement of the remedial action specified in such Commencement Notice and certifies that, to the best of its knowledge, it is a Significant Secured Party.

     (ccc) "Veto Period" means, with respect to any Commencement Notice (other than a Commencement Notice given by a Significant Secured Party at a time when such Significant Secured Party is the only the Significant Secured Party), the period of two (2) Business Days following the delivery of such Commencement Notice to the Secured Parties.

     2. Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to each Secured Party a separate, continuing security interest (each, a "Security Interest" and, collectively, the "Security Interests") in all of the personal property of such Grantor and in all of the other assets described below of such Grantor whether now owned or hereafter acquired or arising and wherever located (collectively, the "Collateral), including, without limitation, the following:

     (a) all of such Grantor's Accounts;

     (b) all of such Grantor's Books;

     (c) all of such Grantor's Chattel Paper;

     (d) all of such Grantor's Deposit Accounts;

     (e) all of such Grantor's Equipment and fixtures;

     (f) all of such Grantor's General Intangibles;

     (g) all of such Grantor's Inventory;

     (h) all of such Grantor's Investment Related Property;

     (i) all of such Grantor's Negotiable Collateral;

     (j) all of such Grantor's rights in respect of Supporting Obligations;

     (k) all of such Grantor's Commercial Tort Claims;

     (l) all of such Grantor's money, cash, cash equivalents, or other assets of each such Grantor that now or hereafter come into the possession, custody, or control of any Secured Party;

     (m) all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the "Proceeds"). Without limiting the generality of the foregoing, the term "Proceeds" includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or any Secured Party from time to time with respect to any of the Investment Related Property.

     3. Security for Obligations. This Agreement and the Security Interests created hereby secure the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Parties, or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

     4. Grantors Remain Liable. Anything herein to the contrary notwithstanding,
(a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Parties, or any of them, of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) no Secured Party shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or any other Transaction Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and the other Transaction Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the applicable Grantor until the occurrence of an Event of Default and until any Secured Party shall notify the applicable Grantor of such Secured Party's exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 15 hereof.

     5. Representations and Warranties. Each Grantor hereby represents and warrants as follows:

     (a) The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement.

     (b) Schedule 7 attached hereto sets forth (i) all Real Property owned or leased by Grantors, together with all other locations of Collateral, as of the date hereof, and (ii) the chief executive office of each Grantor as of the date hereof.

     (c) As of the date hereof, no Grantor has any interest in, or title to, any Copyrights, Intellectual Property Licenses, Patents, or Trademarks except as set forth on Schedules 2, 3, 4 and 6, respectively, attached hereto. This Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents and Trademarks and, upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 8 hereto, all action necessary or desirable to protect and perfect the Security Interests in and to each Grantor's Patents, Trademarks, or Copyrights has been taken and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from any Grantor. No Grantor has any interest in any Copyright that is necessary in connection with the operation of such Grantor's business, except for those Copyrights identified on Schedule 2 attached hereto which have been registered with the United States Copyright Office.

     (d) This Agreement creates a valid security interest in all of the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Secured Parties, as secured parties, in the jurisdictions listed next to such Grantor's name on Schedule 8 attached hereto. Upon the making of such filings, subject to any Permitted Liens, Secured Parties shall each have a first priority perfected security interest in all of the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement. All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

     (e) (i) Except for the Security Interests created hereby, such Grantor is and has at all times been the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the date hereof;
(ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and non-assessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of such Grantor identified on Schedule 5 hereto; (iii) such Grantor has the right and requisite authority to pledge all Investment Related Property pledged by such Grantor to each Secured Party as provided herein; (iv) subject to any Permitted Liens, all actions necessary or desirable to perfect, establish the first priority of, or otherwise protect, Secured Parties' respective Liens in the Investment Related Property pledged hereunder, and the proceeds thereof (to the extent perfection may be achieved by the filings, possession or control set forth herein) have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by any Secured Party of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor; (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 8 attached hereto for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, upon the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with the Significant Secured Party holding the greatest aggregate principal amount of Notes outstanding on such date (at all times while such Significant Secured Party holds the greatest aggregate principal amount of Notes such Significant Secured Party is referred to herein as a "Possessory Secured Party") (or, with respect to any Pledged Interests created or obtained after the date hereof, will deliver and deposit in accordance with Sections 6(a) and 8 hereof) all certificates representing the Pledged Interests now or hereafter owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. To the knowledge of the Grantor, none of the Pledged Interests owned or held by such Grantor have been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject. Within five (5) Business Days after a Possessory Secured Party ceases to be a Possessory Secured Party in accordance with the foregoing, such former Possessory Secured Party shall deliver all Collateral held by such former
Possessory Secured Party to the Significant Secured Party who is then the Possessory Secured Party. Notwithstanding anything contained in this Section 5(e) or Section 6(a) to the contrary, it is expressly understood and agreed that any Collateral which solely requires possession thereof to perfect the security interest granted therein under this Agreement and which is possessed by a Possessory Secured Party shall be held solely for such Possessory Secured Party's own benefit and not the benefit of any other Secured Party.

     (f) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by any Secured Party of the voting or other rights provided in this Agreement with respect to Investment Related Property pledged hereunder or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally and (B) for any consent that may be required for the assignment of any Intellectual Property License that expressly provides that such Intellectual Property License is not assignable (or is not assignable without the consent of the other party to such Intellectual Property License).

     (g) Schedule 9 contains a complete and accurate list of all of each Grantor's Deposit Accounts and Securities Accounts, including, without limitation, with respect to each bank or securities intermediary (a) the name and address of such bank or securities intermediary and (b) the account numbers of such accounts maintained with such bank or securities intermediary.

     6. Covenants. Each Grantor, jointly and severally, covenants and agrees with each Secured Party that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 24 hereof (but only to the extent the particular assets described in this Section 6 constitute Collateral hereunder):

     (a) Possession of Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, and if and to the extent that perfection or priority of Secured Parties' respective Security Interests is dependent on possession the applicable Grantor, within two (2) Business Days of a written request of any Secured Party, shall execute such other documents and instruments as shall be requested by such Secured Party or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to the Significant Secured Party who is then the Possessory Secured Party, together with such undated powers endorsed in blank as shall be requested by such Secured Party.

     (b) Chattel Paper.

          (i) Upon request by any Secured Party, each Grantor shall take all steps reasonably necessary to grant each Secured Party control of all Chattel Paper in accordance with the Code and all "transferable records" as that term is defined in Section 16 of the Uniform Electronic Purchase Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; and

          (ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby), promptly upon the request of any Secured Party, such Chattel Paper and instruments shall be marked with the following legend:
     "This writing and the obligations evidenced or secured hereby are subject to the Security Interests set forth in the Security Agreement, dated ________ 2011, by and among [ ]."

     (c) Control Agreements. No Grantor shall establish or maintain any Deposit Account or Securities Account (or any other similar account) unless (i) the Grantors shall have provided each Secured Party with five (5) days' advance written notice of the opening of each such account or (ii) the Secured Parties shall have received a Control Agreement in respect of such account concurrently with the opening thereof or on the Closing Date (as defined in the Exchange Agreement) (as applicable). To the extent an Account Debtor of the Grantor makes payments directly to a Deposit Account, each Grantor shall use reasonable best efforts to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to a Deposit Account that is subject to a Control Agreement, and deposit or cause to be deposited promptly, and in any event no later than the fifth (5th) Business Day after the date of receipt thereof, all of their collections (including those sent directly by their Account Debtors to a Grantor) into a Deposit Account subject to a Control Agreement. Each Secured Party will not disclose the information contained on Schedule 9 attached hereto unless otherwise required by law or applicable legal process or in connection with the enforcement of such Secured Party's right hereunder. Parent represents and warrants that such information contained on Schedule 9 attached hereto is not material information relating any Grantor.

     (d) Letter-of-Credit Rights. Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly (and in any event within ten
(10) Business Days after becoming a beneficiary) notify Secured Parties thereof and, upon the request by any Secured Party, enter into a multi-party agreement with Secured Parties and the issuing or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Secured Parties and directing all payments thereunder to Secured Parties, all in form and substance satisfactory to Secured Parties.

     (e) Commercial Tort Claims. Each Grantor shall promptly (and in any event within ten (10) Business Days of receipt thereof) notify Secured Parties in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof and, upon request of any Secured Party, promptly amend Schedule 1 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other reasonable acts deemed necessary or desirable by any Secured Party to give Secured Parties subject to any Permitted Liens, a first priority, perfected security interest in any such Commercial Tort Claim.

     (f) Government Contracts. If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within ten (10) Business Days of the creation thereof) notify Secured Parties thereof in writing, and take all other appropriate actions under the Assignment of Claims Act or other applicable law to provide each Secured Party subject to any Permitted Liens, a first-priority perfected security interest in such contract.

     (g) Intellectual Property.

          (i) Upon five (5) Business Days prior written request of any Secured Party, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office or any other applicable Governmental Authority, each Grantor shall execute and deliver to Secured Parties one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements (collectively, the "IP Agreements") to further evidence Secured Parties' respective Liens on such Grantor's Copyrights, Trademarks or Patents.

          (ii) To the extent that each Grantor has actual knowledge of any of the following, each Grantor shall have the duty to: (A) promptly sue for infringement, misappropriation, or dilution with respect to its rights in Intellectual Property and to recover any and all damages for such infringement, misappropriation, or dilution, (B) prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) take all reasonable and necessary action to preserve and maintain all of each Grantor's Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office. Each Grantor shall, if commercially reasonable, promptly file an application with the United States Patent and Trademark Office for any Patent or Trademark that has not been registered with the United States Patent and Trademark Office. Any expenses incurred in connection with the foregoing shall be borne by Grantors. Each Grantor further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License which is material, either individually or in the aggregate, to any Grantor's business.

          (iii) Grantors acknowledge and agree that Secured Parties shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses. Without limiting the generality of this
     Section 6(g), Grantors acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but any Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including fees and expenses of attorneys and other professionals) shall be for the sole account of the Grantors and shall be deemed to be Secured Obligations.

     (h) Investment Related Property.

          (i) If any Grantor shall receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within ten (10) Business Days of receipt thereof) identify such Pledged Interests in a written notice to Secured Parties;

          (ii) Upon the occurrence and during the continuation of an Event of Default, all sums of money and property paid or distributed in respect of the Investment Related Property pledged hereunder which are received by any Grantor shall be held by the Grantors in trust for the benefit of Secured Parties segregated from such Grantor's other property, and such Grantor shall deliver it forthwith to the Secured Parties in the exact form received;

          (iii) Each Grantor shall promptly deliver to Secured Parties a copy of each material notice or other material communication received by it in respect of any Pledged Interests;

          (iv) No Grantor shall make or consent to any material amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests without the prior written consent of the Secured Parties (which shall not be unreasonably withheld);

          (v) Each Grantor agrees that it will reasonably cooperate with the Secured Parties in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interests on the Investment Related Property pledged hereunder or any sale or transfer thereof; and

          (vi) As to all limited liability company or partnership interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents, warrants and covenants that to the knowledge of each Grantor the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

     (i) Transfers and Other Liens. Grantors shall not (i) sell, lease, license, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by this Agreement and the other Transaction Documents (including, without limitation, as expressly permitted by Section 12(f) of the Notes), or
(ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Grantors, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute consent by any Secured Party to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Transaction Documents. Notwithstanding anything contained in this Agreement to the contrary, Permitted Liens shall not be permitted with respect to any Pledged Interests.

     (j) Preservation of Existence. Each Grantor shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

     (k) Maintenance of Properties. Each Grantor shall maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

     (l) Maintenance of Insurance. Each Grantor shall maintain insurance with insurance companies or associations (including, without limitation, comprehensive general liability, property, hazard, rent and business interruption insurance) with respect to all of its assets and properties (including, without limitation, all real properties leased or owned by it and any and all Inventory and Equipment) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated, in each case, acceptable to the Secured Parties.

     (m) Other Actions as to Any and All Collateral. Each Grantor shall promptly (and in any event within ten (10) Business Days of acquiring or obtaining such Collateral) notify Secured Parties in writing upon (i) acquiring or otherwise obtaining any material Collateral after the date hereof consisting of Trademarks, Patents, registered Copyrights, Intellectual Property Licenses, Investment Related Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in Article 9 of the Code), promissory notes (as defined in the Code, or instruments (as defined in the Code) or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case upon the reasonable request of any Secured Party, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property and do such other acts deemed reasonably necessary or desirable by any Secured Party to protect Secured Parties' respective Security Interests therein. For the purposes of this Section 6(m), "material Collateral" shall mean Collateral having a fair market value of at least $100,000, either individually or in the aggregate.

     7. Relation to Other Transaction Documents. The provisions of this Agreement shall be read and construed with the Transaction Documents referred to below in the manner so indicated.

     (a) Exchange Agreement and Notes. In the event of any conflict between any provision in this Agreement and any provision in the Exchange Agreement or Notes, such provision of the Exchange Agreement or Notes shall control, except to the extent the applicable provision in this Agreement is more restrictive with respect to the rights of Grantors or imposes more burdensome or additional obligations on Grantors, in which event the applicable provision in this Agreement shall control.

     (b) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security

Agreements or the Patent Security Agreements shall limit any of the rights or remedies of any Secured Party hereunder.

     8. Further Assurances.

     (a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Secured Party may reasonably request, in order to perfect and protect the Security Interests granted or purported to be granted hereby or to enable any Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

     (b) Each Grantor authorizes the filing by any Secured Party of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to such Secured Party such other instruments or notices, as may be necessary or as such Secured Party may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby.

     (c) Each Grantor authorizes any Secured Party at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as "all personal property of debtor" or "all assets of debtor" or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.

     (d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of each Secured Party affected thereby, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

     (e) Each Grantor shall permit each Secured Party or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of such Grantor at any time during ordinary business hours two
(2) Business Days' prior written notice; provided that, (i) any such examination or inspection by any one or more Secured Parties or any of its/their employees, accountants, attorneys or agents of the manufacturing facility commonly known as 6905 San Tomas Road, Elkridge, MD 21075 (the "Facility") shall be conducted in the presence of a designated representative of Grantors and (ii) the Classified Space of the Facility shall not be physically accessible to non-employees of any such Grantor. As used herein, the term "Classified Space" means any manufacturing and or manufacturing support space within the Facility designated by a recognized, national and or international drug regulatory body to be "Classified" to a specific level of cleanliness (it being agreed that examples of such designation would be: ISO (cleanliness) Classifications 5, 6, 7, 8; EU (cleanliness) Class A, B, C, D; and US (cleanliness) Class 100, 10,000, and 100,000).

     9. Secured Parties' Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, any Secured Party (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could,
(b) shall have the right to use any Grantor's rights under Intellectual Property Licenses in connection with the enforcement of the Secured Party's rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of such Secured Party or any of its nominees.

     10. Secured Parties Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, each Grantor, on behalf of itself and each New Subsidiary of such Grantor, hereby irrevocably appoints each Secured Party as the attorney-in-fact of such Grantor and each such New Subsidiary. In the event any Grantor or any New Subsidiary fails to execute or deliver in a timely manner any Transaction Document or other agreement, document, certificate or instrument which such Grantor or New Subsidiary now or at any time hereafter is required to execute or deliver pursuant to the terms of the Exchange Agreement or any other Transaction Document, each Secured Party shall have full authority in the place and stead of such Grantor or New Subsidiary, and in the name of such Grantor, such New Subsidiary or otherwise, to execute and deliver each of the foregoing. Without limitation of the foregoing, each Secured Party shall have full authority in the place and stead of each Grantor and each New Subsidiary, and in the name of any such Grantor, any such New Subsidiary or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which such Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

     (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any Collateral of such Grantor or New Subsidiary;

     (b) to  receive  and  open  all  mail  addressed  to  such  Grantor  or New
Subsidiary and to notify postal authorities to change the address for the delivery of mail to such Grantor or New Subsidiary to that of such Secured Party;

     (c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

     (d) to file any claims or take any action or institute any proceedings which such Secured Party may deem necessary or desirable for the collection of any of the Collateral of such Grantor or New Subsidiary or otherwise to enforce the rights of any Secured Party with respect to any of the Collateral;

     (e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor or New Subsidiary in respect of any Account of such Grantor or New Subsidiary;

     (f) to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, customer lists, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor or New Subsidiary; and

     (g) such Secured Party shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if such Secured Party shall commence any such suit, the appropriate Grantor or New Subsidiary shall, at the request of such Secured Party, do any and all lawful acts and execute any and all proper documents reasonably required by such Secured Party in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies, for itself and each of its New Subsidiaries, all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Such power-of-attorney granted pursuant to this Section 10 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

     11. Secured Parties May Perform. Subject to any applicable Cure Period (as defined below), if any Grantor fails to perform any agreement contained herein, any Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of such Secured Party incurred in connection therewith shall be payable, jointly and severally, by Grantors.

     12. Secured Parties' Duties; Bailee for Perfection. The powers conferred on Secured Parties hereunder are solely to protect the Secured Parties' respective interests in the Collateral and shall not impose any duty upon any Secured Party in favor of any Grantor or any other Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, no Secured Party shall have any duty to any Grantor or any other Secured Party as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. A Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which such Secured Party accords its own property. Each Secured Party agrees that, with respect to any Collateral at any time or times in its possession and in which any other Secured Party has a Lien, the Secured Party in possession of any such Collateral shall be the bailee of each other Secured Party solely for purposes of perfecting (to the extent not otherwise perfected) each other Secured Party's Lien in such Collateral, provided that no Secured Party shall be obligated to obtain or retain possession of any such Collateral. Without limiting the generality of the foregoing, Secured Parties and Grantors hereby agree that any Secured Party that is in possession of any Collateral at such time as the Secured Obligations owing to such Secured Party have been paid in full may re-deliver such Collateral to the applicable Grantor or, if requested by any Secured Party prior to such re-delivery, may deliver such Collateral (unless otherwise restricted by applicable law or court order and subject in all events to the receipt of an indemnification of all liabilities arising from such delivery) to the requesting Secured Party, without recourse to or representation or warranty by the Secured Party in such possession.

     13. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuation of an Event of Default, any Secured Party may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to such Secured Party or that such Secured Party has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of the Secured Obligations.

     14. Disposition of Pledged Interests by Secured Party. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal, state or other securities laws of the United States or any other jurisdiction, and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, any Secured Party may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal, state and other securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if a Secured Party shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, such Secured Party shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that such Secured Party has handled the disposition in a commercially reasonable manner.

     15. Voting Rights.

     (a) Upon the occurrence and during the continuation of an Event of Default,
(i) any Secured Party may, at its option, and with five (5) Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Secured Parties under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is any Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) if such Secured Party duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints such Secured Party as such Grantor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner that such Secured Party deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. Such power-of-attorney granted pursuant to this Section 15 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

     (b) For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Secured Parties, vote or take any consensual action with respect to such Pledged Interests which would materially or adversely affect the rights of Secured Parties exercising the voting rights owned by such Grantor or the value of the Pledged Interests.

     16. Remedies. Upon the occurrence and during the continuance of an Event of
Default:

     (a) Any Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, any Secured Party without any demand, advertisement, or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or by any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of such Secured Party forthwith, assemble all or part of the Collateral as directed by such Secured Party and make it available to such Secured Party at one or more locations where such Grantor regularly maintains Inventory, and (ii) with at least ten (10) calendar days' prior written notice to Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of such Secured Party's offices or elsewhere, for cash, on credit, and upon such other terms as such Secured Party may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, such ten (10) days' notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable "authenticated notification of disposition" within the meaning of
Section 9-611 of the Code. No Secured Party shall be obligated to make any sale of Collateral regardless of notice of sale having been given. Any Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned so long as the applicable Grantor has received at least two (2) Business Days' notice of such adjournment and such time and place to which such is so adjourned.

     (b) Each Secured Party is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor's labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (but only to the extent
(i) such license, sublicense or agreement does not prohibit such use by such Secured Party and (ii) such Grantor will not be in default under such license, sublicense, or other agreement as a result of such use by such Secured Party), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor's rights under all licenses and all franchise agreements shall inure to the benefit of such Secured Party.

     (c) Any cash held by any Secured Party as Collateral and all proceeds received by any Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in Section 17 hereof. In the event the proceeds of Collateral are insufficient for the Satisfaction in Full of the Secured Obligations (as defined below), each Grantor shall remain jointly and severally liable for any such deficiency.

     (d) Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing any Secured Party shall have the right to an immediate writ of possession without notice of a hearing. Each Secured Party shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by any Secured Party.

     (e) Notwithstanding anything in this Agreement to the contrary, each Secured Party agrees that it will not exercise any remedy provided for under this Agreement with respect to all or any portion of the Collateral unless such Secured Party is a Permitted Secured Party (provided that the foregoing shall not prevent any Secured Party from commencing or participating in any Insolvency Proceeding or taking any action (other than with respect to the Collateral) to enforce the payment or performance of any Grantors' obligations under any of the Notes, Guaranties or other Transaction Documents). As between Grantors, or any of them, and any Secured Party, any action that such Secured Party may take under this Agreement shall be conclusively presumed to have been authorized and approved by the other Secured Parties. Without limiting any other provision of this Agreement, each Secured Party that delivers a Commencement Notice to the other Secured Parties shall deliver a written notice to Parent, on the same Business Day on which such Secured Party delivers such Commencement Notice to such other Secured Parties, stating that such Secured Party delivered a Commencement Notice to such other Secured Parties.

     (f) Each Secured Party may, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor's Deposit Accounts in which any such Secured Party's Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the lesser of (x) the balance owed to such Secured Party, and (y) balance of such Deposit Account, in either case to or for the benefit of such Secured Party, and
(ii) with respect to any Grantor's Securities Accounts in which such Secured Party's Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of such Secured Party, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of such Secured Party. Without limiting any other provision of this Agreement, each Secured Party that sends a control notice to a bank or securities intermediary with respect to any Grantor's Deposit Account or Securities Account shall deliver a copy of such notice to Parent on the first (1st) Business Day immediately following the date on which such Secured Party sent such control notice to such bank or securities intermediary.

     17. Priority of Liens; Application of Proceeds of Collateral. Each Secured Party hereby acknowledges and agrees that, notwithstanding the time or order of the filing of any financing statement or other registration or document with respect to the Collateral and the Security Interests, or any provision of this Agreement, any other Security Document, the Code or other applicable law, solely as amongst the Secured Parties, the separate Security Interests of the Secured Parties shall have the same rank and priority; provided, that, the foregoing shall not apply to any Security Interest of a Secured Party that is void or voidable as a matter of law. In furtherance thereof, all proceeds of Collateral properly received by any Secured Party under this Agreement or applicable law shall be applied as follows:

     (a) first, ratably to pay any expenses due to any of the Secured Parties (including, without limitation, the reasonable costs and expenses paid or incurred by any Secured Party to correct any default under or enforce any provision of the Transaction Documents, or after the occurrence of any Event of Default in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated) or indemnities then due to any of the Secured Parties under the Transaction Documents, until paid in full;

     (b) second, ratably to pay any fees or premiums then due to any of the Secured Parties under the Transaction Documents, until paid in full;

     (c) third, ratably to pay interest due in respect of the Secured Obligations then due to any of the Secured Parties, until paid in full;

     (d) fourth, ratably to pay the principal amount of all Secured Obligations then due to any of the Secured Parties, until paid in full;

     (e) fifth, ratably to pay any other Secured Obligations then due to any of the Secured Parties; and

     (f) sixth, to Grantors or such other Person entitled thereto under applicable law.

     18. Remedies Cumulative. Each right, power, and remedy of any Secured Party as provided for in this Agreement or in any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by any Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Secured Party of any or all such other rights, powers, or remedies. Each Grantor acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Secured Party and that the remedy at law for any such breach may be inadequate. Each Grantor therefore agrees that, in the event of any breach or any threatened breach, each Secured Party shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

     19. Marshaling. No Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of any Secured Party's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

     20. Acknowledgment.

     (a) Each Secured Party hereby agrees and acknowledges that no other Secured Party has agreed to act for it as an administrative or collateral agent, and each Secured Party is and shall remain solely responsible for the attachment, perfection and priority of all Liens created by this Agreement or any other Security Document in favor of such Secured Party. No Secured Party shall have by reason of this Agreement or any other Transaction Document an agency or fiduciary relationship with any other Secured Party. No Secured Party (which term, as used in this sentence, shall include reference to each Secured Party's officers, directors, employees, attorneys, agents and affiliates and to the officers, directors, employees, attorneys and agents of such Secured Party's affiliates) shall: (i) have any duties or responsibilities except those expressly set forth in this Agreement and the other Security Documents or (ii) be required to take, initiate or conduct any enforcement action (including any litigation, foreclosure or collection proceedings hereunder or under any of the other Security Documents). Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against any other Secured Party as a result of such Secured Party acting or refraining from acting hereunder or under any of the Security Documents except as a result and to the extent of losses caused by such Secured Party's actual gross negligence or willful misconduct (it being understood and agreed by each Secured Party that the delivery by any Significant Secured Party of one or more Veto Notices shall not be deemed to be or construed as gross negligence or willful misconduct on the part of the Secured Party delivering any such Veto Notice). No Secured Party assumes any responsibility for any failure or delay in performance or breach by any Grantor or any Secured Party of its obligations under this Agreement or any other Transaction Document. No Secured Party makes to any other Secured Party any express or implied warranty, representation or guarantee with respect to any Secured Obligations, Collateral, Transaction Document or Grantor. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall be responsible to any other Secured Party or any of its officers, directors, employees, attorneys or agents for: (i) any recitals, statements, information, representations or warranties contained in any of the Transaction Documents or in any certificate or other document furnished pursuant to the terms hereof;
(ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Transaction Documents; (iii) the validity, genuineness, enforceability, collectability, value, sufficiency or existence of any Collateral, or the attachment, perfection or priority of any Lien therein; or
(iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Grantor or any Account Debtor. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any other Secured Party to ascertain or inquire into the existence of any default or Event of Default, the observance or performance by any Grantor of any of the duties or agreements of such Grantor under any of the Transaction Documents or the satisfaction of any conditions precedent contained in any of the Transaction Documents.

     (b) Each Secured Party hereby acknowledges and represents that it has, independently and without reliance upon any other Secured Party, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Grantor and its own decision to enter into the Transaction Documents and to acquire the Notes, and each Secured Party has made such inquiries concerning the Transaction Documents, the Collateral and each Grantor as such Secured Party feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the Transaction Documents without any other Secured Party. Each Secured Party hereby further acknowledges and represents that the other Secured Parties have not made any representations or warranties to it concerning any Grantor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Transaction Documents. Each Secured Party also hereby acknowledges that it will, independently and without reliance upon the other Secured Parties, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in taking or refraining to take any other action under this Agreement or the Transaction Documents. No Secured Party shall have any duty or responsibility to provide any other Secured Party with any notices, reports or certificates furnished to such Secured Party by any Grantor or any credit or other information concerning the affairs, financial condition, business or assets of any Grantor (or any of its affiliates) which may come into possession of such Secured Party.

     21. Indemnity and Expenses.

     (a) Without limiting any obligations of Parent under the Exchange Agreement, each Grantor agrees to indemnify all Secured Parties from and against all claims, lawsuits and liabilities (including attorneys' fees) arising out of or resulting from this Agreement or any other Transaction Document, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Transaction Documents and the Satisfaction in Full of the Secured Obligations.

     (b) Grantors, jointly and severally, shall, upon demand, pay to each Secured Party all of the reasonable costs and expenses which such Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents, (ii) the exercise or enforcement of any of the rights of such Secured Party hereunder or (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

     22. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No provision of this Agreement may be amended other than by an instrument in writing signed by each Grantor and each Significant Secured Party, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 22 shall be binding on all Secured Parties, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the Secured Parties or (2) imposes any obligation or liability on any Secured Party without such Secured Party's prior written consent (which may be granted or withheld in such Secured Party's sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that all of the Significant Secured Parties (in a writing signed by all of the Significant Secured Parties) may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 22 shall be binding on all Secured Parties, provided that no such waiver shall be effective to the extent that it (1) applies to less than all the Secured Parties (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Secured Party without such Secured Party's prior written consent (which may be granted or withheld in such Secured Party's sole discretion).

     23. Addresses for Notices. All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Exchange Agreement and (b) shall be delivered, (i) in the case of notice to any Grantor, by delivery of such notice to Parent at Parent's address specified in the Exchange Agreement or at such other address as shall be designated by Parent in a written notice to each of the Secured Parties in accordance with the provisions thereof, and (ii) in the case of notice to any Secured Party, by delivery of such notice to such Secured Party at its address specified in the Exchange Agreement or at such other address as shall be designated by such Secured Party in a written notice to Parent and each other Secured Party in accordance with the provisions thereof.

     24. Separate, Continuing Security Interests; Assignments under Transaction Documents. This Agreement shall create a separate, continuing security interest in the Collateral in favor of each Secured Party and shall (a) remain in full force and effect until Satisfaction in Full of the Secured Obligations, (b) be binding upon each of Grantors, and their respective permitted successors and permitted assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may, in accordance with (and as limited by) the provisions of the Transaction Documents, assign or transfer all or any portion of its rights and obligations under the Transaction Documents to any other Person in connection with a transfer of such Secured Party's Note or shares of Preferred Stock, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise (provided that such Secured Party will provide Parent with a copy of such assignment or transfer (as the case may be), together with a statement specifying which rights are assigned to such assignee or transferee (as the case may be) and which are retained by such Secured Party if such assignment or transfer (as the case may be) does not so provide). Upon Satisfaction in Full of the Secured Obligations: (i) the Security Interests granted hereby (including but not limited to the rights under the IP Agreements), shall terminate and (ii) all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. Upon Satisfaction in Full of the Secured Obligations, any Secured Party may authorize in writing any Grantor to file any and all appropriate termination statements to terminate such Security Interests upon the written request of any Grantor, and if any Secured Party fails to do, upon written request from any Grantor, each Secured Party will authorize Parent to file any and all appropriate termination statements to terminate such Security Interests, and such authorization will not be unreasonably withheld or delayed. No transfer or renewal, extension, assignment, or termination of this Agreement or any other Transaction Document, or any other instrument or document executed and delivered by any Grantor to any Secured Party nor any additional loans made by any Secured Party to any Grantor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by any Secured Party, nor any other act of Secured Parties, or any of them, shall release any of Grantors from any obligation, except a release or discharge executed in writing by all Secured Parties. No Secured Party shall by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by such Secured Party and then only to the extent therein set forth. A waiver by any Secured Party of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which such Secured Party would otherwise have had on any other occasion.

     25. Default. Notwithstanding anything else contained in this Agreement, other than at any time while an Event of Default exists, if a breach or default by any Grantor occurs under this Agreement, then such Grantor shall have five
(5) Business Days after the date on which any Secured Party delivers a written notice to such Grantor of such breach or default to cure such breach or default (such five (5) Business Day period is referred to herein a "Cure Period").

     26. Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Colorado. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement against any Collateral or other property may be brought, at any Secured Party's option, in the courts of any jurisdiction where such Secured Party elects to bring such action or where such Collateral or other property may be found. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Without limitation of the foregoing, each Grantor other than Parent hereby irrevocably appoints Parent as such Grantor's agent for purposes of receiving and accepting any service of process hereunder or under any of the other Security Documents. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     27. Miscellaneous.

     (a) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Security Document mutatis mutandis.

     (b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     (c) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     (d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

     (e) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

     (f) Unless the context of this Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). "Satisfaction in Full of the Secured Obligations" shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents and discharge, of all Secured Obligations in full. Any reference herein to any Person shall be construed to include such Person's permitted successors and permitted assigns.

     (g) All dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars ("U.S. Dollars"), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. "Exchange Rate" means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

                            [signature pages follow]

     IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

      GRANTORS:                    CEL-SCI CORPORATION, a Colorado corporation

                                     By:
                                        --------------------------------
                                     Name:
                                          ------------------------------
                                     Title:
                                           -----------------------------

                                    VIRAL TECHNOLOGIES, INC., a Delaware
                                    corporation

                                     By:
                                        --------------------------------
                                     Name:
                                          ------------------------------
                                     Title:
                                           -----------------------------

      SECURED PARTIES:             IROQUOIS MASTER FUND LTD.


                                   ------------------------------------------
                                   By: Joshua Silverman, Authorized Signatory

                                   SCHEDULE 1

                             COMMERCIAL TORT CLAIMS

NONE

                                   SCHEDULE 2

                                   COPYRIGHTS



NONE

                                   SCHEDULE 3

                         INTELLECTUAL PROPERTY LICENSES

NONE

                                   SCHEDULE 4

                                     PATENTS

                                   SCHEDULE 5

                                PLEDGED COMPANIES



NONE

                                   SCHEDULE 6

                                   TRADEMARKS



 Trademarks                 L.E.A.P.S.     Multikine
 ----------                 ----------     ---------
 Application #              75/214,482    74/384,017
 Trademark #                2,494,550     2,072,043
                            USA           USA

 Registration Date          10/2/2001     6/17/1997

                                   SCHEDULE 7

                                  REAL PROPERTY

Owned Real Property
-------------------

      None.

Leased Real Property
--------------------

     1.   8229 Boone Boulevard, Suite 802, Vienna, VA 22315
     2.   4820-C Seton Drive, Baltimore, MD 21215
     3.   6905 San Tomas Road, Elkridge, MD 21075

                                   SCHEDULE 8

             LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS



            Grantor                     Jurisdictions
            -------                     -------------

            Cel-Sci Corporation         Colorado

                                   SCHEDULE 9

                    DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Deposit Accounts
----------------


Securities Accounts
-------------------

                                   SCHEDULE I
                                       TO
                          COPYRIGHT SECURITY AGREEMENT


                             Copyright Registrations
                             -----------------------

      SEE ATTACHED

                               Copyright Licenses
                               ------------------

      NONE

                                    EXHIBIT A

                          COPYRIGHT SECURITY AGREEMENT

     This COPYRIGHT SECURITY AGREEMENT (this "Copyright Security Agreement") is made this [___] day of May 2011, by the Grantors listed on the signature pages hereof (collectively, jointly and severally, "Grantors" and each individually "Grantor"), in favor of the Secured Parties under and as defined in the below-described Security Agreement.

                                    RECITALS

     WHEREAS, pursuant to that certain Exchange Agreement, dated as of May 16, 2011 (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the "Exchange Agreement"), by and among CEL-SCI Corporation, a Colorado corporation ("Parent"), and each of the Secured Parties, Parent has agreed to issue, and each of the Secured Parties have each agreed to acquire, severally and not jointly, certain Notes; and

     WHEREAS, in order to induce each of the Secured Parties to enter into the Exchange Agreement and to acquire, severally and not jointly, the Notes as provided for in the Exchange Agreement, Grantors have executed and delivered to each of the Secured Parties that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement"); and

     WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to each of the Secured Parties this Copyright Security Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

     2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor hereby grants to each Secured Party a continuing first priority security interest in all of such Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Copyright Collateral"):

     (a) all of each Grantor's Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

     (b) all reissues, continuations or extensions of the foregoing; and

     (c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Copyright or any Copyright licensed under any Intellectual Property License.

     3. SECURITY FOR OBLIGATIONS. This Copyright Security Agreement and the Security Interests created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

     4. SECURITY AGREEMENT. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to Secured Parties pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Secured Parties with respect to their respective security interests in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     5. AUTHORIZATION TO SUPPLEMENT. To the extent required under the Security Agreement, Grantors shall give Secured Parties prompt notice in writing of any additional copyright registrations or applications therefor after the date hereof. Grantors hereby authorize Secured Parties unilaterally to modify this Agreement by amending Schedule I to include any future registered copyrights or applications therefor of Grantors. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from any Secured Party's continuing security interest in all Collateral, whether or not listed on Schedule I.

     6. COUNTERPARTS. This Copyright Security Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. In proving this Copyright Security Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

     7. CONSTRUCTION. Unless the context of this Copyright Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Copyright Security Agreement or any other Transaction Document refer to this Copyright Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Copyright

Security Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified. Any reference in this Copyright Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The language used in this Copyright Security Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Copyright Security Agreement.

                            [signature pages follow]

                          COPYRIGHT SECURITY AGREEMENT


     IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

      GRANTORS:                   CEL-SCI CORPORATION, a Colorado
                                  corporation


                                  By:
                                     --------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                        -----------------------------

                                  VIRAL TECHNOLOGIES, INC., a Delaware
                                  corporation

                                  By:
                                     --------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                        -----------------------------

                                   SCHEDULE I
                                       TO
                          COPYRIGHT SECURITY AGREEMENT

                             COPYRIGHT REGISTRATIONS

--------------------------------------------------------------------------------

                                                   Registration   Registration
    Grantor          Country        Copyright          No.            Date
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                               Copyright Licenses
                               ------------------

                                    EXHIBIT B

                            PATENT SECURITY AGREEMENT

     This PATENT SECURITY AGREEMENT (this "Patent Security Agreement") is made this [___] day of May 2011, by the Grantors listed on the signature pages hereof (collectively, jointly and severally, "Grantors" and each individually "Grantor"), in favor of the Secured Parties under and as defined in the below-described Security Agreement.

                                    RECITALS

     WHEREAS, pursuant to that certain Exchange Agreement, dated as of May 16, 2011 (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the "Exchange Agreement"), by and among CEL-SCI Corporation, a Colorado corporation ("Parent"), and each of the Secured Parties, Parent has agreed to issue, and each of the Secured Parties have each agreed to acquire, severally and not jointly, certain Notes; and

     WHEREAS, in order to induce each of the Secured Parties to enter into the Exchange Agreement and to acquire, severally and not jointly, the Notes as provided for in the Exchange Agreement, Grantors have executed and delivered to each of the Secured Parties that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement"); and

     WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to each of the Secured Parties this Patent Security Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

     2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Each Grantor hereby grants to each Secured Party a continuing first priority security interest in all of such Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Patent Collateral"):

     (a) all of its Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

     (b) all reissues, continuations or extensions of the foregoing; and

     (c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Intellectual Property License.

     3. SECURITY FOR OBLIGATIONS. This Patent Security Agreement and the Security Interests created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

     4. SECURITY AGREEMENT. The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to Secured Parties pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Secured Parties with respect to their respective security interests in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Patent Security Agreement shall automatically apply thereto. To the extent required under the Security Agreement, Grantors shall give prompt notice in writing to Secured Parties with respect to any such new patent rights. Without limiting each Grantor's obligations under this Section 5, Grantors hereby authorize Secured Parties unilaterally to modify this Agreement by amending Schedule I to include any such new patent rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from any Secured Party's continuing security interest in all Collateral, whether or not listed on Schedule I.

     6. COUNTERPARTS. This Patent Security Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. In proving this Patent Security
Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

     7. CONSTRUCTION. Unless the context of this Patent Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Patent Security Agreement or any other Transaction Document refer to this Patent Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Patent Security Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified. Any reference in this Patent
Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The language used in this Patent Security Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Patent Security Agreement.

                            [signature pages follow]

     IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

      GRANTORS:                   CEL-SCI CORPORATION, a Colorado
                                  corporation


                                  By:
                                     --------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                        -----------------------------

                                  VIRAL TECHNOLOGIES, INC., a Delaware
                                  corporation

                                  By:
                                     --------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                        -----------------------------

                                    EXHIBIT C

                          TRADEMARK SECURITY AGREEMENT

     This TRADEMARK SECURITY AGREEMENT (this "Trademark Security Agreement") is made this [___] day of May 2011, by the Grantors listed on the signature pages hereof (collectively, jointly and severally, "Grantors" and each individually "Grantor"), in favor of the Secured Parties under and as defined in the below-described Security Agreement.

                                    RECITALS

     WHEREAS, pursuant to that certain Exchange Agreement, dated as of May 16, 2011 (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the "Exchange Agreement"), by and among CEL-SCI Corporation, a Colorado corporation ("Parent"), and each of the Secured Parties, Parent has agreed to issue, and each of the Secured Parties have each agreed to acquire, severally and not jointly, certain Notes; and

     WHEREAS, in order to induce each of the Secured Parties to enter into the Exchange Agreement and to acquire, severally and not jointly, the Notes as provided for in the Exchange Agreement, Grantors have executed and delivered to each of the Secured Parties that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement"); and

     WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to each of the Secured Parties this Trademark Security Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

     2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby grants to each Secured Party a continuing first priority security interest in all of such Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Trademark Collateral"):

     (a) all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

     (b) all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles with respect to the foregoing;

     (c) all reissues, continuations or extensions of the foregoing;

     (d) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

     (e) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License.

     3. SECURITY FOR OBLIGATIONS. This Trademark Security Agreement and the Security Interests created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

     4. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Secured Parties pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Secured Parties with respect to their respective security interests in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. To the extent required under the Security Agreement, Grantors shall give prompt notice in writing to Secured Parties with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting each Grantor's obligations under this Section 5, Grantors hereby authorize Secured Parties unilaterally to modify this Agreement by amending Schedule I to include any such new trademark rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from any Secured Party's continuing security interest in all Collateral, whether or not listed on Schedule I.

     6. COUNTERPARTS. This Trademark Security Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. In proving this Trademark Security Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

     7. CONSTRUCTION. Unless the context of this Trademark Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Trademark Security Agreement or any other Transaction Document refer to this Trademark Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Trademark Security Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Trademark Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The language used in this Trademark Security Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Trademark Security Agreement.

                            [signature pages follow]

     IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

        GRANTORS:                   CEL-SCI CORPORATION, a Colorado
                                    corporation


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------

                                    VIRAL TECHNOLOGIES, INC., a Delaware
                                    corporation

                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------

                                   SCHEDULE I
                                       to
                          TRADEMARK SECURITY AGREEMENT

                      Trademark Registrations/Applications

--------------------------------------------------------------------------------

                                                  Application/
    Grantor                                       Registration
                     Country          Mark             No.        App/Reg Date
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                   Trade Names
                                   -----------


                              Common Law Trademarks
                              ---------------------


                         Trademarks Not Currently In Use
                         -------------------------------


                               Trademark Licenses
                               ------------------

                                    EXHIBIT D

                                FORM OF GUARANTY

                                  See attached.

                                   EXHIBIT D

                                    GUARANTY

      This Guaranty (the "Guaranty") is made this [____] day of May 2011 by such guarantors listed on the signature pages hereof (collectively, jointly and severally, "Guarantors," and each, individually, a "Guarantor"), in favor of [_______________] (together with its successors, assigns, endorsees and transferees, "Secured Party").

                                    RECITALS

      WHEREAS, pursuant to that certain Exchange Agreement, dated as of May
16, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the "Exchange Agreement"), by and among CEL-SCI Corporation, a Colorado corporation ("Parent"), Secured Party and each of the other secured parties listed on the signature pages attached thereto (together with Secured Party, "Secured Parties"), Parent has agreed to issue, and Secured Parties have each agreed to acquire, severally and not jointly, certain Notes and shares of Preferred Stock; and

      WHEREAS, each Guarantor is a direct or indirect wholly-owned Subsidiary of Parent and will receive direct and substantial benefits from the Exchange Agreement and the issuance to the Secured Parties of the Notes and the shares of Preferred Stock; and

      WHEREAS, in order to induce Secured Parties to enter into the Exchange Agreement and to acquire, severally and not jointly, the Notes and the shares of Preferred Stock as provided for in the Exchange Agreement, Guarantors have agreed to jointly and severally guaranty all of Parent's obligations under and with respect to the Notes, the Exchange Agreement and the other Transaction Documents; and

      WHEREAS, in connection herewith, Guarantors, Parent and Secured Parties have entered into that certain Security Agreement dated as of May [___], 2011 (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the "Security Agreement"), pursuant to which Guarantors and Parent (Guarantors and Parent, collectively, "Obligors" and each, individually, an "Obligor") have granted each of the Secured Parties continuing security interests in all assets of each Obligor, as more fully set forth in the Security Agreement.

                                   AGREEMENTS

      NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, each Guarantor hereby agrees as follows:

     1. Definitions. All capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Security Agreement.

     2. Guaranteed Obligations. Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Secured Party the due and punctual Satisfaction in Full of the Guaranteed Obligations (as defined below). "Guaranteed Obligations" means, collectively, all of the present and future payment obligations of each Obligor arising under the Exchange Agreement, any and all Notes payable to Secured Party, the Security Agreement and the other Transaction Documents, including, without limitation, attorneys' fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

     3. Guarantors' Representations and Warranties. Each Guarantor represents and warrants to Secured Party that such Guarantor expects to derive substantial benefits from the Exchange Agreement and the acquisition by Secured Parties of the Notes and the shares of Preferred Stock and the other transactions contemplated hereby and by the other Transaction Documents. Secured Party may rely conclusively on a continuing warranty, hereby made, that such Guarantor continues to be benefited by this Guaranty and Secured Party shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Secured Party without regard to the receipt, nature or value of any such benefits.

     4. Unconditional Nature1. No act or thing need occur to establish any Guarantor's liability hereunder, and no act or thing, except Satisfaction in Full of the Guaranteed Obligations (as defined below), shall in any way exonerate any Guarantor hereunder or modify, reduce, limit or release any
Guarantor's liability hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Guaranteed Obligations and shall continue to be in force and be binding upon each Guarantor until Satisfaction in Full of the Guaranteed Obligations. Each Guarantor agrees that this Guaranty is a guaranty of Satisfaction in Full of the Guaranteed Obligations and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional. In addition to the terms set forth herein, it is expressly understood and agreed that, if, at maturity and at any time during the continuance of an Event of Default, the outstanding amount of the Guaranteed Obligations under the Transaction Documents (including, without limitation, all accrued interest thereon, all accrued late charges thereon and all premiums due in respect thereof) is declared to be immediately due and payable, then Guarantors shall, upon notice of such acceleration, without further demand, pay to Secured Party the entire outstanding Guaranteed Obligations due and owing to Secured Party.

     5. Subrogation. No Guarantor will exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to such Guarantor as to any of the Guaranteed Obligations, or against any Person liable therefor, or as to any collateral security therefor, unless and until Satisfaction in Full of the Guaranteed Obligations.

     6. Enforcement Expenses. Each Guarantor shall pay or reimburse Secured Party for all costs, expenses and reasonable attorneys' fees paid or incurred by Secured Party in endeavoring to collect and enforce the Guaranteed Obligations and in enforcing this Guaranty.

     7. Obligations Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Satisfaction in Full of the Guaranteed

Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that none of its obligations hereunder shall be affected or impaired by any of the following acts or things (which Secured Party is expressly authorized to do, omit or suffer from time to time, without consent or approval by or notice to any Guarantor): (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Guaranteed Obligations; (b) one or more extensions or renewals of the Guaranteed Obligations (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Guaranteed Obligations or any amendment or modification of any of the terms or provisions of any of the Transaction Documents; (c) any waiver or indulgence granted to Parent or any other Obligor, any delay or lack of diligence in the enforcement of the Guaranteed Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Guaranteed Obligations; (d) any full or partial release of, compromise or settlement with, or agreement not to sue, Parent, any other Obligor or any other Person liable in respect of any of the Guaranteed Obligations; (e) any release, surrender, cancellation or other discharge of any evidence of the Guaranteed Obligations or the acceptance of any instrument in renewal or substitution therefor; (f) any failure to obtain collateral security (including rights of setoff) for the Guaranteed Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (g) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (h) any assignment, pledge or other transfer of any of the Guaranteed Obligations or any evidence thereof; (i) any manner, order or method of application of any payments or credits upon the Guaranteed Obligations or (j) Secured Party not being a Permitted Secured Party. Each Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

     8. Waivers by Guarantors. Each Guarantor waives any and all defenses, claims, setoffs and discharges of, and/or against, Parent, or any other Obligor or Person (including, without limitation, Secured Party), pertaining to the Guaranteed Obligations, except the defense of discharge by indefeasible satisfaction and discharge in full. Without limiting the generality of the foregoing, no Guarantor will assert, plead or enforce against any Secured Party any defense of waiver, release, discharge or disallowance in any Insolvency Proceeding, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Parent or any other Obligor or Person liable in respect of any of the Guaranteed Obligations, or any setoff available to any Secured Party against Parent or any other such Obligor or Person, whether or not on account of a related transaction. Each Guarantor expressly agrees that such Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Guaranteed
Obligations, whether or not the liability of Parent or any other Obligor or Person for such deficiency is discharged pursuant to statute or judicial decision. The liability of each Guarantor shall not be affected or impaired by, and each Guarantor waives and agrees it shall not at any time insist upon, plead or in any manner claim or take the benefit of, any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, any valuation, appraisal, stay, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, Parent or any of its assets. No Guarantor will assert, plead or enforce against any Secured Party any claim, defense or setoff available to such Guarantor against Parent. Each Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Guaranteed Obligations. Secured Party shall not be required first to resort for payment of the Guaranteed Obligations to Parent or any other Person, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Guaranteed Obligations, before enforcing this Guaranty.

     9. If Payments Set Aside, etc. If any payment applied by Secured Party to the Guaranteed Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Parent or any other Obligor or Person), the Guaranteed Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such application had never been made.

     10. Additional Obligation of Guarantors. Each Guarantor's liability under this Guaranty is in addition to and shall be cumulative with all other liabilities of such Guarantor to Secured Party as guarantor, surety, endorser, accommodation co-obligor or otherwise of any of the Guaranteed Obligations, without any limitation as to amount.

     11. No Duties Owed by Secured Party. Each Guarantor acknowledges and agrees that Secured Party (a) has not made any representations or warranties with respect to, (b) does not assume any responsibility to such Guarantor for, and
(c) has no duty to provide information to such Guarantor regarding, the enforceability of any of the Guaranteed Obligations or the financial condition of Parent or any other Obligor or Person. Each Guarantor has independently determined the creditworthiness of Parent and the enforceability of the Guaranteed Obligations and until Satisfaction in Full of the Guaranteed Obligations will independently and without reliance on Secured Party continue to make such determinations.

     12. Miscellaneous.

     (a) This Guaranty may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Guaranty by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

     (b) Any provision of this Guaranty which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     (c) Headings used in this Guaranty are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     (d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

     (e) Unless the context of this Guaranty or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Guaranty or any other Transaction Document refer to this Guaranty or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Guaranty or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified. Any reference in this Guaranty or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). "Satisfaction in Full of the Guaranteed Obligations" shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents and discharge, of all Guaranteed Obligations in full. "Satisfaction in Full of the Secured Obligations" shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents and discharge, of all Secured Obligations in full. Any reference herein to any Person shall be construed to include such Person's permitted successors and permitted assigns.

     (f) This Guaranty shall be effective upon delivery to Secured Party, without further act, condition or acceptance by Secured Party, shall be binding upon each Guarantor and the successors and assigns of each Guarantor, and shall inure to the benefit of Secured Party and its participants, successors and assigns. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by each Guarantor and Secured Party.

     (g) The language used in this Guaranty will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Guaranty.

     (h) All dollar amounts referred to in this Guaranty and the other Transaction Documents (as defined in the Securities Purchase Agreement) are in United States Dollars ("U.S. Dollars"), and all amounts owing under this Guaranty and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. "Exchange Rate" means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Guaranty, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

          (i) Judgment Currency.

          (i) If for the purpose of obtaining or enforcing judgment against any Guarantor in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 12(i) referred to as the "Judgment Currency") an amount due in U.S. Dollars under this Guaranty or any other Transaction Document, the conversion shall be made at the Exchange Rate prevailing on the Trading Day (as defined in the Securities Purchase Agreement) immediately preceding:
     (1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date or (2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 12(i)(i) being hereinafter referred to as the "Judgment Conversion Date").

          (ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 12(i)(i) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

          (iii) Any amount due from any Guarantor under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Guaranty or any other Transaction Document.

     13. Notices. All notices and other communications provided for hereunder shall be given in the form and manner, and delivered to such addresses, as specified in the Security Agreement.

     14. Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement of this Guaranty may be brought, at Secured Party's option, in the courts of any jurisdiction where Secured Party elects to bring such action. Each Guarantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Without limitation of the foregoing, each Guarantor hereby irrevocably appoints Parent as such Guarantor's agent for purposes of receiving and accepting any service of process hereunder. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.




                            [signature page follows]

       IN WITNESS WHEREOF, this Guaranty has been duly executed by each Guarantor as of the date set forth above.



                                    VIRAL TECHNOLOGIES, INC., a Delaware
                                   corporation


                                    By: _____________________________
                                    Name:____________________________
                                    Title: __________________________


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                                   EXHIBIT E

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                   SUBORDINATION AND INTERCREDITOR AGREEMENT

     THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (the "Agreement") is entered into as of this May [__], 2011, by and among MAXIMILIAN DE CLARA, an individual ("Subordinated Creditor"), CEL-SCI CORPORATION, a Colorado corporation (the "Company"), and the secured parties listed on the Schedule of Secured Parties attached hereto (individually, a "Secured Party" and collectively, the "Secured Parties").

                                    RECITALS

     A. The Company, Secured Parties and certain other parties have entered into an Exchange Agreement dated May 16, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the "Exchange Agreement") pursuant to which, among other things, Company has agreed to issue and each Secured Party has agreed to acquire Notes (as defined in the Exchange Agreement) and shares of Preferred Stock (as defined in the Exchange Agreement). All of the Company's obligations to each Secured Party under the Exchange Agreement and certain of the other Senior Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Company (the "Collateral").

     B. The Company and Subordinated Creditor have entered into that certain Amended and Restated Promissory Note dated May 13, 2011, in the original principal amount of $1,104,057 (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Note").

     C. As an inducement to and as one of the conditions precedent to the agreement of each Secured Party to consummate the transactions contemplated by the Exchange Agreement, each Secured Party has required the execution and delivery of this Agreement by Subordinated Creditor and the Company in order to set forth the relative rights and priorities of each Secured Party and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).

                                    AGREEMENT

     NOW, THEREFORE, in order to induce each Secured Party to consummate the transactions contemplated by the Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.  Definitions.  The following terms shall have the following  meanings in this
Agreement:

          "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.


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          "Distribution" means, with respect to any indebtedness,  obligation or security, (a) any payment, distribution, delivery, issuance or exchange by any Person of cash, securities or other property, by set-off or otherwise, pursuant to, on account of or with respect to such indebtedness, obligation or security (including, without limitation, whether by conversion, exchange or the like by the holder of such indebtedness, obligation or security),
     (b) any exchange, redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

          "Enforcement Action" shall mean (a) to take from or for the account of the Company or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause the Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to notify account debtors or directly collect accounts receivable or other payment rights of the Company or any such guarantor or (f) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the
     Company or any such guarantor (including, without limitation, the Collateral) or to exercise any other rights or remedies which Subordinated Creditor may have by virtue of the Subordinated Debt or under or with respect to the Subordinated Debt Documents.

          "Person" means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

          "Proceeding" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

          "Refinancing Senior Debt Documents" shall mean any documentation which replaces the Senior Loan Documents and pursuant to which the Senior Debt under the Senior Loan Documents is restructured, as such documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement.

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          "Senior Debt" shall mean all obligations, liabilities and indebtedness of every nature of the Company, its subsidiaries or any guarantor from time to time owed to Secured Parties under the Senior Debt Documents, including,
     without  limitation,   the  principal  amount  of  all  debts,  claims  and
     indebtedness,  stated value,  accrued and unpaid interest and dividends and
     all  fees,  costs  and  expenses,  whether  primary,   secondary,   direct,
     contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof and (b) any interest or dividends (as the case may be) accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest or dividends (as the case may be) is an allowed claim.

          "Senior Debt Documents" shall mean the Senior Loan Documents and, after any restructuring of the Senior Debt under the Senior Loan Documents, the Refinancing Senior Debt Documents.

          "Senior Loan Documents" shall mean the Exchange Agreement, the Notes, the Certificate of Designations (as defined in the Exchange Agreement) and all other Transaction Documents (as defined in the Exchange Agreement), all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time, and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to any other obligations or liabilities of the Company or any guarantor to any one or more Secured Parties (including, without limitation, any such obligations or liabilities arising out of or pertaining to any equity interests (including preferred stock or similar interests) held by any such Secured Parties in the Company or any of its subsidiaries).

          "Subordinated Debt" shall mean all of the obligations, liabilities and indebtedness of every nature of the Company or any guarantor from time to time owed to Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

          "Subordinated Debt Documents" shall mean the Subordinated Note, any other agreements, documents or instruments executed from time to time in

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     connection  therewith,  any guaranty with respect to the Subordinated  Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt or any other obligations or liabilities of Company to Subordinated Creditor.

2. Subordination.

     2.1 Subordination of Subordinated Debt to Senior Debt. The Company covenants and agrees, and Subordinated Creditor likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt; provided, however, the Company may make, and the Subordinated Creditor may accept and retain, regularly scheduled interest payments on the Subordinated Note in accordance with the terms of the Subordinated Note in effect on the date of the Exchange Agreement so long as no Event of Default (as defined in the Notes) exists immediately prior to, or as a result of any payment of, any such interest payment. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

     2.2 Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Company or any subsidiary of the Company:

     (a) All Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend (if any) under the Senior Debt Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Subordinated Debt.

     (b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Secured Parties (to be held and/or applied by Secured Parties in accordance with the terms of the Senior Debt Documents) until all Senior Debt is indefeasibly paid in full in cash and all commitments (if any) under the Senior Debt Documents shall have been terminated. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Secured Parties. Subordinated Creditor also irrevocably authorizes and empowers each Secured Party, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions and Subordinated Creditor hereby appoints each Secured Party as attorney-in-fact for Subordinated Creditor to demand, sue for, collect and receive every such payment and distribution and to take such other action in such Secured Party's own name or in the name of the Subordinated Creditor or otherwise and to vote, give consent and take any other steps with regard

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thereto,  all as such Secured  Party may deem  necessary  or  advisable  for the enforcement of this Agreement.

     (c) Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens or security interests securing the Senior Debt.

     (d) Subordinated Creditor agrees that each Secured Party may consent to the use of cash collateral or provide financing to the Company and/or its subsidiaries on such terms and conditions and in such amounts as Secured Parties, in their sole discretion, may decide and, in connection therewith, the Company and its subsidiaries may grant to each Secured Party liens and security interests upon all of the property of the Company and its subsidiaries, which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by each Secured Party during such Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Creditor on the property of the Company and/or its subsidiaries. Subordinated Creditor agrees that it will not object to or oppose a sale or other disposition of any property securing all or any part of the Senior Debt free and clear of security interests, liens or other claims of Subordinated Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the required Secured Parties have consented to such sale or disposition. Subordinated Creditor agrees not to assert any right it may have to "adequate protection" of Subordinated Creditor's interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Secured Parties. Subordinated Creditor waives any claim it may now or hereafter have arising out of Secured Parties' election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Company, as debtor-in-possession. Subordinated Creditor further agrees that it will not seek to participate or participate on any creditor's committee without Secured Parties' prior written consent.

     (e) Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by any Secured Party in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints each Secured Party its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim, provided that no Secured Party shall have any obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that any Secured Party votes any

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claim in accordance  with the authority  granted hereby,  Subordinated  Creditor shall not be entitled to change or withdraw such vote.

     (f) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Secured Creditor and Subordinated Creditor even if all or part of the Senior Debt or any of the security interests or liens securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

     2.3 Subordinated Debt Payment Restrictions. Notwithstanding the terms of the Subordinated Debt Documents, the Company hereby agrees that, except as expressly permitted by the proviso set forth in Section 2.1, it may not make, directly or indirectly, and Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is indefeasibly paid in full in cash.

     2.4 Subordinated Debt Standstill Provisions. Until the Senior Debt is indefeasibly paid in full in cash, Subordinated Creditor shall not, without the prior written consent of each Secured Party, take any Enforcement Action with respect to the Subordinated Debt. Notwithstanding the foregoing, Subordinated Creditor may file proofs of claim against the Company in any Proceeding involving the Company. Any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditor shall in any event be held in trust by it for the benefit of Secured Parties and promptly be paid or delivered to Secured Parties in the form received until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend (if any) under the Senior Debt Documents shall have been terminated.

     2.5 Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by the Company or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Secured Parties and shall be promptly paid over to Secured Parties for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

     2.6 Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens. Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments (if any) under the Senior Debt Documents have terminated, any and all liens and security interests of Subordinated Creditor in the Collateral shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of each Secured Party in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens or

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security  interests of any Secured Party in the  Collateral  securing the Senior
Debt. In the event that any Secured Party releases or agrees to release any of its liens or security interests in the Collateral, Subordinated Creditor shall (or shall cause its agent to) promptly execute and deliver to such Secured Party such termination statements and releases as such Secured Party shall request to effect the release of the liens and security interests of Subordinated Creditor in such Collateral. In furtherance of the foregoing, Subordinated Creditor hereby irrevocably appoints each Secured Party its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and in the name of Subordinated Creditor or otherwise, to execute and deliver any document or instrument which Subordinated Creditor may be required to deliver pursuant to this subsection 2.6.

     2.7 Application of Proceeds from placeCitySale or other Disposition of the Collateral. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Debt Documents or as otherwise consented to by Secured Parties until such time as the Senior Debt is indefeasibly paid in full in cash and all commitments to lend (if any) under the Senior Debt Documents have been terminated.

     2.8 Sale, Transfer or other Disposition of Subordinated Debt.

     (a) Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document, provided that Subordinated Creditor may transfer or assign the Subordinated Debt and the Subordinated Debt Documents (in each case together and in whole) for no value to (i) an Affiliate (as defined in the Exchange Agreement) (other than the Company or any of its Subsidiaries (as defined in the Notes)), or (ii) a foundation, charitable trust or other type of non-profit organization (including a Stiftung formed under the laws of a member of the European Economic Area), only if such transferee or assignee (as the case may be) executes and delivers to the Secured Parties prior to such transfer or assignment (as the case may be) a joinder to this Agreement in which such transferee or assignee (as the case may be) agrees to be bound by all of the terms and conditions of this Agreement applicable to Subordinated Creditor. Any actual or attempted assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt or any Subordinated Debt Document (other than a transfer or assignment made in compliance with the immediately preceding proviso) shall be null and void ab initio.

     (b) Notwithstanding the foregoing, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt in violation of the foregoing provision, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 10 hereof.

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      2.9 Legends. Until the termination of this Agreement in accordance with
Section 16 hereof, Subordinated Creditor will as soon as practicable after the date hereof cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Note and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

          "This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the "Subordination Agreement")
     dated as of May [__], 2011 among CEL-SCI Corporation, a Colorado corporation (the "Company"), Maximilian de Clara, an individual, and the Secured Parties (as defined in the Subordination Agreement), to the indebtedness (including interest) owed by the Company pursuant to those certain Senior Secured Convertible Notes and shares of Series A Convertible Preferred Stock issued by the Company pursuant to that certain Exchange Agreement dated as of May 16, 2011 by and among Company and the Secured Parties, as such Senior Secured Convertible Notes, terms of such shares of preferred stock and such Exchange Agreement have been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness thereunder as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement."

3. Modifications.

     3.1 Modifications to Senior Debt Documents. Secured Parties may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend or modify in any manner any of the Senior Debt Documents.

     3.2 Modifications to Subordinated Debt Documents. Until the Senior Debt has been indefeasibly paid in full in cash, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, neither the Company nor Subordinated Creditor shall, without the prior written consent of Secured Parties, agree to any amendment, modification or supplement to any of the Subordinated Debt Documents.

4. Waiver of Certain Rights by Subordinated Creditor.

     4.1 Marshalling. Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require any Secured Party to marshal any property of the Company or any guarantor of the Senior Debt for the benefit of Subordinated Creditor.

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

     4.2 Rights Relating to each Secured Party's Actions with respect to the Collateral. Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing any Secured Party from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, Subordinated Creditor hereby agrees (a) that it has no right to direct or object to the manner in which any Secured Party applies the proceeds of the Collateral resulting from the exercise of rights and remedies under the Senior Debt Documents to the Senior Debt and
(b) that no Secured Party has assumed any obligation to act as the agent of Subordinated Creditor with respect to the Collateral. Each Secured Party shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral until the Senior Debt is paid in full in cash. In exercising rights and remedies with respect to the Collateral, each Secured Party may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of the Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, the applicable Secured Party shall give the Subordinated Creditor such notice of such sale as may be required by the applicable Uniform Commercial Code, provided that 10 days' notice shall be deemed to be commercially reasonable notice.

5. Representations and Warranties. Subordinated Creditor hereby represents and warrants to Secured Party that: (a) Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles; (c) Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt, (d) true and correct complete copies of the Subordinated Debt Documents in effect as of the date immediately preceding the date of the Exchange Agreement are attached hereto as Exhibit A and none of the Subordinated Debt Documents have been amended, restated, waived or otherwise modified in any manner or respect since the date immediately preceding the date of the Exchange Agreement, and (e) the aggregate amount of the Subordinated Debt as of the date hereof is $1,104,057 and no more, without counterclaim, defense or offset.

6. Subrogation. Subject to the indefeasible payment in full in cash of all Senior Debt, Subordinated Creditor shall be subrogated to the rights of each Secured Party to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any

Distribution received by Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior Debt and Subordinated Creditor shall forthwith deliver the same to Secured Parties for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to Secured Parties which otherwise would have been made to Subordinated Creditor is not, as between the Company and Subordinated Creditor, a payment by the Company to or on account of the Senior Debt.

7. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by each Secured Party and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement; and Subordinated Creditor shall execute and deliver to each Secured Party such other and further powers of attorney, assignments and other instruments as may be requested by any Secured Party to enable each Secured Party or its officers as sub-agents to enforce any and all claims upon or with respect to the Subordinated Debt and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt.

9. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered;
(b) if delivered by facsimile, on the date of transmission if transmitted on a business day before 5:00 p.m. (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed, provided that all such notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement to the Company must also be sent via electronic mail to each of the following email addresses: Mrs. Patricia B. Prichep at: pprichep@cel-sci.com, Mr. Gavin de Windt at: gdewindt@cel-sci.com and Mr. Geert R. Kersten at: grkersten@cel-sci.com.

     Notices shall be addressed as follows:

            If to Subordinated Creditor:

            Mr. Maximilian de Clara
            c/o Mr. Geert R. Kersten CEL-SCI Corporation
            8229 Boone Boulevard, Suite 802
            Vienna, VA 22182
            Telephone:  (703) 506-9460
            Facsimile:  (703) 506-9471

            If to the Company:

            CEL-SCI Corporation
            8229 Boone Boulevard, Suite 802
            Vienna, VA 22182
            Telephone:  (703) 506-9460
            Facsimile:  (703) 506-9471
            Attention:  Ms. Patricia B. Prichep, Senior VP of Operations

            If to a Secured Party:

            To its address or facsimile number (as the case may be) set forth on the Schedule of Secured Parties,

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

10. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of each Secured Party, Subordinated Creditor (including, without limitation, any receiver, executor, trustee or administrator of Subordinated Creditor's estate) and the Company. This Agreement shall not terminate or be revoked upon the death of Subordinated Creditor, notwithstanding any knowledge by any Secured Party of Subordinated Creditor's death. Subject to the terms of the Senior Loan Documents, each Secured Party may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every assignee or transferee of a Secured Party with respect to any of the Senior Debt or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11. Relative Rights. This Agreement shall define the relative rights between each Secured Party and Subordinated Creditor. Nothing in this Agreement shall
(a) impair, as among the Company and any Secured Party and as between the Company and Subordinated Creditor, the obligation of the Company with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms, (b) affect the relative rights of any Secured Party as among all Secured Parties or (c) affect the relative rights of any Secured Party or Subordinated Creditor with respect to any other creditors of the Company.

12. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

13. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. For clarification purposes, the Recitals are part of this Agreement.

15. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

16. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the date of the indefeasible payment in full in cash of the Senior Debt and the termination of all commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

17. Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement against any collateral or other property may be brought, at any Secured Party's option, in the courts of any jurisdiction where such Secured Party elects to bring such action or where such collateral or other property may be found. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                            (Signature page follows)

IN WITNESS WHEREOF, Subordinated Creditor, the Company and each Secured Party has caused this Agreement to be executed as of the date first above written.

                                          SUBORDINATED CREDITOR:

                                          MAXIMILIAN DE CLARA

                                          ---------------------------


                                          COMPANY:

                                          CEL-SCI CORPORATION,
                                          a Colorado corporation

                                          By:
                                             ----------------------------
                                          Its:
                                              ---------------------------

                                          SECURED PARTIES:

                                          IROQUOIS MASTER FUND LTD.

                                          By:
                                             ----------------------------
                                          Its:
                                              ---------------------------


                                          [-------------------------]

                                          By:
                                             ----------------------------
                                          Its:
                                              ---------------------------

                           SCHEDULE OF SECURED PARTIES


            Secured Party                    Address and Facsimile Number
-----------------------------------   -----------------------------------------
 Iroquois Master Fund Ltd.            Iroquois Master Fund Ltd.
                                      641 Lexington Avenue, 26th Floor
                                      New York, New York 10022
                                      Facsimile: (212) 207-3452

[OTHER SECURED PARTIES]

                                    Exhibit A

                           Subordinated Debt Documents

                                   EXHIBIT F

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------------

IROQUOIS MASTER FUND, LTD., individually
and as Agent for 13 Purchasers under a
Securities Purchase Agreement dated
August 4, 2006, IROQUOIS CAPITAL                ECF CASE
MANAGEMENT L.L.C., individually and as
Authorized Representative of IROQUOIS           Case No.: 09-CIV-8912 (HB)
MASTER FUND, LTD., BRISTOL INVESTMENT
FUND, LTD., CASTLERIGG MASTER INVESTMENTS       STIPULATION OF DISMISSAL
LTD., CRANSHIRE CAPITAL, LP, HUDSON BAY
FUND LP, HUDSON BAY OVERSEAS FUND, LTD.,
LONGVIEW FUND, L.P., OPTION OPPORTUNITIES
COMPANY, OTAGO PARTNERS, LLC, PARAGON
CAPITAL LP, PORTSIDE GROWTH AND
OPPORTUNITY FUND, ROCKMORE INVESTMENT
MASTER FUND, LTD., ROCKMORE CAPITAL LLC, individually and as Authorized
Representative of ROCKMORE INVESTMENT
MASTER FUND, LTD., and SMITHFIELD
FIDUCIARY LLC,

                              Plaintiffs,

               - against -

CEL-SCI CORPORATION,


                              Defendant.
-------------------------------------------

     Plaintiffs Iroquois Master Fund, Ltd., Bristol Investment Fund, Ltd., Castlerigg Master Investments Ltd., Cranshire Capital, LP, Hudson Bay Fund LP, Hudson Bay Overseas Fund, Ltd., Longview Fund, L.P., Option Opportunities
Company, Otago Partners, LLC, Paragon Capital LP, Portside Growth and Opportunity Fund, Rockmore Investment Master Fund, Ltd., and Smithfield Fiduciary LLC (collectively, "Plaintiffs") and Defendant CEL-SCI Corporation (hereinafter the "Parties"), through their respective undersigned counsel, pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), hereby stipulate as follows:

     WHEREAS, the Parties have reached an agreement to settle their dispute in this Action as reflected in the Exchange Agreement and exhibits thereto dated May 16, 2011 ("Exchange Agreement");

     IT IS HEREBY STIPULATED AND AGREED, by and among the Parties hereto, through their respective counsel, pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), that this Action is hereby voluntarily dismissed with prejudice, each party to bear its own costs; and

     IT IS FURTHER STIPULATED AND AGREED, by and among the Parties hereto, through their respective counsel, that this Court shall retain jurisdiction to enforce the terms of the Exchange Agreement, including but not limited to, the hearing and determination of any application seeking the issuance of a judgment as set forth therein.

Dated:  May ______, 2011
New York, New York




KOBRE & KIM LLP                           WILK AUSLANDER LLP

By:   _____________________________       By:   ___________________________
      Steven G. Kobre                           Jay Auslander
      (steven.kobre@kobrekim.com)               (jauslander@wilkauslander.com)
      Robert J. Grand                           Natalie Shkolnik
      (robert.grand@kobrekim.com)               (nshkolnik@wilkauslander.com)

      800 Third Avenue                          675 Third Avenue
      New York, NY  10022                       New York, NY  10017
      Telephone: 212-488-1200                   Telephone: 212-421-2233
      Facsimile: 212-488-1220                   Facsimile: 212-752-6380

Counsel for Plaintiffs                    Counsel for Defendant CEL-SCI
                                          Corporation

SO ORDERED,

DATED:

May __, 2011
New York, New York



                                                ----------------------------
                                                The Honorable Theodore H. Katz
                                                United States Magistrate Judge

                                   EXHIBIT G

                                ESCROW AGREEMENT

     This Escrow Agreement ("Agreement") is made and entered into this [___] day of May 2011, by and among CEL-SCI Corporation, a Colorado corporation (the "Company"), Iroquois Master Fund, Ltd., Smithfield Fiduciary LLC, Portside Growth and Opportunity Fund, Cranshire Capital LP, Rockmore Investment Master Fund Ltd., American Capital Management, LLC, Longview Fund, LP, Option Opportunities Corp., Hudson Bay Fund LP, Hudson Bay Overseas Fund Ltd., Otago Partners, LLC, Paragon Capital LP, Bristol Investment Fund, Ltd. (collectively, the "Claimants" and each individually, a "Claimant"), and Kobre & Kim LLP, as escrow agent ("Escrow Agent").

                                    RECITALS

     WHEREAS, the Company and each of the Claimants have entered into that certain Exchange Agreement, dated May 16, 2011 (the "Exchange Agreement"), pursuant to which the Company and the Claimants have agreed to settle disputes between them set forth therein in accordance with the terms of the Exchange Agreement;

     WHEREAS, the Exchange Agreement requires the Company to deliver into escrow a total of twenty six (26) Affidavits of Confession of Judgment executed by a duly authorized representative of the Company, half of which relate to the Notes (the "Note Affidavits") and the other half of which relate to the shares of Preferred Stock and the Certificate of Designations (the "Preferred Affidavits" and together with the Note Affidavits, collectively the "Escrow Affidavits") to be held and released by Escrow Agent in accordance with this Agreement; and

     WHEREAS, the parties to this Agreement wish to set forth the terms and conditions with respect to the Escrow Affidavits held by the Escrow Agent.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties do hereby agree as follows:

     1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Exchange Agreement.

     2. Deposit of Escrow Affidavits. Simultaneously upon the execution of this Agreement, the Company shall cause the Escrow Affidavits to be delivered to the Escrow Agent. Subject to the right of the Escrow Agent to resign as hereinafter provided, the Escrow Agent shall hold the Escrow Affidavits and Escrow Agent shall not release the Escrow Affidavits except as herein provided.

     3.  Release of Escrow  Affidavits.  Upon  receipt of a release  instruction letter, in the form of Exhibit A attached hereto (the "Release Instruction Letter"), executed by a Claimant, the Escrow Agent shall, as promptly as reasonably practicable, release and deliver, in accordance with the provisions of this Section 3, the applicable Escrow Affidavit to such Claimant to the address specified by such Claimant in such Claimant's Release Instruction Letter. The parties acknowledge and agree that the Escrow Agent shall have no responsibility whatsoever for ensuring that any Claimant who has delivered such a Release Instruction Letter had the right to seek the release of the applicable Escrow Affidavit or otherwise complied with the Exchange Agreement or any of the other Transaction Documents. Promptly upon its receipt of a Release Instruction Letter from a Claimant, the Escrow Agent shall send a copy thereof to the Company by e-mail and facsimile to the email address and facsimile number set forth in Section 13 below (the "Notice Obligation"). The Notice Obligation need not be satisfied by Escrow Agent prior to release and delivery to Claimant of the requested Escrow Affidavit. The Escrow Agent shall exercise no discretion in carrying out its duties under this Section 3. Each Claimant and the Company acknowledge and agree that each Claimant's right to deliver a Release Instruction Letter is governed by the terms of Section 17 below.

     4. No Liability; Indemnity.

     (a) The Company and Claimants hereby waive any and all claims arising out of the performance of the Escrow Agent's duties to the fullest extent permitted by law.

     (b) Each of the Claimants hereby agree to jointly and severally indemnify, defend and hold harmless the Escrow Agent and all related, affiliated or subsidiary persons, and their respective directors, officers, employees, shareholders, partners, members, agents, representatives, attorneys, successors, insurers, executors and assigns (collectively, the "Indemnified Parties") from and against the full amount of any and all claims, damages, losses, judgments, obligations, taxes, assessments, liabilities, actions, suits, charges, costs, fees and expenses (including, without limitation, reasonable attorneys' fees and court costs at trial and all appellate levels) made against, or suffered or incurred by, any of the Indemnified Parties arising out of, related to, or in connection with, the Escrow Agent's entering into this Agreement or carrying out its duties hereunder or contemplated hereby or its holding or delivery of the Escrow Affidavits. The Claimants further agree that they shall advance to the Indemnified Parties all legal fees and expenses incurred in connection with any such matter. It is expressly understood and agreed that nothing contained in this Agreement shall limit any obligations of the Company or any Claimant under
Section 22 of the Exchange Agreement.

     (c) Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Escrow Affidavits to either (i) any successor escrow agent jointly designated by each of the Claimants and the Company or (ii) any court having competent jurisdiction. Upon its resignation and delivery of the Escrow Affidavits as set forth in this paragraph, the Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by this Agreement, but shall continue to enjoy all rights, exculpations and indemnities hereunder in respect of actions and events prior to such resignation and delivery.

     (d) The parties hereto acknowledge and agree that the Escrow Agent has served as legal counsel to Claimants in connection with the Action, has participated in the drafting and negotiation of various of the Transaction Documents and has advised Claimants regarding the settlement of the Action. Notwithstanding the foregoing, each of the parties hereto do hereby waive, for all purposes (i) any actual or presumptive conflicts of interest with respect to the Escrow Agent serving in such capacity hereunder and (ii) any presumption or negative construction against the Company, any Claimant or the Escrow Agent, as drafter of this Agreement and the other Transaction Documents, in connection with any dispute arising under, or in connection with, this Agreement or any of the other Transaction Documents. The parties hereby further waive any conflict relating to or arising from Escrow Agent's continued representation of any or all of the Claimants in the event of any dispute or litigation -- even including litigation in which the Escrow Agent is named as a party -- and agree that such law firm may continue to represent any or all of the Claimants in any dispute or litigation pursuant to this Agreement or any of the other Transaction Documents.

     7. Waiver, Amendment or Modification. No waiver, amendment or modification of this Agreement, or of any covenant, condition or limitation herein contained, shall be valid unless evidenced by a writing duly executed by all of the parties hereto.

     8. Assignment; Third Party Beneficiary. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of all of the other parties hereto except for the provisions hereof respecting successor escrow agents. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (as defined in the Exchange Agreement), other than the Indemnified Parties referred to in Section 4(b).

     9. Governing Law and Consent to Jurisdiction. This Agreement shall be governed, construed and controlled by and under the substantive laws of the State of New York, without giving effect to such state's choice of law provisions; and the parties hereby submit themselves to the exclusive jurisdiction of the courts of the State of New York and New York County, both state and federal, for all purposes with respect to any dispute arising out of, in connection with, or in relation to this Agreement or any actual or alleged breach hereof.

     10.  Judgments.  The Escrow Agent is hereby expressly  authorized to comply with and obey any order, judgment or decree of a court of competent jurisdiction. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties or to any other person, firm, corporation or other entity by reason of such compliance, notwithstanding that any such order, judgment or decree may be subsequently reversed, modified, annulled, set aside, vacated or found to have been entered into without jurisdiction.

     11. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     12. Captions. The paragraph headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

     13. Notices. The facsimile number to which notice shall be sent to the Company to satisfy the Notice Obligation is (703) 506-9471, Attention: Ms. Patricia B. Prichep, Senior VP of Operations. The email addresses to which notice shall be sent to the Company to satisfy the Notice Obligation are: Mrs. Patricia B. Prichep at: pprichep@cel-sci.com, Mr. Gavin de Windt at: gdewindt@cel-sci.com and Mr. Geert R. Kersten at: grkersten@cel-sci.com.

     14. Sole and Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties solely with respect to the subject matter hereof, and supersedes all prior discussions, agreement and understandings of every kind and nature, whether written or oral, among them solely with respect to such subject matter.

     15. Survival of Certain Provisions. The provisions of this Agreement (other than Section 3) shall survive the termination of this Agreement.

     16. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

     17. Release of Escrow Affidavits. The Company and each Claimant agree that each Claimant shall be entitled to deliver a Release Instruction Letter to the Escrow Agent (i) with respect to such Claimant's Note Affidavit immediately following the occurrence of an Event of Default (as defined in the Security Agreement) with respect to such Claimant and (ii) with respect to such Claimant's Preferred Affidavit immediately following the Company's failure to pay to such Claimant such Claimant's Triggering Event Redemption Price (as defined in the Certificate of Designations) in full pursuant to Section 5(c) of the Certificate of Designations. If a Claimant is permitted by this Section 17 to deliver a Release Instruction Letter to the Escrow Agent with respect to the applicable Escrow Affidavit, then the Company shall not take any action or make any claim related to the delivery of such Release Instruction Letter or the release of such Escrow Affidavit under this Agreement.

                            [signature pages follow]

     IN WITNESS WHEREOF, each of the parties hereto have duly executed and delivered this Escrow Agreement as of the date first above written.

                                    CEL-SCI CORPORATION

                                     By:
                                        ----------------------------------
                                     Name:
                                          --------------------------------
                                     Title:
                                           -------------------------------

                                   [CLAIMANT]


                                     By:
                                        ----------------------------------
                                     Name:
                                          --------------------------------
                                     Title:
                                           -------------------------------



                                          KOBRE & KIM LLP, as Escrow Agent


                                     By:
                                        ----------------------------------
                                     Name:
                                          --------------------------------
                                     Title:
                                           -------------------------------

                                    EXHIBIT A

                       Form of Release Instruction Letter

                                                                  ________, 20__

SENT VIA FACSIMILE TO: (212) 488-1220

Kobre & Kim, LLP
800 Third Avenue
New York, New York 10022
Attention:  Steven G. Kobre, Esq.
            Jonathan D. Cogan, Esq.

Dear Sirs:

     Reference is made to that certain Escrow Agreement (the "Agreement"), dated as of May [___], 2011, by and among CEL-SCI Corporation, Inc., a Colorado corporation (the "Company"), Iroquois Master Fund, Ltd., Smithfield Fiduciary LLC, Portside Growth and Opportunity Fund, Cranshire Capital LP, Rockmore Investment Master Fund Ltd., American Capital Management, LLC, Longview Fund, LP, Option Opportunities Corp., Hudson Bay Fund LP, Hudson Bay Overseas Fund Ltd., Otago Partners, LLC, Paragon Capital LP, Bristol Investment Fund, Ltd. (collectively, the "Claimants" and each individually, a "Claimant"), and Kobre & Kim LLP, as escrow agent. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

     You are hereby irrevocably authorized, directed and instructed by the Claimant identified below to release and deliver the [Note Affidavit][Preferred Affidavit](1) executed by the Company in favor of the Claimant identified below in accordance with the provisions of Section 3 of the Agreement. The [Note Affidavit][Preferred Affidavit](2) released pursuant to this Release Instruction Letter should be delivered to the Claimant identified below at the delivery address set forth below.

                            [signature page follows]


(1) Delete non-applicable term

(2) Delete non-applicable term

                                    Very truly yours,


                                    [CLAIMANT]







                                    By:
                                       ---------------------------
                                    Name:
                                    Title:

                                    DELIVERY ADDRESS:

                                  EXHIBIT H(a)

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
---------------------------------------------------

                                                       AFFIDAVIT OF
[__________________]                                   CONFESSION OF JUDGMENT

Plaintiff
                                                       Index No.
      -against-


                              CEL-SCI CORPORATION

Defendant.
---------------------------------------------------


STATE OF NEW YORK       )
                        ) ss
COUNTY OF NEW YORK      )

     MR. GEERT R. KERSTEN, being duly sworn, deposes and says:

     1. I am the Chief Executive Officer of CEL-SCI Corporation ("CEL-SCI"), a Colorado Corporation and the defendant in the above-captioned action, whose corporate headquarters is located at 8229 Boone Boulevard, Suite 802, Vienna, Virginia 22182.

     2. I am authorized by CEL-SCI to execute this Affidavit and confess judgment on CEL-SCI's behalf, in favor of [___________] ("Plaintiff"), for the sum of $[___________].

     3. Pursuant to Section 3218 of the New York Civil Practice Law and Rules, I hereby confess judgment on CEL-SCI's behalf in favor of Plaintiff for $[_________],(1) and authorize entry of judgment, in the Supreme Court of the State of New York, County of New York, against CEL-SCI in the amount of $[_________].(2) The foregoing amount shall be reduced by the aggregate amount of Company Redemption Prices (as defined in the Certificate of Designations (as defined in the Exchange Agreement)) paid to Plaintiff.

     4. This confession of judgment is for a debt due to Plaintiff arising from the following facts:

          (i) Plaintiff together with other parties (collectively, the "Plaintiffs") commenced an action against CEL-SCI in the United States District Court for the Southern District of New York, entitled Iroquois Master Fund, Ltd. et al v. CEL-SCI Corporation, Case No. 09 Civ. 8912 (the "Action"), asserting breach of contract and other claims.

(1) Insert aggregate Stated Value of shares of Preferred Stock

(2) Insert aggregate Stated Value of shares of Preferred Stock

          (ii) Plaintiffs and CEL-SCI settled the Action pursuant to that certain Exchange Agreement, dated May 16, 2011, by and among CEL-SCI, Plaintiff and the other Plaintiffs (the "Exchange Agreement"). Pursuant to the Exchange Agreement, CEL-SCI issued, on May [___], 2011, to Plaintiff, among other things, [____] shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock"). Under the terms of the Certificate of Designations, CEL-SCI is required to redeem the shares of Preferred Stock in four (4) equal monthly installments commencing on June 1, 2011 and ending on September 1, 2011. If a Triggering Event (as defined in the Certificate of Designations) occurs, Plaintiff is entitled to demand immediate redemption of all or any shares of Preferred Stock then held by Plaintiff under Section 5 of the Certificate of Designations by delivering a Notice of Redemption at Option of Holder (as defined in the Certificate of Designations) to CEL-SCI, and CEL-SCI is required to pay the Triggering Event Redemption Price in full to Plaintiff in accordance with Section 5(c) of the Certificate of Designations after receipt of such notice for such redemption.

          (iii) A Triggering Event has occurred under the Certificate of Designations, Plaintiff has properly delivered a Notice of Redemption at Option of Holder to CEL-SCI under the Certificate of Designations, and CEL-SCI has not timely paid the Triggering Event Redemption Price as set forth in the Certificate of Designations.

          (iv) Pursuant to the terms of that certain Escrow Agreement, dated May [___], 2011, by and among CEL-SCI, Plaintiff and the other parties thereto (the "Escrow Agreement") that was entered into in connection with the consummation of the transactions contemplated by the Exchange Agreement, CEL-SCI agreed that if the Triggering Event Redemption Price was not paid in full to the Plaintiff in accordance with Section 5(c) of the Certificate of Designations, this Affidavit would be released to Plaintiff.

     5. I also acknowledge, on behalf of CEL-SCI, that the debt owing to Plaintiff under the Certificate of Designations is justly due to Plaintiff.

     6. This confession of judgment does not violate Section 3201 of the New York Civil Practice Law and Rules because it was "not executed prior to the time a default in the payment of an installment occurs in connection with the purchase of fifteen hundred dollars or less of any commodities for any use other than a commercial or business use upon any plan of deferred payments whereby the price or cost is payable in two or more installments."

     7. This confession of judgment is not for the purpose of securing plaintiff against a contingent liability.

                                    By:
                                       -----------------------------
                                       Geert R. Kersten

Sworn to before me this ___ day
of May 2011


----------------------------
NOTARY PUBLIC

                                  EXHIBIT H(b)

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
--------------------------------------------------

                                                       AFFIDAVIT OF
[__________________]                                   CONFESSION OF JUDGMENT

Plaintiff
                                                       Index No.
      -against-


                              CEL-SCI CORPORATION

Defendant.
--------------------------------------------------


STATE OF NEW YORK       )
                         ) ss
COUNTY OF NEW YORK      )

            MR. GEERT R. KERSTEN, being duly sworn, deposes and says:

     1. I am the Chief Executive Officer of CEL-SCI Corporation ("CEL-SCI"), a Colorado Corporation and the defendant in the above-captioned action, whose corporate headquarters is located at 8229 Boone Boulevard, Suite 802, Vienna, Virginia 22182.

     2. I am authorized by CEL-SCI to execute this Affidavit and confess judgment on CEL-SCI's behalf, in favor of [___________] ("Plaintiff"), for the sum of $[___________].

     3. Pursuant to Section 3218 of the New York Civil Practice Law and Rules, I hereby confess judgment on CEL-SCI's behalf in favor of Plaintiff for $[_________],(1) and authorize entry of judgment, in the Supreme Court of the State of New York, County of New York, against CEL-SCI in the amount of $[_________].(2) The foregoing amount shall be reduced by the amount of principal paid to Plaintiff with respect to the Note (as defined below).

     4. This confession of judgment is for a debt due to Plaintiff arising from the following facts:

          (i) Plaintiff together with other parties (collectively, the "Plaintiffs") commenced an action against CEL-SCI in the United States District Court for the Southern District of New York, entitled Iroquois Master Fund, Ltd. et al v. CEL-SCI Corporation, Case No. 09 Civ. 8912 (the "Action"), asserting breach of contract and other claims.

(1) Insert original principal amount of Note

(2) Insert original principal amount of Note

          (ii) Plaintiffs and CEL-SCI settled the Action pursuant to that certain Exchange Agreement, dated May 16, 2011, by and among CEL-SCI, Plaintiff and the other Plaintiffs (the "Exchange Agreement"). Pursuant to the Exchange Agreement, CEL-SCI issued, on May [___], 2011, to Plaintiff, among other things, a senior secured convertible note in the original principal amount of $[___________] (the "Note"). Under the terms of the Note, CEL-SCI is required to repay the Note in five (5) equal monthly installments commencing on November 1, 2011 and ending on March 1, 2012. If an Event of Default (as defined in the Note) occurs, Plaintiff is entitled to demand immediate payment of all or any unpaid portion of the Note then outstanding under Section 4 thereof by delivering an Event of Default Redemption Notice (as defined in the Note) to CEL-SCI, and CEL-SCI has seven (7) Business Days (as defined in the Note), after receipt of such notice to pay such amount.

          (iii) An Event of Default has occurred under the Note, Plaintiff has properly delivered an Event of Default Redemption Notice to CEL-SCI under the Note, and CEL-SCI has not timely paid the Event of Default Redemption Price as set forth in the Note.

          (iv) Pursuant to the terms of that certain Escrow Agreement, dated May [___], 2011, by and among CEL-SCI, Plaintiff and the other parties thereto (the "Escrow Agreement") that was entered into in connection with the consummation of the transactions contemplated by the Exchange Agreement, CEL-SCI agreed that if an Event of Default (as defined in the Security Agreement) occurred, this Affidavit would be released to Plaintiff.

     5. I also acknowledge, on behalf of CEL-SCI, that the debt owing to Plaintiff under the Note is justly due to Plaintiff.

     6. This confession of judgment does not violate Section 3201 of the New York Civil Practice Law and Rules because it was "not executed prior to the time a default in the payment of an installment occurs in connection with the purchase of fifteen hundred dollars or less of any commodities for any use other than a commercial or business use upon any plan of deferred payments whereby the price or cost is payable in two or more installments."

     7. This confession of judgment is not for the purpose of securing plaintiff against a contingent liability.

                                    By:
                                        ------------------------------
                                        Geert R. Kersten

Sworn to before me this _______ day
of May 2011


----------------------------
NOTARY PUBLIC